As filed with the Securities and Exchange Commission on January 31, 2022.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Locafy Limited

(Exact name of registrant as specified in its charter)

Australia	7370	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

246A Churchill Avenue

Subiaco WA 6008, Australia

+61 409 999 339

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq.	Joseph M. Lucosky, Esq.
Haynes and Boone, LLP	Lucosky Brookman LLP
30 Rockefeller Plaza	101 Wood Avenue South
26th Floor	5th Floor
New York, New York 10112	Woodbridge, New Jersey 08830
Tel: +1 212 659-7300	Tel: +1 732 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered		Proposed Maximum Aggregate Offering Price(1)(2)(3)		Amount of Registration Fee
Units, each consisting of one ordinary share, no par value, and one Warrant	$		$
(1) Ordinary shares included as part of the Units		—		—	(4)
(2) Warrants included as part of the Units		—		—	(4)
Representative’s warrants to purchase ordinary shares(5)	$		$
Ordinary shares issuable upon exercise of the Warrants	$		$
Ordinary shares issuable upon exercise of the representative’s warrants(6)	$		$
Total		$10,000,000		$927.00

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on an estimate of the proposed maximum offering price.
(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	Includes the aggregate offering price of additional ordinary shares and/or warrants to purchase ordinary shares that may be acquired by the underwriters to cover the option to purchase additional securities, if any.
(4)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act.
(5)	No fee required pursuant to Rule 457(g) under the Securities Act.
(6)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. We have calculated the proposed maximum aggregate offering price of the ordinary shares underlying the representative’s warrants assuming that such warrants are exercisable at a price per ordinary share equal to 125% of the initial public offering price per Unit.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 31, 2022

           Units,
each consisting of one ordinary share and

one Warrant to purchase one ordinary share

_________Units

This is the initial public offering of our securities in the United States. We are offering              units, or  “Units,” with each Unit having an offering price of $            and consisting of (i) one of our ordinary shares, no par value per share, and (ii) one warrant, or the “Warrants”. Each Warrant entitles the holder thereof to purchase one ordinary share at an exercise price of $         . Only whole warrants are exercisable. Each Warrant will be immediately exercisable for a           -year period after the date of issuance. We currently expect the initial public offering price to be between $__________  and __________ per Unit.

Prior to this offering, no public market has existed for our ordinary shares or warrants. We have applied to list our ordinary shares and the Warrants on The Nasdaq Capital Market (“Nasdaq”), under the symbols “LCFY” and “LCFY-W”, respectively. No assurance can be given that our application will be approved or that an active trading market for our ordinary shares or Warrants will develop.

We are a “foreign private issuer” and an “emerging growth company”, each as defined under the U.S. federal securities laws and, as such, we will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Investing in our securities is speculative and involves a high degree of risk. See “Risk Factors” beginning on page 14 for a discussion of information that you should consider before investing in our securities.

		Per Unit		Total
Initial public offering price	$		$
Underwriting discounts and commissions (1)	$		$
Proceeds to us, before expenses (2)	$		$

(1)	Represents an underwriting discount equal to 8% of the aggregate gross proceeds purchase price paid by the underwriters to us per Unit. In addition, we have agreed to issue to the representative of the underwriters or its designees warrants (the “representative’s warrants”) to purchase a number of ordinary shares equal to 6% of the ordinary shares sold in this offering (including any additional ordinary shares issuable upon exercise by the underwriters of the option to purchase additional securities), at an exercise price of $ per ordinary share, which represents 125% of the initial public offering price per Unit. We have also agreed to reimburse the representative of the underwriters for certain of their expenses. See “Underwriting” for additional information regarding total underwriter compensation.
(2)	Does not include proceeds from the exercise of Warrants or representative’s warrants.

We have granted the underwriters the right to purchase from us, at the initial public offering price, up to an additional                ordinary shares and/or warrants to purchase up to             ordinary shares within 30 days from the date of this prospectus. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $            , and the total proceeds to us, before expenses, will be $            .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Units against payment to purchasers in this offering on or about            , 2022.

Sole Book-Running Manager

H.C. Wainwright & Co.

The date of this prospectus is                      , 2022

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize.

Neither we nor the underwriters have authorized anyone to provide you with information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. The information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus or such free writing prospectus, regardless of the time of delivery of this prospectus or any free writing prospectus.

We are offering to sell, and seeking offers to buy, Units only in jurisdictions where offers and sales are permitted. Neither we nor the underwriters have taken any action to permit a public offering of Units or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside the United States who come into possession of this prospectus or any free writing prospectus must inform themselves about, and observe any restrictions relating to, this offering and the distribution of this prospectus and any free writing prospectus outside the United States.

TRADEMARKS AND TRADE NAMES

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. In addition, our names, logos and website names and addresses are our service marks or trademarks. The other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks, service marks, tradenames and copyrights referred to in this prospectus are listed without the ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and tradenames. We do not intend to use our display of other companies’ registered marks, trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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MARKET, INDUSTRY AND OTHER DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources such as industry publications, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data involve a number of assumptions and limitations. While we have assessed the reasonableness and soundness of the third-party information contained in this prospectus, we have not otherwise independently verified any third-party information.

In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections entitled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

BASIS OF PRESENTATION

Except as otherwise indicated, references in this prospectus to “Locafy,” “the Company,” “we,” “us” and “our” refer to Locafy Limited, a company incorporated under the laws of Australia, and its directly owned subsidiary on a consolidated basis.

We express all amounts in this prospectus in U.S. dollars, except where otherwise indicated. References to “$” and “US$” are to U.S. dollars and references to “A$” are to Australian dollars. Except as otherwise noted, conversions from Australian Dollars into U.S. Dollars were made at the rate of A$1.0000 to US $0.7260, which was the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on December 30, 2021.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

PRESENTATION OF FINANCIAL INFORMATION

We report under International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States. We present our financial statements in Australian dollars.

The unaudited selected financial and other information for the six months ended December 31, 2021 and December 31, 2020 reflects our preliminary estimates with respect to such results based on currently available information and is subject to completion of our financial closing procedures. Our financial closing procedures for the six months ended December 31, 2021 and December 31, 2020 are not yet complete and, as a result, our actual results may vary from the estimated preliminary results presented here and will not be finalized until after the completion of this offering.

The preliminary estimates presented below have been prepared by, and are the responsibility of, management. Grant Thornton Audit Pty Ltd, our independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to the interim financial information. Accordingly, Grant Thornton Audit Pty Ltd does not express an opinion or provide any other form of assurance with respect thereto.

These estimates should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”). Further, our preliminary estimated results are not necessarily indicative of the results to be expected for any future period as a result of various factors, including, but not limited to, those discussed in the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for prior periods included elsewhere in this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Forward-looking statements can often be identified by the use of terminology such as “subject to”, “believe,” “anticipate,” “plan,” “expect,” “intend,” “estimate,” “project,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. In particular, forward-looking statements in this prospectus include, but are not limited to, statements about:

●	our ability to successfully commercialize, develop, market or sell new products or adopt new technology platforms;
●	our installed customer base continuing to license additional products, renew maintenance agreements and purchase additional professional services;
●	the performance and availability of third-party providers of cloud infrastructure services, such as Amazon Web Services (AWS), with the necessary speed, data capacity and security for providing reliable internet access and services in order to deliver our products;
●	our ability to attract and retain qualified personnel;
●	our ability to adequately manage our growth;
●	risks related to competition;
●	our ability to maintain good relations with our partners;
●	risks associated with our international operations and fluctuations in currency values;
●	risks related to unanticipated performance problems or bugs in our software product offerings;
●	our ability to protect our intellectual property and proprietary rights;
●	our use of proceeds from any offering made pursuant to this prospectus
●	our ability to comply with Nasdaq’s continued listing requirements;
●	status as an emerging growth company under the U.S. federal securities laws;
●	whether we are classified as a passive foreign investment company (PFIC) for future periods;
●	failure to maintain effective internal controls; and
●	we risk losing our “foreign private issuer” status.

The forward-looking statements contained in this prospectus are based on current expectations, assumptions, and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been assumed or anticipated. These forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

An investment in us is speculative and involves a high degree of risk due to the nature of our business and the present state of exploration of our royalty projects. All of the forward-looking statements contained in this prospectus are expressly qualified by the foregoing cautionary statements. Investors should read this entire prospectus and consult their own professional advisors to ascertain and assess the income tax, legal, risk factors and other aspects of their investment in the Units.

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PROSPECTUS SUMMARY

Except as otherwise indicated, references in this prospectus to “Locafy,” “the Company,” “we,” “us” and “our” refer to Locafy Limited, a company incorporated under the laws of Australia, and its directly owned subsidiary on a consolidated basis.

This summary highlights certain information contained elsewhere in this prospectus. This summary does not contain all of the information that may be important to you. You should read and carefully consider the following summary together with the entire prospectus, especially the “Risk Factors” section of this prospectus and our financial statements and the notes thereto appearing elsewhere in this prospectus before deciding to invest in our Units. For more information on our business, refer to the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” sections of this prospectus. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk Factors” and other sections of this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

We are an Australian company currently focused on commercializing our Software as a Service (SaaS) online publishing technology platform. Key aspects of our platform are patented in the United States. Central to our platform is the ability to publish almost any type of content to almost any device that uses a web browser to display web content. Further to that, our platform programmatically optimizes the published content for local search. Once data is integrated with our platform, the production of pages is largely automated. This enables the publication of large volumes of landing pages optimized for customer relevant search queries for local products and services in target locations.

“Local search” is one of the strongest emerging trends in search engine optimization, with consumers increasingly searching for products and services in close proximity to their immediate location. Approximately 46% of all online search is “local”. We provide businesses an automated and cost-effective solution to increase their online visibility. The objective is to increase the likelihood that local consumers will find our customer’s business online when searching for local products and services, regardless of search method. Regardless of whether the consumer is searching using more traditional means, such as by typing, or by using more modern methods such as voice search (e.g., Google Home, Alexa, Siri), a recent emergent trend, the landing pages are designed to be found for relevant search terms, locally. This is achieved through the automated attribution of schema and speakable codes to published content, which ensures that content and the context in which it is used is understood by all device types, including voice assistants.

The landing pages produced by our platform contain features that would otherwise require significant manual effort to achieve, or the application of additional and more expensive solutions. Our technology results in fast page load speed and the seamless delivery of content to all device types due to the platform’s adaptive nature of publishing content, and the automated attribution of security. We believe the results recently achieved in multiple markets, including North America, Australia and the UK, demonstrate the capability of our technology. Across 21,960 landing pages published up to November 28, 2021, more than 50% of these pages appeared in page one search results for the target keyword and location, while more than 33% of pages appeared in either the first, second and third positions on Page 1.

The importance of Page 1 results is exemplified by consumer behavior studies that found more than 95% of consumers were more likely to enter a new search query than to proceed to page 2 of a search result.

Specifically, our technology is able to process structured data provided in standard technical formats (for example, XML, JSON, CSV and XLS) of any quantity, to be published to any web browser and made accessible on any viewing device that uses a browser to display content, including smart phones, tablets, laptops, desktops and wearables (in so far as the content from data feeds can be published on a myriad of devices). Data may be transmitted via Web Application Programming Interface (“API”), File Transfer Protocol (FTP) or local upload. In March 2016, we were granted a patent in the United States (Patent Number US 9286274) relating to this process.

We believe that our technology is able to provide a number of products and services that are of value to our customers and are capable of generating revenue for us. We believe our technology has several key competitive advantages, including:

●	Page speed: the very fast loading speed of web pages produced using our technology;
●	Automated security features: the automated attribution of security certificates (Secure Sockets Layer, or “SSL”) to published web pages;
●	Seamless display of content across all devices: using the adaptive delivery of content we initially detect the device accessing a page published by Locafy. We produce the web page in accordance with the device profile in near-real time, which displays in the correct format on any device with an Internet browser;

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●	Automated schema deployment: the automated attribution of a schema and speakable to content published on a web page to enhance search engine optimization for both traditional and voice search. “Speakable” is a type of schema developed by Google that translates longer-form website content from text-to-speech allowing for audible playback);
●	Scale: the substantial scale at which our platform is able to ingest and automatically publish structured data to produce individual, content-specific web pages;
●	State of the art page structures: the ability to increase the organic search engine ranking results by publishing content onto proprietary designed page structures (automated “search engine optimization” or “SEO”);
●	Synchronized publication of content: acting as a publishing “end point” for third -data providers (for example, citation management companies and Google My Business), who maintain control of their client’s data in their own database; and
●	Centralized maintenance: the ability for us to maintain and implement technology improvements centrally for all published pages is a unique feature of our platform that reduces maintenance costs.

To continue our research into the deployment of large-scale web page production from structured data, in November 2016 we acquired the business assets relating to Hotfrog, a global online business directory. This acquisition allowed us to apply our technology to Hotfrog’s large customer database by repurposing Hotfrog’s business listing data to produce individual web pages. Additionally, the acquisition demonstrated a live use-case for our technology. We have undertaken several years of research since the acquisition to streamline the delivery of product, improve usability and flexibility for customers, and improve the performance of the products in the market.

As an example, voice search has recently been trending in the market. Today, all web products deployed using our technology have voice search optimization automatically attributed to content as it is published online. The majority of business listing information is not voice search enabled, which would impact the likelihood of appearing in voice search results. We intend to keep abreast of market trends and changes and to seek further channels and applications for our technology.

Our Strategy

We are focused on local search solutions and believe that our technology is well-positioned to provide a solution to the issues faced by Internet users and content publishers in their use of the Internet, which we believe can increase their search engine results pages (“SERP”) position for searches conducted within a certain proximity of their business’s core operating location. One of the challenges faced by SMBs is that around 81% of local searches are unbranded, which means that consumers are looking for a product or service but do not have a specific brand in mind, thus making highly ranked local products and services important. It is anticipated that mobile searches will influence around US $1.4 trillion in sales by 2021.

The goal for many content publishers (i.e., business owners) is for their own website or other online presence solutions to appear in the first SERP for related keyword searches. For example, a plumber may want to feature in searches where the keywords are “hot water systems” or “leaking tap.” Accordingly, a website’s keyword ranking is very important because the higher a website ranks in the SERP, the more likely Internet users will view the website. Given that more than 90% of all websites receive zero organic traffic and a further 5% receive less than 10 visits a month, the value of having an online presence optimized for search engines is self-evident. Where a business can achieve more than one result in a SERP this is likely to lead to more calls, map views, requests for directions or form fills. This means the business can be expected to acquire more leads, which could generate more revenue. The importance of ranking well in an organic search is emphasized by the fact that around 97% of consumers that search online will search for local business.

Search engines, like Google, have developed a series of algorithms to determine what content is best served for a particular keyword search. While search engines do not publish specific details about how their search algorithms operate, SEO is the method used to increase the likelihood of obtaining a high ranking (ideally first page) for relevant keyword searches. One market example that demonstrates performance was when a Yellow Pages online directory company provided Locafy with listing data for a services business in a major US region. Locafy utilized the same data as the Yellow Pages business listing and within less than 30 days, the Locafy powered landing pages were ranking higher than the Yellow Pages listing using specific service and location keywords.

A common SEO strategy involves paying an advertising fee to a search engine to appear in keyword search results. Google Ads (formerly Adwords) is an example of such a program. The major disadvantages to a business of implementing such a strategy are cost, complexity and a behavioral phenomenon coined “banner blindness,” which describes the phenomenon of users having learned to ignore content that resembles ads, is located in close proximity to ads, or that appears in locations traditionally dedicated to ads.

Given the challenges with paid advertising, there are a number of widely accepted SEO principles that can be applied to websites to positively influence search results. We have determined that there are eight key factors, what we call the “8S Factors,” which, when implemented collectively, we believe create a compelling local search solution. The “8S Factors” can be broken down into three core categories, in each of which we believe we have a competitive advantage in the market:

●	Core technology advantages
●	Automated SEO features
●	Commercial scale and agility

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Core Technology Advantages

At the core of our technology is a platform that is able to publish any type of content on any device, for which we hold a patent. The pages produced are fast loading across all device types and securely hosted. Based on typical load times, Locafy-powered landing pages load around two times faster than 99% of all websites.

Factor 1: Speed - page load speed is widely recognized as one of the top -ranking factors.

There are a number of studies that suggest page loading speed times is a major factor that determines search ranking results. Our technology fundamentally changes the way web pages load on the Internet.

Generally, other website development platforms utilize the web browser on a user’s device to interpret the website’s code (instructions on what to display and how). The web browser then loads that content in a sequential manner (for example, header followed by image, followed by text block, followed by another text block). Accordingly, the page loading speed is the sum of the time to load each individual page element.

We have invented and developed an alternative page loading process whereby each page element loads simultaneously in its own micro server, resulting in page load speed being equal to the slowest loading element.

The overall result is that websites built on our technology theoretically load significantly faster compared to an equivalent website built on other technologies. In summary, our page load speed is the slowest page element versus platforms using traditional methodology where page load speed is the sum of loading individual page elements.

Factor 2: Seamless - content needs to be ubiquitously displayed across all devices.

Since 2015, Google has preferentially ranked mobile-friendly web pages (that is, ones that employ responsive display techniques). Traditional methods of delivering content to mobile devices have led to two streams of website development: responsive and adaptive web design. As both methods address the issue of rendering websites on various screen sizes, the term “responsive web design” is commonly used to refer to either method, however, there are key technology differences between the two. Responsive web design relies on a flexible grid that responds to any screen or device size by changing a website’s layout to suit the viewing device. In contrast, under adaptive web design the viewing device is detected and the website’s layout adapts to predefined content and style based on the specific device’s screen size.

Our technology delivers content in an “adaptive” fashion; meaning our technology detects the type of device accessing the website and only transmits content specifically for that type of device based on a predetermined set of layouts. The page elements are rendered on our servers, which removes the need for the device browsers to interpret the HTML. This also allows specific content to be served to specific devices. For example, a particular image can be selected to be shown on desktop browsers, versus a different image on a Samsung Galaxy phone or on an Apple iPad; this allows for very targeted marketing.

Factor 3: Security - a website must have security features to protect consumers.

Our technology is hosted on Amazon Web Services, Inc. (“AWS”) and we automate the application of SSL security certificates for the pages published by our technology.

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Automated SEO Features

Factor 4: Schema - universal coding language that provides context to content.

In 2011, Schema.org was founded in collaboration between Google, Bing, Yahoo! and, later, Yandex with the aim of creating a universal “search engine language” – essentially a form of software code that is included in webpages to “label” or “mark” specific content in order to make it easier for search engines to “read.” Adding schema markup to a website adds structure to content, which assists search engines to identify different content that might be relevant to a search query, such as events, prices and opening hours.

In April 2019, we determined a method to programmatically apply schema markup to content published in websites produced from our technology. This is an alternative solution to the current practice of website developers manually coding schema into individual websites (both new and existing).

Regardless of the volume of structured data synchronized with our technology, provided there is a unique identifier for each client in a data set, the technology can automate the production of web pages for each client in the data set and apply schema markup to every piece of content. This includes all types of schema including, but not limited to, website, organization, local business and breadcrumbs.

Factor 5: Speakable - applying code to assist rapidly growing voice search.

Currently in beta testing, “Speakable,” developed by Google, is a type of schema which translates longer-form website content from text-to-speech, allowing for audible playback. In April 2019, we developed a method to programmatically apply both schema markup and speakable code to websites produced from our platform. This is an alternative solution to the current practice of website developers manually coding schema and speakable into individual websites (both new and existing).

Factor 6: Page structure - optimized page structure helps search algorithms better understand content.

We understand the importance of page layout and URL structure when deploying a page that is aiming to rank for products and services in a defined geographical area. Content synchronized with our technology is published to a pre-built design template which automates the production of the page, attribution of the schema and speakable code and generation of optimal headers and URL structure.

Commercial Scale and Agility

Factor 7: Synchronize - consistency of commercial content strengthens confidence in data.

Our technology can integrate with any structured data set via any standard data transfer methods including, but not limited to: API, CSV, and XML. Examples of datasets that are already integrated with us include Google My Business (GMB) profiles, citation management solutions and digital solutions marketplaces. The benefit of synchronization is that the client can maintain a trusted source of truth as the primary data source while being able to publish that content to our generated web products.

Factor 8: Scale - automated web page production at scale from synchronized data sets.

We believe our technology allows any volume and type of structured data to be published to any device with a browser that is connected to the Internet. As an extension of that, our technology can ingest very large quantities of data, from which it can produce a separate website for each entity contained in the data feed. Each website can have schema markup applied to all its content published online via the platform.

Our Products and Services

We provide an integrated suite of solutions with the objective of helping maximize the local online presence for business owners. The products can be broadly categorized as:

1.	Listings
2.	Landing pages
3.	Locators
4.	Marketplace

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Our Competitive Strengths

We automate many SEO tasks that would otherwise take considerable time, cost and manual effort to undertake. Our key technology advantages are the adaptive delivery of content to the web (which is patented in the United States), resulting in fast page load time combined with device specific content publishing. The nature of the adaptive platform has enabled further competitive advantages with the capability to undertake client-wide maintenance and upgrades centrally. By way of example, we created and centrally deployed a widget that applied schema to published content across all client implementations.

The typical providers of local search solutions could be broadly classified into three categories: enterprise level organizations, digital media agencies and SEO freelancers. We believe Locafy has a competitive advantage over alternative local search solutions in regards to:

1.	scale
2.	set up time
3.	set up costs
4.	monthly costs and
5.	time to effect.

Locafy’s ability to scale is substantial through its patented platform that enables very high volumes of page publishing through automation. Our self-serve capability provides an unlimited number channel partners and customers capability to create and publish landing pages. Enterprise customers would typically service tens of thousands of customers using their own technology solutions, while digital agencies would typically service dozens to hundreds of clients while SEO freelancers would typically service a handful of customers. The amount of manual work required to deploy alternative local search solutions is a limiting factor in their ability to scale.

The typical set up time for Locafy solutions is minutes compared to potentially weeks or months for alternative solutions, which leads to the next advantage of set up costs. Given that Locafy is automated, we typically charge no set up fee, whereas digital agencies and SEO freelancers would generally charge a few thousand dollars through to tens of thousands of dollars in set up fees. Enterprise solution providers would generally not charge a set up fee.

Using Australia as an example market, Locafy’s entry-level local search product has a recommended retail price of $375 per month, which compares favorably to enterprise solutions that typically range from $500 to $2,000 per month. Where digital agencies are engaged typical monthly packages range from $1,000 per month through to tens of thousands per month and SEO freelancers would generally charge from $500 per month for their services.

Locafy deployed solutions have consistently demonstrated impact in local search results within 30 days of deployment, compared to enterprise, digital agencies and SEO freelancers all of whom typically set expectations with customers of achieving results in 6-12 months from deployment.

Revenue Model and Commercial Overview

Our technology can be thought of as a scalable publishing engine that automates the conversion of structured business data into highly optimized, search-friendly landing pages at scale. The pages are primarily monetized through subscriptions. In some cases, professional service fees may be charged for customized projects.

Locafy solutions are sold direct to customers and also via a reseller channel that comprises digital agencies and SEO freelancers. The company’s major focus is on assisting existing channel partners to sell to more of their clients and to add more resellers to the channel.

Channel partners receive Locafy solutions at a discount to the recommended retail price. Resellers on sell the solution to their customers at a price solely determined by the reseller. In some markets, Locafy engages master resellers that have the rights to appoint resellers within their own network. In these cases the Master Reseller appoints customers both directly and via their reseller network.

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An example of the sales from one master reseller, the diagram below demonstrates the impact of having a master reseller in a market:

Growth Strategy

Upon completion of this offering, our main objectives are to rapidly expand our channel network in multiple markets, and through automation, expand their uptake. We also intend to accelerate our data acquisition activities and data synchronization projects to maximize the addressable market within our ecosystem to which we can apply our technology. We plan to accomplish these objectives by way of the following:

●	Invest in our sales and marketing team to escalate the velocity at which we appoint resellers in key target markets, primarily the United States, Australia, Canada and Europe and to enter into direct commercial deals with multi-location businesses;
●	Invest in our operations team to help maintain and grow the customer base of our channel partners in each market;
●	Increase the velocity of data synchronization projects with database owners, online directories, SEO agencies and citation management companies to enable more resellers to market and sell our products directly from the resellers’ own administration dashboards;
●	Undertake acquisitions of relevant digital agencies, online directories and databases to grow the number of business profiles within our network and marketing control, which has the potential to increase the number of direct clients that subscribe to our products;
●	Undertake a major data migration project to unify all current business profiles across our disparate online publishing network, thereby enabling streamlined customer management, sales and marketing;
●	Increase the production of niche business directories utilizing our own technology to target high value business categories to generate advertising and subscription revenues;
●	Enhance the scale of our existing commercial partners;
●	Further develop our technology and its capabilities, including the expansion of our existing Locafy Marketplace;
●	Boost the operations team to ensure customer success and retention, with customer retention rates measured by various factors, including but not limited to, customer satisfaction and customer effort scores; customer churn rates and product churn rates; and
●	Upgrade and implement new internal systems and reporting to support our anticipated growth and any increased commercial activities.

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Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” under the U.S. federal securities laws. An emerging growth company may take advantage of specified exemptions from various requirements that are otherwise applicable generally to public companies in the United States. These exceptions include:

●	an exemption to include only two years of audited financial statements and related financial disclosure;

●	an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting; and
●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements.

As an emerging growth company, we are permitted to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We intend to take advantage of this extended transition period for adopting new or revised financial accounting standards.

We will remain an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of at least US$1.07 billion;

●	the last day of our fiscal year following the fifth anniversary of the completion of this offering;

●	the date on which we have, during the previous three-year period, issued more than US$1.0 billion in non-convertible debt securities; or

●	the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our ordinary shares that are held by non-affiliates equals or exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter.

We have availed ourselves in this prospectus of the reduced reporting requirements described above with respect to selected financial data. As a result, the information that we are providing to you may be less comprehensive than what you might receive from other public companies. When we are no longer deemed to be an emerging growth company, we will not be entitled to the exemptions discussed above.

Upon consummation of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission (“SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

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●	Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

We will remain a foreign private issuer until such time that 50% or more of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of the members of board of directors or our senior management are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Reverse Share Split

On August 20, 2021, our shareholders authorized, at an extraordinary general shareholders meeting, a one-for-twenty reverse share split of our issued and outstanding ordinary shares (the “Reverse Share Split”). No fractional ordinary shares were issued in connection with the Reverse Share Split, and all such fractional interests were rounded to the nearest whole number. Issued and outstanding performance rights were split on the same basis. Unless noted otherwise, all information presented in this prospectus, including the share and per share amounts, reflects the Reverse Share Split.

Organizational Structure

We commenced activities in April 2009. The chart below illustrates the organizational structure of the Company, including the dates and jurisdictions of incorporation. As of the date hereof, Moboom USA Inc. has ceased operations, and we intend to formally close the company.

Company Information

We were incorporated on April 23, 2009 in Australia under the name Gumiyo Australia Pty Ltd. On January 14, 2021 we changed our name to Locafy Limited. Our principal executive offices are located at 246A Churchill Avenue, Subiaco, Western Australia 6008, Australia and our telephone number is +61 409 999 339. Our website address is www.locafy.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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The Offering

Securities offered by us

          Units, with each Unit consisting of one (1) ordinary share and one (1) Warrant. The Units will not be certificated, and the ordinary share and Warrant comprising each Unit are immediately separable and will be issued separately in this offering.

This prospectus also relates to the offering of ordinary shares issuable upon the exercise of the Warrants included in the Units.

Warrants

Each Warrant entitles the holder thereof to purchase one ordinary share at a price of $           per ordinary share. Only whole warrants are exercisable. The Warrants are exercisable at any time for period of         years from the date on which such Warrants were issued. The Warrants and the ordinary shares will be purchased together in this offering. The exercise price and the number of shares into which the Warrant may be exercised are subject to adjustments in certain circumstances. See “Description of Securities—Warrants” for a discussion of the terms of the Warrants.

Underwriters’ option to purchase additional securities	We have granted the underwriters an option, exercisable within 30 days of the date of this prospectus, to purchase up to an additional ordinary shares and/or Warrants.

Ordinary shares to be outstanding after this offering	ordinary shares (assuming no exercise of the Warrants and representative’s warrants included in this offering), and ordinary shares if the underwriters’ option is exercised in full.

Use of proceeds	We estimate that we will receive net proceeds from this offering of approximately $__________ million, or approximately $__________ million if the underwriters exercise their option to purchase additional ordinary shares and/or Warrants from us in full, based on an assumed initial public offering price of $__________ per Unit, the midpoint of the estimated price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to accelerate the commercialization of our existing technology, continue to innovate by enhancing and developing alternative applications of the technology, reduce debt to strengthen our balance sheet, and execute potential strategic acquisitions, as well as for working capital and other general corporate purposes. See “Use of Proceeds.”

Proposed Nasdaq symbol for our ordinary shares and the Warrants	We have applied to list our ordinary shares and the Warrants on Nasdaq under the symbols “LCFY” and LCFY-W”, respectively.

Dividend Policy

We have never paid or declared any dividends on our ordinary shares or any of our other securities. We currently intend to retain any future earnings to finance the growth and development of our business, and we do not anticipate that we will declare or pay any cash dividends in the foreseeable future. See “Dividend Policy.”

Risk factors	See “Risk Factors” on page 14 and the other information included in this prospectus for a discussion of factors you should consider carefully before investing in our ordinary shares and our Warrants.
Representative’s Warrants

We will issue to H.C. Wainwright & Co., LLC, the representative of the underwriters, warrants to purchase up to            ordinary shares (or            ordinary shares if the underwriters exercise in full their option to purchase additional securities). The representative’s warrants will have an exercise price of 125% of the initial public offering price per Unit, will be exercisable on the date of issuance and will expire five years from the commencement of sales pursuant to this offering.

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Lock-up agreements	We and our directors, officers and principal shareholders of our ordinary shares have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our ordinary shares for a period of 180 days after the date of this prospectus. See “Underwriting” on page 72.

The number of ordinary shares to be outstanding after this offering is based on 18,598,414 ordinary shares outstanding as of December 31, 2021, after giving effect to the Reverse Share Split, and excludes:

●	1,312,750 ordinary shares issuable upon the settlement of certain unvested and contingent performance rights outstanding as of December 31, 2021;

●	ordinary shares issuable upon the exercise of the Warrants at an exercise price of $ per share; and

●	ordinary shares issuable upon the exercise of the representative’s warrants (or ordinary shares issuable upon the exercise of the representative’s warrants if the underwriters’ option to purchase additional securities exercised in full) at an exercise price of $ ______ per ordinary share.

Unless otherwise indicated, all information in this prospectus reflects and assumes:

●	no exercise by the underwriters of their option to purchase additional securities in connection with this offering;

●	no exercise of the Warrants or the representative’s warrants described above; and

●	no issuance or settlement of performance rights after December 31, 2021.

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Summary Consolidated Financial Data

The following tables set forth a summary of our consolidated financial data as at and for the years ended June 30, 2021 and 2020 and as at and for the six months ended December 31, 2021 and 2020.

We have derived the consolidated statements of profit or loss comprehensive income data for the years ended June 30, 2021 and 2020, the consolidated statement of financial position data as at June 30, 2020 and 2021, and the consolidated statement of cash flow data for the years ended June 30, 2021 and 2020 from our audited consolidated financial statements for the years ended June 30, 2021 and 2020 (the “2021 Audited Financial Statements”) included elsewhere in this prospectus.

We have derived the consolidated statements of profit or loss comprehensive income data for the six months ended December 31, 2021 and 2020, the consolidated statement of financial position data as at December 31, 2021 and 2020, and the consolidated statement of cash flow data for the six months ended December 31, 2021 and 2020 from our unaudited consolidated financial statements for the six months ended December 31, 2021 and 2020 (the “Q2 YTD Unaudited Financial Statements”) included elsewhere in this prospectus, which are unaudited. The Q2 YTD Unaudited Interim Financial Statements are not necessarily indicative of results to be expected for a full year or any other interim period. Both our 2021 Audited Financial Statements and Q2 YTD Unaudited Financial Statements have been prepared in accordance with IFRS as issued by the IASB.

We maintain our books and records in Australian dollars. Our historical results for any prior period are not necessarily indicative of results to be expected in any future period. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus and the sections in this prospectus entitled “Capitalization,” “Selected Historical Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Consolidated Statements of Profit or Loss Comprehensive Income Data:

	Year Ended June 30,		Six Months Ended December 31,
	2021 A$	2020 A$	2021 A$ (unaudited)	2020 A$ (unaudited)
Revenue	2,191,425	1,985,362	1,795,821	916,380
Other income	788,258	615,356	386,245	775,058
Technology expense	(651,644)	(979,161)	(776,023)	(263,831)
Employee benefits expense	(2,359,459)	(2,389,185)	(2,098,756)	(1,083,559)
Occupancy expense	(52,219)	(104,419)	(23,167)	(31,673)
Advertising expense	(67,575)	(265,996)	(39,379)	(40,529)
Consultancy expense	(240,928)	(273,978)	(352,609)	(159,283)
Depreciation and amortization expense	(397,506)	(362,917)	(200,544)	(194,297)
Other expenses	(132,515)	(438,418)	(40,670)	(5,732)
Impairment of financial assets	(14,690)	-	-	(10,726)
Operating loss	(936,853)	(2,213,356)	(1,349,082)	(98,192)
Financial cost	(58,913)	(108,471)	(24,530)	(35,993)
Loss before income tax	(995,766)	(2,321,827)	(1,373,612)	(134,185)
Income tax expense	-	-	-	-
Loss for the period	(995,766)	(2,321,827)	(1,373,612)	(134,185)
Other comprehensive income	(1,653)	(4,205)	(18,050)	21,411
Total comprehensive loss for the period	(997,419)	(2,326,032)	(1,391,662)	(112,774)

Consolidated Statement of Financial Position Data:

	As at June 30,		As at December 31,
	2021 A$	2020 A$	2021 A$ (unaudited)	2020 A$ (unaudited)
Cash and cash equivalents	650,731	161,191	762,739	399,571
Total assets	2,781,580	1,632,286	3,624,108	2,352,163
Total liabilities	3,617,058	3,796,027	5,851,248	3,844,163
Total deficiency	(835,478)	(2,163,741)	(2,227,140)	(1,492,000)

Consolidated Statement of Cash Flow Data

	Year ended June 30,		Year ended December 31,
	2021 A$	2020 A$	2021 A$ (unaudited)	2020 A$ (unaudited)
Net cash used by operating activities	(496,031)	(1,484,589)	(1,320,522)	276,545
Net cash used by investing activities	(442,423)	(54,137)	(295,564)	(418,965)
Net cash from financing activities	1,427,994	1,397,961	1,728,094	380,800
Net change in cash and cash equivalents	489,540	(140,765)	112,008	238,380
Cash and cash equivalents, beginning of year	161,191	301,956	650,731	161,191
Cash and cash equivalents, end of period	650,731	161,191	762,739	399,571

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RISK FACTOR SUMMARY

Investing in our securities is speculative and involves substantial risk. You should carefully consider all of the information in this prospectus prior to investing in our securities. There are numerous risk factors related to our business that are described under “Risk Factors” on page 14 and elsewhere in this prospectus. These risks could materially and adversely impact our business, results of operations, financial condition and future prospects, which could cause the trading price of our ordinary shares to decline and could result in a loss of your investment. Among these important risks are the following:

●	Our recent growth may not be indicative of our future growth, and we may not be able to sustain our revenue growth rate in the future. Our growth also makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

●	The market and technology space in which we participate are competitive, new, and rapidly changing, and if we do not compete effectively or if our products and services do not perform as well as our competitors’, then our business, results of operations, and financial condition could be harmed.

●	We use third-party services and technologies in connection with our business, and any disruption to the provision of these services and technologies to us could result in negative publicity and a slowdown in the growth of our user base, which could materially and adversely affect our business, financial condition and results of operations.

●	If we fail to manage our growth effectively, we may be unable to execute our business plan or maintain high levels of service and customer satisfaction.

●	We will face additional risks as we offer new products and services, transact with a broader array of clients and counterparties, and expose ourselves to new geographical markets.

●	Real or perceived errors, failures, vulnerabilities, or bugs in our technology could harm our business, results of operations, financial condition, and our reputation could be harmed.

●	If there are interruptions or performance problems associated with the technology or infrastructure used to operate our technology, customers may experience service outages, other organizations may be reluctant to use our technology, and our reputation could be harmed.

●	We face cybersecurity risks that could result in damage to our reputation and/or subject us to fines, payment of damages, lawsuits and restrictions on our use of data.

●	If we are unable to attract new users and organizations, our revenue growth and profitability will be harmed.

●	Any inability to deal with and manage our development and growth could have a material adverse effect on our business, operations, financial performance and prospects.

●	If we are not able to introduce new features or products successfully and to make enhancements to our existing products and services, our business and results of operations could be adversely affected.

●	If we are not able to maintain and enhance our brand and increase market awareness of our company and products, our business, results of operations and financial condition may be adversely affected.

●	We cannot guarantee that our future monetization strategies will be successfully implemented or generate sustainable revenues and profit.

●	We have been reliant on government subsidies and research and development grants in the past and we cannot ensure that our existing capital will be sufficient to meet our capital requirements.

●	Compliance with the rapidly evolving landscape of global data privacy and security laws may be challenging, and any failure or perceived failure to comply with such laws, or other concerns about our practices or policies with respect to the processing of personal data, could damage our reputation and deter current and potential customers and end users from using our platform and products and services or subject us to significant compliance costs or penalties, which could materially and adversely affect our business, financial condition and results of operations.

●	We rely on key personnel and employees with the technical know-how to lead and operate our businesses.

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●	If we fail to adequately protect our proprietary rights, our competitive position could be impaired and we may lose valuable assets, generate reduced revenue, and incur costly litigation to protect our rights.

●	We face the risk that third parties will claim that we infringe on their intellectual property rights, which could result in costly license fees or expensive litigation.

●	We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

●	The ongoing COVID-19 pandemic may adversely affect our operations, which could have a material adverse effect on our results of operations and financial condition.

●	As a company primarily based outside of the United States, our business is subject to economic, political, regulatory and other risks associated with international operations.

●	The requirements of being a U.S. public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

●	We are a “foreign private issuer” and may have disclosure obligations that are different from those of U.S. domestic reporting companies. As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which could limit the information publicly available to our shareholders.

●	We may lose our “foreign private issuer” status in the future, which could result in additional costs and expenses to us.

●	We are an “emerging growth company,” and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our ordinary shares less attractive to investors.

●	If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our ordinary shares.

●	Substantial future sales of our ordinary shares, or the perception that these sales could occur, may cause the price of our ordinary shares to drop significantly, even if our business is performing well.

●	We do not anticipate paying cash dividends and, accordingly, shareholders must rely on share appreciation for any return on their investment.

●	Investors in this offering will pay a much higher price than the book value of our ordinary shares and, as a result, you will incur immediate and substantial dilution of your investment.

●	Nasdaq may delist our securities from its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

●	We are governed by the corporate laws of Australia, which in some cases have a different effect on shareholders than the corporate laws of the United States and may have the effect of delaying or preventing a change in control.

●	U.S. civil liabilities may not be enforceable against us, our directors, our officers or certain experts named in this prospectus.

●	U.S. holders of our ordinary shares and Warrants may suffer adverse tax consequences if we are characterized as a passive foreign investment company.

●	Insiders have substantial control over us which could delay or prevent a change in corporate control or result in the entrenchment of management or the board of directors.

●	Our warrants have no prior trading history and an active market may not develop, which may limit the ability of our investors to sell warrants.

●	Holders of Warrants purchased in this offering will have no rights as ordinary share shareholders until such holders exercise their Warrants and acquire our ordinary shares, except as set forth in the Warrants.

●	The Warrants are speculative in nature.

●	We may not receive any additional funds upon the exercise of the Warrants.

As a result of these risks and other risks described under “Risk Factors,” there is no guarantee that we will experience growth or profitability in the future.

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RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. You should consider carefully the following risk factors, as well as the other information in this prospectus, including our consolidated financial statements and notes thereto, before you decide to purchase our securities. If any of the following risks actually occur, our business, financial condition, results of operations and prospects could be materially adversely affected, the value of our ordinary shares could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to our Business and Industry

Our recent growth may not be indicative of our future growth, and we may not be able to sustain our revenue growth rate in the future. Our growth also makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have experienced growth since the inception of our operations. Our revenue increased by 10.0% from year- end 2020 to year-end 2021. However, you should not rely on the revenue growth of any prior quarterly or annual period as an indication of our future performance. We cannot assure you that we will be able manage our growth at the same rate as we did in the past, or avoid any decline in the future. To maintain our growth, we need to attract more customers, scale up our business and continue to improve our technology, among other things. Moreover, our current and planned staffing, systems, policies, procedures and controls may not be adequate to support our future operations. To effectively manage the expected growth of our operations and personnel, we will also be required to refine our operational, financial and management controls and reporting systems and procedures. If we fail to efficiently manage the expansion of our business, our costs and expenses may increase faster than we planned and we may not successfully attract a sufficient number of customers and end users in a cost-effective manner, respond timely to competitive challenges, or otherwise execute our business strategies. Our growth requires significant financial resources and will continue to place significant demands on our management. There is no guarantee that we will be able to effectively manage any future growth in an efficient, cost-effective and timely manner, or at all. Our past growth is not necessarily indicative of results that we may achieve in the future. If we fail to effectively manage the growth of our business and operations, our reputation, results of operations and overall business and prospects could be negatively impacted.

The market and technology space in which we participate are competitive, new, and rapidly changing, and if we do not compete effectively or if our products and services do not perform as well as our competitors’, then our business, results of operations, and financial condition could be harmed.

Our market is subject to rapidly evolving products and technological change, and our future success depends on our technology. Products, services and technologies developed by others may render our products, services or technology obsolete or non-competitive. Moreover, the functionality, reliability or security of our technology or our ability to adequately maintain, develop, update or enhance our technology each depends on numerous factors, many of which are beyond our control, and any failure in respect of any of the foregoing may cause the level of usage and customer satisfaction to decline. This may result in reduced sales, loss of customers, damage to reputation, an inability to attract new clients and potential claims for breach of contract or other litigation.

The future revenue and growth of the Company also depends on our ability to develop enhancements and new features and products that utilize our technology. The failure to successfully develop enhancements, services, features, products or other new solutions may materially adversely impact our future operations and financial performance, competitive position and business prospects.

We use third-party services and technologies in connection with our business, and any disruption to the provision of these services and technologies to us could result in negative publicity and a slowdown in the growth of our user base, which could materially and adversely affect our business, financial condition and results of operations.

Our business partially depends on services provided by, and relationships with, various third parties. For example, we rely on contracts with third-party suppliers such as AWS, which provides cloud hosting services. If these contracts and services are terminated or suffer a disruption in the future and we are not able to replace or accommodate for those events in a timely and cost-effective manner, our operations and financial performance, competitive position and business prospects may be adversely impacted.

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We are faced with uncertainties related to our research and development.

Our products and services are the subject of continuous research and development and must be continually and substantially developed in order to gain and maintain competitive and technological advantage, and in order to meaningfully improve the usability, scalability and accuracy of our products and services. There are no guarantees that we will be able to undertake such research and development successfully. Failure to successfully undertake such research and development, anticipate technical problems, or estimate research and development costs or timeframes accurately may adversely affect our results and viability.

If we fail to manage our growth effectively, we may be unable to execute our business plan or maintain high levels of service and customer satisfaction.

To continue to grow our business, it is important that existing customers renew their subscriptions when existing contracts expire and that we expand our relationships with existing customers. Customers have no obligation to renew their subscriptions and may decide not to renew their subscriptions with a similar contract period, at the same prices and terms, or at all. Our ability to retain customers and expand deployments with them may decline or fluctuate as a result of a number of factors, including customer satisfaction, functionality, reliability, customer support, prices, competitor prices, customer experience, new feature releases and overall performance of our technology.

Our growth strategy is largely dependent upon increasing the number of customers that use our technology. As we seek to increase our sales, we may face upfront sales costs and longer sales cycles, higher customer acquisition costs, more complex customer requirements and volume discount requirements. We may also be required to enter into customized contractual arrangements with certain customers, particularly large enterprises, pursuant to which we are required to offer more favorable pricing terms in exchange for larger total contract values that accompany large deployments. As we continue to expand our sales efforts, we will need to continue to increase investment in sales and marketing. There is no assurance that such investments will succeed and contribute to additional customer acquisition, and in turn result in revenue growth.

There can be no assurance that we will successfully commercialize our technology or our products and services or that existing product markets will continue to grow or that new markets will develop. If we are unable to increase sales to customers, our business, financial condition, operations and overall financial performance may suffer.

We will face additional risks as we offer new products and services, transact with a broader array of clients and counterparties, and expose ourselves to new geographical markets.

We are committed to providing new products and services in order to strengthen our market position in the industries that we operate in. We expect to expand our product and service offerings as permitted by relevant regulatory authorities, transact with new clients not in our traditional client base, and enter into new markets. If we are unable to achieve the expected results with respect to our offering of new products and services, our new client base, and in new geographical markets, our business, financial condition, and results of operations could be materially and adversely affected.

Real or perceived errors, failures, vulnerabilities, or bugs in our technology could harm our business, results of operations, financial condition, and our reputation could be harmed.

We will need to ensure that our technology continues to be developed, updated and enhanced to add new features. The success of any enhancement or new feature depends on several factors, including our understanding of market demand, timely execution, successful introduction or integration and market acceptance. We may not successfully develop new content and features or enhance our technology to meet customer needs or demands. In addition, new content and features or enhancements may not achieve adequate acceptance in the market.

Errors, failures, vulnerabilities or bugs may occur in our technology, particularly when updates are deployed or new features or enhancements are rolled out. In addition, utilization of our technology in complicated, large-scale customer environments may expose errors, failures, vulnerabilities or bugs. Any such errors, failures, vulnerabilities or bugs may not be identified until after updates are deployed or new features or enhancements are rolled out. As a provider of technology solutions, our brand and reputation are particularly sensitive to such errors, failures, vulnerabilities or bugs given that our customers’ proprietary information will be available through the technology. Any unauthorized access to customers’ proprietary information by third parties or loss in customer data could expose us to significant liability.

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Real or perceived errors, failures, vulnerabilities or bugs in our technology could result in negative publicity, loss of competitive position, loss of customer data, loss of or delay in market acceptance or claims for losses suffered or incurred by customers, all of which could adversely impact our business and our future operations and financial performance, competitive position and business prospects.

If there are interruptions or performance problems associated with the technology or infrastructure used to operate our technology, customers may experience service outages, other organizations may be reluctant to use our technology, and our reputation could be harmed.

Our technology is hosted through data centers provided by AWS, a provider of cloud infrastructure services. Our operations therefore depend on the virtual cloud infrastructure hosted by AWS as well as the information stored in these virtual data centers and which third-party Internet service providers transmit. Any incident affecting AWS’s infrastructure could negatively affect the availability, functionality or reliability of our technology. A prolonged AWS service disruption affecting our technology, or AWS no longer being willing to offer its cloud infrastructure services, could damage our reputation, expose us to liability, cause us to lose customers or otherwise adversely impact our business.

While our agreement with AWS is ongoing for an indefinite term and may be terminated by us for any reason upon the delivery of adequate notice, or by either party if the other party is in material breach of the agreement and such agreement remains uncured for a period of 30 days, AWS may also terminate our agreement with AWS for any reason by providing us at least 30 days’ advance notice, immediately upon notice to us if its relationship with a third-party partner who provides software or other technology used to provide its cloud infrastructure services expires, terminates or requires AWS to change the way it provide the software or other technology, or in order to comply with the law or requests of governmental entities. AWS may also change or discontinue any of its virtual cloud infrastructure services from time to time, temporarily suspend our right to access or use any portion of the virtual cloud infrastructure and may modify our agreement at any time upon requisite notice to us. While alternative cloud infrastructure services are available, we may incur significant costs and delays if it is required to transition to a new service provider, and alternative cloud infrastructure providers may provide services on terms less favorable to those offered by AWS.

We face cybersecurity risks that could result in damage to our reputation and/or subject us to fines, payment of damages, lawsuits and restrictions on our use of data.

Our information systems and data, including those we maintain with our third-party service providers, may be subject to cyber security breaches in the future. Computer programmers and hackers may be able to penetrate our network security and misappropriate, copy or pirate our confidential information or that of third parties, create system disruptions or cause interruptions or shutdowns of our internal systems and services. Our technology may become subject to denial-of-service attacks, where a website is bombarded with information requests eventually causing the website to overload, resulting in a delay or disruption of service. Computer programmers and hackers also may be able to develop and deploy viruses, worms and other malicious software programs that attack our products or otherwise exploit any security vulnerabilities of our products. Also, there is a growing trend of advanced persistent threats being launched by organized and coordinated groups against corporate networks to breach security for malicious purposes.

The techniques used to obtain unauthorized, improper, or illegal access to our systems, our data or customers’ data, disable or degrade service, or sabotage systems are constantly evolving and have become increasingly complex and sophisticated, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched. Although we have developed systems and processes designed to protect our data and customer data and to prevent data loss and other security breaches and expect to continue to expend significant resources to bolster these protections, there can be no assurance that these security measures will provide absolute security.

Disruptions in the availability of our technology, through cyber-attacks or otherwise, could damage our computer or telecommunications systems, impact our ability to service our customers, adversely affect our operations and the results of operations, and have an adverse effect on our reputation. The costs to us to eliminate or alleviate security problems, bugs, viruses, worms, malicious software programs and security vulnerabilities could be significant, and the efforts to address these problems could result in interruptions, delays, cessation of service and loss of existing or potential customers and may impede our sales, distribution and other critical functions. We may also be subject regulatory penalties and litigation by customers and other parties whose information has been compromised, all of which could have a material adverse effect on our business, results of operations and cash flows.

If we are unable to attract new users and organizations, our revenue growth and profitability will be harmed.

Our ability to broaden our customer base and achieve broader market acceptance of our technology will depend to a significant extent on the ability of our sales and marketing team to drive our sales pipeline and cultivate relationships to drive revenue growth.

We have invested in, and plan to continue, expanding our sales and marketing activities. Identifying, recruiting, and training sales personnel will require significant time, expense, and attention. We also plan to dedicate significant resources to sales and marketing programs. If we are unable to hire, develop, and retain talented sales or marketing personnel, if our new sales or marketing personnel are unable to achieve desired productivity levels in a reasonable period of time, or if our sales and marketing programs are not effective, our ability to broaden our customer base and achieve broader market acceptance of our technology could be harmed. In addition, the investments we make in our sales and marketing team will occur in advance of experiencing benefits from such investments, making it difficult to determine in a timely manner if we are efficiently allocating resources in these areas.

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If we fail to offer high-quality customer experience, our business and reputation will suffer.

Our business model is based on recurring revenue arising from customers. A poor user experience may not necessarily be anticipated but may affect the growth of customer numbers and repeat purchases or ongoing contracts for the use of our software services. Factors which may contribute to poor customer experience include:

(i)	ease of setting up and commencing use of the products offered;
(ii)	simplicity, functionality and reliability of customer usage; and
(iii)	quality of services provided.

Poor user experiences may result in a decline in the level of usage of our products, the loss of customers, adverse publicity, litigation and regulatory investigations. If any of these occur, it may adversely impact our operations and financial performance, position and prospects.

Any inability to deal with and manage our development and growth could have a material adverse effect on our business, operations, financial performance and business prospects.

Achievement of our objectives will largely depend on the ability of the board of directors and management to successfully implement our development and growth strategy. However, there can be no assurance that our board of directors and management will successfully implement our development and growth strategy. Failure by our board of directors and management to properly implement and manage the strategic direction of the Company and our business would adversely affect our financial performance.

In addition, we may be subject to growth related risks including capacity constraints and pressure on our internal systems, procedures and controls. Our ability to manage growth effectively will require us to continue to implement and improve our operational and financial systems and to expand, train and manage our employee base.

As we target rapid sales growth, this may bring challenges in recruiting sufficient qualified personnel to manage growth and maintain the desired quality of service and support. If any of the foregoing inabilities or challenges occurs, our business may be adversely impacted.

If we are not able to introduce new features or products successfully and to make enhancements to our existing products and services, our business and results of operations could be adversely affected.

To attract new customers and end users and keep our existing ones engaged, we must introduce new products and services and upgrade our existing offerings to meet their evolving preferences. It is difficult to predict the preferences of a particular customer or a specific group of customers. Changes and upgrades to our existing products may not be well received by our customers and end users, and newly introduced products or services may not achieve success as expected. Such efforts may require us to contribute a substantial amount of additional human capital and financial resources. We cannot assure you that any of such new products will achieve market acceptance or generate sufficient revenues to adequately compensate the costs and expenses incurred in relation to our development and promotion efforts. Enhancements and new products and services that we develop may not be introduced in a timely or cost-effective manner, may contain errors or defects, may have interoperability difficulties with our platform or other products and services or may not achieve the broad market acceptance necessary to generate significant revenue. If we fail to improve our existing products and introduce new ones in a timely or cost-effective manner, our ability to attract and retain customers and end users may be impaired, and our financial performance and business prospects may be adversely affected.

Failure to set optimal prices for our products could adversely impact our business, results of operations and financial condition.

We derive substantially all of our revenue from license subscription fees earned from customers using our technology as well as from advertising fees earned from customers publishing their content on our digital property network. We also offer tiered, volume-based discounts to our largest customers and in some cases, customers are contracted to some level of minimum revenue commitment. If competitors introduce new products or services at prices that are more competitive than ours for similar products and services, we may be unable to attract new customers or retain existing customers based on our historical pricing. Further, as we expand internationally, we also must determine the appropriate price to enable us to compete effectively internationally. As a result, in the future we may be required or choose to reduce our prices or change our pricing model, which could adversely affect our business, results of operations and financial condition.

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We cannot guarantee that our future monetization strategies will be successfully implemented or generate sustainable revenues and profit.

We have developed a diversified revenue model and plan to explore additional opportunities to monetize our customer base and technology by, for example, promoting additional value-added services to end users to generate more subscription fees. If these efforts fail to achieve our anticipated results, we may not be able to increase or maintain our revenue growth. Specifically, in order to increase the number of our customers and end users and their levels of spending, we will need to address a number of challenges, including providing consistent quality products and services; continuing to innovate and stay ahead of our competitors; and improving the effectiveness and efficiency of our sales and marketing efforts. If we fail to address any of these challenges, we may not be successful in increasing the number of our customers and end users and their expenditures with us, which could have a material adverse impact on our business, financial condition and results of operations.

We have been reliant on government subsidies and research and development grants in the past and we cannot ensure that our existing capital will be sufficient to meet our capital requirements.

To date, a substantial portion of our operations have been funded through government subsidies and research and development grants. Such subsidies and grants accounted for 23.5% and 26.4% of the sum of our revenue and other income (referred to herein as “total income”) for the years ended June 30, 2020 and June 30, 2021, respectively, and 45.8% and 17.7% of total income for the six months ended December 31, 2020 and December 31, 2021, respectively. We expect to generate revenues primarily through license subscription fees from our customer-base and through the acquisition of additional online directories and databases to grow the number of business profiles within our network.

We believe that our existing capital and other sources of liquidity will be sufficient to meet our capital requirements, however, the adequacy of our available funds to meet our operating and capital requirements will depend on many factors, including our ability to achieve revenue growth and maintain favorable operating margins; the cost, progress and results of our future research and product development; our ability to improve or maintain coverage and reimbursement arrangements with third-party and government payers; the effect of competing technological and market developments; and costs incurred in enforcing and defending certain of the patents and other intellectual property rights upon which our technologies are based, to the extent such rights are challenged.

We cannot be certain that in the future alternative financing sources, including previously received government subsidies and research and development grants, will be available to us at such times or in the amounts we need or whether we can negotiate commercially reasonable terms or at all, or that our actual cash requirements will not be greater than anticipated. If we are unable to obtain future financing through the methods we described above or through other means, our business may be materially impaired and we may be unable to complete our business objectives and may be required to cease operations, curtail one or more product development or commercialization programs, significantly reduce expenses, sell assets, seek a merger or joint venture partner, file for protection from creditors or liquidate all our assets. Additionally, though we have engaged qualified external consultants to assist us with the preparation of our grant applications, our government subsidies remain subject to review and potential audits, and we may be required to repay all or portion of the grant with penalties, as applicable, if we are deemed ineligible for such subsidies following such audits.

If we are not able to maintain and enhance our brand and increase market awareness of our company and products, our business, results of operations and financial condition may be adversely affected.

We believe that maintaining and enhancing the “Locafy” brand identity and increasing market awareness of our company and products, is critical to achieving widespread acceptance of our platform, to strengthen our relationships with our existing customers and to our ability to attract new customers. The successful promotion of our brand will depend largely on our continued marketing efforts, our ability to continue to offer high quality products, and our ability to successfully differentiate our products and platform from competing products and services. Our brand promotion activities may not be successful or yield increased revenue.

Negative publicity about us, our products or our platform could materially and adversely impact our ability to attract and retain customers, our business, results of operations and financial condition.

The promotion of our brand also requires us to make substantial expenditures, and we anticipate that these expenditures will increase as our market becomes more competitive and as we expand into new markets. To the extent that these activities increase revenue, this revenue may not be enough to offset the increased expenses we incurred. We cannot predict whether virtual marketing events and phone or virtual sales interactions will be as successful as in-person events and meetings or, for how long, or the extent to which the COVID-19 pandemic may continue to constrain our marketing, promotional and sales activities. If we do not successfully maintain and enhance our brand, our business may not grow, our pricing power may be reduced relative to our competitors and we may lose customers, all of which would adversely affect our business, results of operations and financial condition.

Compliance with the rapidly evolving landscape of global data privacy and security laws may be challenging, and any failure or perceived failure to comply with such laws, or other concerns about our practices or policies with respect to the processing of personal data, could damage our reputation and deter current and potential customers and end users from using our platform and products and services or subject us to significant compliance costs or penalties, which could materially and adversely affect our business, financial condition and results of operations.

Failure to comply with the increasing number of data protection laws in the jurisdictions in which we operate, as well as concerns about our practices with regard to the collection, use, storage, retention, transfer, disclosure, and other processing of personal data, the security of personal data, or other privacy-related matters, such as cybersecurity breaches, misuse of personal data and data sharing without necessary safeguards, including concerns from our customers, employees and third parties with whom we conduct business, even if unfounded, could damage our reputation and operating results. As we seek to expand our business, we are, and may increasingly become, subject to various laws, regulations and standards, as well as contractual obligations, relating to data privacy and security in the jurisdictions in which we operate. The regulatory and legal frameworks regarding data privacy and security issues in many jurisdictions are constantly evolving and developing and can be subject to significant changes from time to time, including in ways that may result in conflicting requirements among various jurisdictions. Interpretation and implementation standards and enforcement practices are similarly in a state of flux and are likely to remain uncertain for the foreseeable future. As a result, we may not be able to comprehensively assess the scope and extent of our compliance responsibility at a global level and we may fail to fully comply with the applicable data privacy and security laws, regulations and standards. Moreover, these laws, regulations and standards may be interpreted and applied differently over time and from jurisdiction to jurisdiction, and it is possible that they will be interpreted and applied in ways that may have a material and adverse impact on our business, financial condition and results of operations.

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In certain jurisdictions in which we operate, stringent, extra-territorial data protection laws exist which increase our compliance burden and the risk of scrutiny. For example, the General Data Protection Regulation (EU) 2016/679 (“GDPR”), which applies to the collection, use, storage, retention, transfer, disclosure, and other processing of personal data obtained from individuals located in the European Union (“EU”) or by businesses operating within the EU, became effective on May 25, 2018 and has resulted, and will continue to result, in significantly greater compliance burdens and costs for companies with customers, end users, or operations in the EU. The GDPR places stringent obligations and operational requirements on us as both a processor and controller of personal data and could make it more difficult or more costly for us to use and share personal data. Under the GDPR, data protection supervisory authorities are given various enforcement powers, including levying fines of up to 20 million Euros or up to 4% of an organization’s annual worldwide turnover, whichever is greater, for the preceding financial year, for non-compliance. Data subjects also have the right to be compensated for damages suffered as a result of a controller or processor’s non-compliance with the GDPR. While the GDPR provides a more harmonized approach to data protection regulation across the EU member states, it also gives EU member states certain areas of discretion and therefore laws and regulations in relation to certain data processing activities may differ on a member state by member state basis, which could further limit our ability to use and share personal data and could require localized changes to our operating model. In addition to the GDPR, the EU also has released a proposed Regulation on Privacy and Electronic Communications, or the ePrivacy Regulation, to replace the EU’s current Privacy and Electronic Communications Directive, or the ePrivacy Directive, to, among other things, better align EU member states and the rules governing online tracking technologies and electronic communications, such as unsolicited marketing and cookies, with the requirements of the GDPR. While the ePrivacy Regulation was originally intended to be adopted on May 25, 2018 (alongside the GDPR), it is currently going through the European legislative process, and commentators now expect it to be adopted in 2021. The current draft of the ePrivacy Regulation significantly increases fining powers to the same levels as GDPR and may require us to change our operational model and incur additional compliance expenses. Recent discussions were canceled due to the COVID-19 pandemic, further delaying enactment of this regulation, the details of which remain in flux. Additional time and effort may need to be spent addressing the new requirements in the potential ePrivacy Regulation as compared to the GDPR.

Under the GDPR, restrictions are placed on transfers of personal data outside of the European Economic Area to countries which have not been deemed “adequate” by the European Commission (including the United States). As a global business, with customers and end users worldwide, we are susceptible to any changes in legal requirements affecting international data flows. The Court of Justice of the European Union (“CJEU”) issued a decision on July 16, 2020, invalidating the EU-US Privacy Shield Framework, which provided one mechanism for lawful cross-border transfers of personal data between the EU and the U.S. While the decision did not invalidate the use of standard contractual clauses, another mechanism for making lawful cross-border transfers, the decision has called the validity of standard contractual clauses into question under certain circumstances, and has made the legality of transferring personal data from the EU to the U.S. or various other jurisdictions outside of the EU more uncertain. Specifically, the CJEU stated that companies must now assess the validity of standard contractual clauses on a case-by-case basis, taking into consideration whether the standard contractual clauses provide sufficient protection in light of any access by the public authorities of the third country to where the personal data is transferred, and the relevant aspects of the legal system of such third country. While the European Data Protection Board recently issued certain draft guidance relating to ongoing use of the standard contractual clauses, including certain proposed amendments to the standard contractual clauses, the CJEU’s decision has increased uncertainty surrounding data transfers from the EU to third countries that may not offer the same level of protection for data subjects’ rights as the EU. Due to this evolving regulatory guidance, we may need to invest in additional technical, legal and organization safeguards in the future to avoid disruptions to data flows within our business and to and from our customers and service providers. Furthermore, this uncertainty, and its eventual resolution, may increase our costs of compliance, impede our ability to transfer data and conduct our business, and harm our business or results of operations.

Outside of the EU, many jurisdictions have adopted or are adopting new data privacy and security laws, which may result in additional expenses to us and increase the risk of non-compliance. For example, in the United States, various federal and state regulators, including governmental agencies like the Federal Trade Commission, have adopted, or are considering adopting, laws and regulations concerning personal data and data security. This patchwork of legislation and regulation may give rise to conflicts or differing views of personal privacy rights. For example, certain state laws may be more stringent or broader in scope, or offer greater individual rights, with respect to personal data than federal, international or other state laws, and such laws may differ from each other, all of which may complicate compliance efforts. One such comprehensive privacy law in the United States is the California Consumer Privacy Act (“CCPA”), which came into effect on January 1, 2020. Among other things, the CCPA requires companies that process information of California residents to make new detailed disclosures to consumers about such companies’ data collection, use and sharing practices, gives California residents expanded rights to access and delete their personal information, and to opt out of certain personal information sharing with (and sales of personal information to) third parties. The CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches that result in the loss of personal data. This private right of action is expected to increase the likelihood of, and risks associated with, data breach litigation. The CCPA was amended in September 2018, November 2019 and September 2020, and it is possible that further amendments will be enacted, but even in its current form it remains unclear how various provisions of the CCPA will be interpreted and enforced. Additionally, a new privacy law, the California Privacy Rights Act (“CPRA”), was approved by California voters in the election of November 3, 2020. The CPRA, which will take effect in most material respects on January 1, 2023, modifies the California Consumer Privacy Act significantly, including by expanding consumers’ rights with respect to certain sensitive personal information and creating a new state agency to oversee implementation and enforcement efforts, potentially resulting in further uncertainty and requiring us to incur additional costs and expenses in an effort to comply. Other state laws are changing rapidly and there have been ongoing discussions and proposals in the U.S. Congress with respect to new federal data privacy and security laws to which we would become subject if enacted. All of these evolving compliance and operational requirements impose significant costs that are likely to increase over time, may require us to modify our data processing practices and policies, divert resources from other initiatives and projects, and could restrict the way products and services involving data are offered, all of which may have a material and adverse impact on our business, financial condition and results of operations.

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In addition to government regulation, privacy advocates and industry groups have and may in the future propose self-regulatory standards from time to time. These and other industry standards may legally or contractually apply to us, or we may elect to comply with such standards. We expect that there will continue to be new proposed laws and regulations concerning data privacy and security, and we cannot yet determine the impact such future laws, regulations and standards may have on our business. New laws, amendments to or re-interpretations of existing laws, regulations, standards and other obligations may require us to incur additional costs and restrict our business operations. For example, there is an increasing trend of jurisdictions requiring data localization, which may prohibit companies from storing data relating to resident individuals in data centers outside the relevant jurisdiction or, at a minimum, require a complete set of the data to be stored in data centers within the relevant jurisdiction. Because the interpretation and application of laws, regulations, standards and other obligations relating to data privacy and security are still uncertain, it is possible that these laws, regulations, standards and other obligations may be interpreted and applied in a manner that is inconsistent with our data processing practices and policies or the features of our products and services. If so, in addition to the possibility of fines, lawsuits, regulatory investigations, public censure, other claims and penalties, and significant costs for remediation and damage to our reputation, we could be materially and adversely affected if legislation or regulations are expanded to require changes in our data processing practices and policies or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively impact our business, financial condition and results of operations. Furthermore, the developing requirements relating to clear and prominent privacy notices (including in the context of obtaining informed and specific consents to the collection and processing of personal data, where applicable) may potentially deter end users from consenting to certain uses of their personal data. In general, negative publicity of us or our industry regarding actual or perceived violations of our end users’ privacy-related rights, including fines and enforcement actions against us or other similarly placed businesses, also may impair users’ trust in our privacy practices and make them reluctant to give their consent to share their data with us. Any inability to adequately address data privacy or security-related concerns, even if unfounded, or to comply with applicable laws, regulations, standards and other obligations relating to data privacy and security, could result in additional cost and liability to us, harm our reputation and brand, damage our relationships with consumers and have a material and adverse impact on our business, financial condition and results of operations.

With regard to our commercial arrangements, we and our counterparties, including business partners and external service providers, might be subject to contractual obligations regarding the processing of personal data. While we believe our and our counterparties’ conduct under these agreements is in material compliance with all applicable laws, regulations, standards, certifications and orders relating to data privacy or security, we or our counterparties may fail, or be alleged to have failed, to be in full compliance. In the event that our acts or omissions result in alleged or actual failure to comply with applicable laws, regulations, standards, certifications and orders relating to data privacy or security, we may incur liability. While we endeavor to include indemnification provisions or other protections in such agreements to mitigate liability and losses stemming from our counterparties’ acts or omissions, we may not always be able to negotiate for such protections and, even where we can, there is no guarantee that our counterparties will honor such provisions or that such protections will cover the full scope of our liabilities and losses.

While we strive to comply with our internal data privacy guidelines as well as all applicable data privacy and security laws and regulations, and contractual obligations in respect of personal data, there is no assurance that we are able to comply with these laws, regulations and contractual obligations in all respects. Any failure or perceived failure by us, external service providers or business partners to comply may result in proceedings or actions against us, including fines and penalties or enforcement orders (including orders to cease processing activities) being levied on us by government agencies or proceedings or actions against us by our business partners, customers or end-users, including class action privacy litigation in certain jurisdictions, and could damage our reputation and discourage current and future users from using our products and services, which could materially and adversely affect our business, financial condition and results of operations. In addition, compliance with applicable laws on data privacy requires substantial expenditure and resources, including to continually evaluate our policies and processes and adapt to new requirements that are or become applicable to us on a jurisdiction-by-jurisdiction basis, which would impose significant burdens and costs on our operations or may require us to alter our business practices. Concerns about the security of personal data also could lead to a decline in general Internet usage, which could result in a decrease in demand for our products and services and have a material and adverse effect on our business, financial condition and results of operations. Furthermore, if the local government authorities in our target markets require real-name registration for users of our platform, the growth of our customer and end-user bases may slow down and our business, financial condition and results of operations may be adversely affected.

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We rely on key personnel and employees with the technical know-how to lead and operate our businesses.

We depend on the expertise, experience and efforts of our executive officers and other key employees. A failure to attract and retain executive, business development, technical and other key personnel could reduce our revenues and operational effectiveness. There is a continuing demand for relevant qualified personnel, and we believe that our future growth and success will depend upon our ability to attract, train and retain such personnel.

Competition for personnel in our industry is intense, and there is a limited number of persons with knowledge of, and experience in, this industry. There can be no assurance that we will maintain sufficiently qualified personnel or hire additional qualified personnel on a timely basis, or that we will be able to retain our key management personnel. An inability to attract or maintain a sufficient number of requisite personnel, particularly those with the requisite technical expertise, could have a material adverse effect on our performance or on our ability to capitalize on market opportunities or meet our stated objectives.

If we fail to adequately protect our proprietary rights, our competitive position could be impaired and we may lose valuable assets, generate reduced revenue, and incur costly litigation to protect our rights.

We use intellectual property and technology developed in the course of our business. A substantial part of our commercial success will depend on our ability to establish and protect our intellectual property to maintain our software source code.

A component of the underlying technology on which our technology is built is patented in the United States (Patent Number US 9286274). However, the granting of a patent does not guarantee validity since it may be revoked on the grounds of invalidity at any time during its life and, at any point, an alleged infringer may assert that the patent is invalid. The granting of the patent also does not guarantee that the patentee has freedom to operate the invention claimed in the patent because, for example, the working of a patented invention may be prevented by the existence of another patent. In addition, there are limitations associated with patent protection and, generally speaking, a patent issued in one jurisdiction will not prevent unauthorized exploitation of the invention in other jurisdictions.

Further to the above, the commercial value of our intellectual property assets is dependent on any relevant legal protections. These legal mechanisms, however, do not guarantee that the intellectual property will be protected or that our competitive position will be maintained. No assurance can be given that employees or third parties will not, knowingly or unknowingly, breach confidentiality agreements, infringe or misappropriate our intellectual property or commercially sensitive information or that competitors will not be able to produce non-infringing competitive products. Competition in retaining and sustaining protection of technologies and the complex nature of technologies can lead to expensive and lengthy disputes for which there can be no guaranteed outcome. There can be no assurance that any intellectual property which we (or entities we deal with) may have an interest in now or in the future will afford us commercially significant protection of technologies or that any of the projects that may arise from technologies will have commercial applications.

In addition, there can be no assurance that we will implement adequate measures to protect our intellectual property. Failure in the measures implemented to protect our intellectual property may result in an erosion of any potential competitive position. Additionally, securing rights to (or developing) technologies complementing our existing intellectual property will also play an important part in our commercial success. There is no guarantee that such rights can be secured or such technologies can be developed.

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We face the risk that third parties will claim that we infringe on their intellectual property rights, which could result in costly license fees or expensive litigation.

There is a risk that the validity, ownership or authorized use of intellectual property relevant to us and our technology may be successfully challenged by third parties or that third parties may assert intellectual property infringement, unfair competition or like claims against us under copyright, trade secret, patent or other laws. While we are not aware of any claims of this nature in relation to any of the intellectual property rights in which we have or will acquire an interest, such claims, if made, may harm, directly or indirectly, our business and operations. If we are forced to defend claims of intellectual property infringement, whether they are with or without merit or are determined in our favor, the costs of such litigation may be potentially significant and may divert management’s attention from normal commercial operations. We have not undertaken an exhaustive assessment to determine any potential infringements or like claims.

Any such action as described in the foregoing may adversely affect our business, operating results, and financial performance.

Our results of operations may be harmed if we are subject to a protracted infringement claim, a claim that results in a significant damage award, or a claim that results in an injunction.

If a third party accuses us of infringing on its intellectual property rights or if a third party commences litigation against us for the infringement of intellectual property rights, we may incur significant costs in defending such action, whether or not it ultimately prevails. Typically, intellectual property litigation is expensive and may result in the inability to use the intellectual property in question. Costs that we incur in defending third-party infringement actions may also include diversion of management’s and technical personnel’s time and attention from normal commercial operations.

In addition, parties making claims against us may be able to obtain injunctive or other equitable relief that could prevent us from further using our technology and intellectual property or commercializing our products. In the event of a successful claim of infringement against us, we may be required to pay damages and other costs and obtain one or more licenses from the prevailing third party. If we are not able to obtain these licenses at a reasonable cost, if at all, it could encounter delays in commercializing our products or product introductions and loss of substantial resources while we attempt to develop alternative products. Defense of any lawsuit or failure to obtain any of these licenses could prevent us from commercializing available products and could cause us to incur substantial expense.

Any of these events could adversely impact our business and our future operations and financial performance, position and prospects.

We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

Although our current cash and cash equivalents, anticipated cash flows from operating activities will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for at least 12 months following this offering, there is a risk that we may need additional cash resources in the future to fund our growth plans or if we experience adverse changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for new investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. The issuance and sale of additional equity would result in further dilution to our shareholders. While one or more new debt financings could subject us to any or all of the following risks:

●	default and foreclosure on our assets if our operating revenue is insufficient to repay debt obligations;

●	acceleration of obligations to repay the indebtedness (or other outstanding indebtedness), even if we make all principal and interest payments when due, if we breach any covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

●	diverting a substantial portion of cash flow to pay principal and interest on such debt, which would reduce the funds available for expenses, capital expenditures, acquisitions and other general corporate purposes; and

●	creating potential limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate.

The occurrence of any of these risks could adversely affect our operations or financial condition.

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The ongoing COVID-19 pandemic may adversely affect our operations, which could have a material adverse effect on our results of operations and financial condition.

The world is currently experiencing a deadly outbreak of the coronavirus disease 2019 (“COVID-19”). Public health and government authorities have recommended and mandated precautions to mitigate the spread of COVID-19, including in some cases quarantines and shelter-in-place orders. Despite the recent easing of certain precautions in certain geographic regions, some of our operating counterparties continue to experience temporary operational curtailments. There may be additional curtailments. The COVID-19 pandemic could also disrupt our supply or distribution chains or access to workers, which in turn could adversely impact our sales. Any of these events could have a material adverse impact on our results of operations and financial condition in future periods. We are unable to predict the nature or extent of any impact the COVID-19 pandemic may have on our future results of operations and financial condition.

The ongoing COVID-19 pandemic has significantly impacted the global economy and markets over the past several months and may continue to do so, which could adversely affect our business or the trading price of our ordinary shares.

The global economy and financial markets have experienced significant volatility and uncertainty due to COVID-19. Reduced economic and travel activities or illness among our management team as a result of COVID-19 could limit or delay our business activities. In addition, economic volatility and disruptions in the financial markets could adversely affect our ability to obtain future debt or equity financing on acceptable terms. Government efforts to counter the economic effects of COVID-19 through liquidity and stimulus programs may be insufficient or ineffective in preventing or reducing the effects of a recession. It is difficult to determine the extent of the economic and market impacts from COVID-19 and the many ways in which they may negatively affect our business and the trading price of our ordinary shares.

As a company primarily based outside of the United States, our business is subject to economic, political, regulatory and other risks associated with international operations.

As a company with substantial operations in Australia, our business is subject to risks associated with conducting business outside the United States. Many of our suppliers are located outside the United States. Accordingly, our future results could be harmed by a variety of factors, including:

●	economic weakness, including inflation, or political instability in particular non-U.S. economies and markets;

●	differing and changing regulatory requirements for product approvals;

●	differing jurisdictions could present different issues for securing, maintaining or obtaining freedom to operate in such jurisdictions;

●	potentially reduced protection for intellectual property rights;

●	difficulties in compliance with different, complex and changing laws, regulations and court systems of multiple jurisdictions and compliance with a wide variety of foreign laws, treaties and regulations;

●	changes in non-U.S. regulations and customs, tariffs and trade barriers;

●	changes in non-U.S. currency exchange rates, Australian dollar, U.S. dollar, and currency controls;

●	changes in a specific country’s or region’s political or economic environment;

●	trade protection measures, import or export licensing requirements or other restrictive actions by governments;

●	negative consequences from changes in tax laws; and

●	business interruptions resulting from geo-political actions, including war and terrorism, health epidemics, or natural disasters including earthquakes, typhoons, floods and fires.

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Risks Related to Our Securities and this Offering

The requirements of being a U.S. public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

We have applied to have our ordinary shares and the Warrants listed on Nasdaq. As a U.S. public company, we will be subject to the reporting requirements of the Exchange Act. In addition, we will become subject to other reporting and corporate governance requirements, including certain requirements of the Nasdaq and certain provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), which will impose significant compliance obligations upon us. We will also be required to ensure that we have the ability to prepare financial statements that are fully compliant with all applicable reporting requirements on a timely basis. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual reports with respect to our business and operating results. Sarbanes-Oxley, as well as rules subsequently implemented by the Securities and Exchange Commission, or SEC, and Nasdaq, have imposed increased regulation and disclosure and require enhanced corporate governance practices of public companies. Our efforts to comply with evolving corporate governance laws, regulations and standards are likely to result in increased administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. These changes will require a significant commitment of additional resources. We may need to hire more employees in the future to comply with these requirements, which will increase our costs and expenses.

We may not be successful in implementing these requirements and implementing them could materially adversely affect our business. In addition, if we fail to implement the requirements with respect to our internal accounting and audit functions, our ability to report our operating results on a timely and accurate basis could be impaired. If we do not implement such requirements in a timely manner or with adequate compliance, we might be subject to sanctions or investigations by regulatory authorities, such as the SEC or Nasdaq. Any such action could harm our reputation and the confidence of investors, customers and other third parties with whom we do business and could materially adversely affect our business and cause the trading price of our ordinary shares to fall.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a U.S. public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We are a “foreign private issuer” and may have disclosure obligations that are different from those of U.S. domestic reporting companies. As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which could limit the information publicly available to our shareholders.

As a “foreign private issuer,” we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We will also have four months after the end of each fiscal year to file our annual reports with the SEC and will not be required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the insider reporting and short-swing profit recovery requirements in Section 16 of the Exchange Act. Accordingly, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell their ordinary shares, as the reporting deadlines under the corresponding Australian insider reporting requirements are longer. As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. As a result of such varied reporting obligations, shareholders should not expect to receive the same information at the same time as information provided by U.S. domestic companies.

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In addition, as a foreign private issuer, we have the option to follow certain Australian corporate governance practices rather than those of the United States, except to the extent that such laws would be contrary to U.S. securities laws, provided that we disclose the requirements we are not following and describe the Australian practices we follow instead. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all domestic U.S. corporate governance requirements.

We may lose our “foreign private issuer” status in the future, which could result in additional costs and expenses to us.

We are a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. We may in the future lose foreign private issuer status if a majority of our ordinary shares are held in the United States and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status, such as if: (i) a majority of our directors or executive officers are U.S. citizens or residents; (ii) a majority of our assets are located in the United States; or (iii) our business is administered principally in the United States. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer would be significantly more than the costs incurred as an Australian foreign private issuer. If we are not a foreign private issuer, we would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are generally more detailed and extensive than the forms available to a foreign private issuer. In addition, we may lose the ability to rely upon exemptions from corporate governance requirements that are available to foreign private issuers.

We are an “emerging growth company,” and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our ordinary shares less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act. For as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” until the fifth anniversary of the fiscal year end date following the completion of this offering, however, our status would change more quickly if we have more than US$1.07 billion in annual revenue, if the market value of our ordinary shares held by non-affiliates equals or exceeds US$700 million as of June 30 of any year, or we issue more than US$1.0 billion of non-convertible debt over a three-year period before the end of that period.

Investors could find our ordinary shares less attractive if we choose to rely on these exemptions. If some investors find our ordinary shares less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our ordinary shares and our share price may be more volatile.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our ordinary shares.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 or any subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our ordinary shares.

Prior to this offering, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in preparing our consolidated financial statements as of and for the years ended June 30, 2021 and 2020, we identified material weaknesses in our internal control over financial reporting. As a result of lacking an effective accounting review process, material adjustments were made to the financial statements for the last two fiscal years in order to be in conformity with International Financial Reporting Standards. We also identified a significant deficiency relating to insufficient written policies and procedures for accounting and financial reporting which led to inadequate financial statement closing process. To remediate our material weaknesses, we expect to incur substantially more additional costs for addressing our material weaknesses and deficiencies. Our remedial measures will include: (a) hiring qualified internal control personnel, including financial and IT personnel, to manage the implementation of internal control policies, procedures and improvement of the internal audit function, system user access, security management and data protection, as applicable; (b) developing and implementing written policies and procedures for accounting and financial reporting that meet the standards applied to public companies listed in the United States; and (c) conducting internal control training to management, key operations personnel and the accounting department, so that management and relevant personnel understand the requirements and elements of internal control over financial reporting mandated by the U.S. securities laws. We have already commenced the implementation of several aforementioned remedial measures, which we expect to complete by June 30, 2022. Our ongoing remedial measures include hiring an additional qualified finance employee to facilitate the segregation of duties between the authorization, recording and reporting material transactions, and formal documentation of key Company controls, processes and accounting transactions. The implementation of any or all of these measures, however, still may not fully address the material weaknesses in our internal control over financial reporting. Additionally, as most of our documentation will be prepared internally, we do not expect there to be significant material costs to implement our remedial measures. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

For as long as we are an “emerging growth company”, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404. We could be an “emerging growth company” until the fifth anniversary of the fiscal year end date following the completion of this offering. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation.

If we identify material weaknesses in our internal control over financial reporting, or if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our ordinary shares could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

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Substantial future sales of our ordinary shares, or the perception that these sales could occur, may cause the price of our ordinary shares to drop significantly, even if our business is performing well.

A large volume of sales of our ordinary shares, or securities convertible into or exercisable or exchangeable for our ordinary shares, into the public market, including shares of our ordinary shares issued upon exercise of options or warrants, could decrease the prevailing market price of our ordinary shares and could impair our ability to raise additional capital through the sale of equity securities in the future. Even if a substantial number of sales of our ordinary shares or warrants does not occur, the mere perception of the possibility of these sales could depress the market price of our ordinary shares or warrants and have a negative effect on our ability to raise capital in the future.

We do not anticipate paying cash dividends and, accordingly, shareholders must rely on share appreciation for any return on their investment.

We have never paid any dividends on our ordinary shares. We currently intend to retain our future earnings, if any, to fund the development and growth of our businesses and do not anticipate that we will declare or pay any cash dividends on our ordinary shares in the foreseeable future. See “Dividend Policy.” As a result, capital appreciation, if any, of our ordinary shares will be your sole source of gain on your investment for the foreseeable future. Investors seeking cash dividends should not invest in our ordinary shares.

Our management team will have broad discretion to use the net proceeds from this offering and its investment of these proceeds may not yield a favorable return. They may invest the proceeds of this offering in ways with which investors disagree.

Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our shareholders disagree. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds. We intend to use the proceeds from this offering in the manner described in the section entitled “Use of Proceeds.” The failure by management to apply these funds effectively could negatively affect our ability to operate and grow our business.

We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. In addition, the amount, allocation and timing of our actual expenditures will depend upon numerous factors. Accordingly, we will have broad discretion in using these proceeds. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

Investors in this offering will pay a much higher price than the book value of our ordinary shares and, as a result, you will incur immediate and substantial dilution of your investment.

The initial public offering price of the Units will be substantially higher than the net tangible book value per ordinary share based on the total value of our tangible assets less our total liabilities immediately following this offering. Therefore, if you purchase Units in this offering, you will experience immediate and substantial dilution of approximately $          per ordinary share, representing the difference between our pro forma, as adjusted net tangible book value per ordinary share after giving effect to this offering at an assumed initial public offering price of $          per Unit, assuming no value is attributed to the Warrants included in the Units, the midpoint of the estimated price range set forth on the cover page of this prospectus. As of December 31, 2021, we had 1,312,750 outstanding performance rights to acquire ordinary shares at prices below the assumed initial public offering price. To the extent these outstanding options or the Warrants included as part of the Units are ultimately exercised, you will experience further dilution. See “Dilution.”

Nasdaq may delist our securities from its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

While we expect that our ordinary shares and the Warrants will be listed on Nasdaq following this offering under the trading symbols “LCFY” and LCFY-W, respectively, we cannot assure you that our securities will be or will continue to be listed on Nasdaq. If Nasdaq delists any of our securities from trading on its exchange, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	a determination that our ordinary shares are a “penny stock,” which would require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;

●	a limited amount of news and analyst coverage for us; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

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We are governed by the corporate laws of Australia, which in some cases have a different effect on shareholders than the corporate laws of the United States and may have the effect of delaying or preventing a change in control.

We are governed by the Australian Corporations Act 2001 (Cth) (the “Corporations Act”) and other relevant laws, which may affect the rights of shareholders differently from those of a company governed by the laws of a U.S. jurisdiction, and may, together with our Constitution, have the effect of delaying, deferring or discouraging another party from acquiring control of the Company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance.

U.S. civil liabilities may not be enforceable against us, our directors, our officers or certain experts named in this prospectus.

We are governed by the Corporations Act and our principal place of business is in Australia. Many of our directors and officers, reside outside of the United States, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us and such directors, officers and experts or to enforce judgments obtained against us or such persons, in U.S. courts, in any action, including actions predicated upon the civil liability provisions of U.S. federal securities laws or any other laws of the United States. Additionally, rights predicated solely upon civil liability provisions of U.S. federal securities laws or any other laws of the United States may not be enforceable in original actions, or actions to enforce judgments obtained in U.S. courts, brought in Australian courts, including courts in the State of Western Australia.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our ordinary shares will depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. We cannot assure you that analysts will cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our stock or change their opinion of our ordinary shares, our share price would likely decline. If one or more of these analysts cease coverage of the Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

U.S. holders of our ordinary shares and Warrants may suffer adverse tax consequences if we are characterized as a passive foreign investment company.

We do not believe we are a passive foreign investment company (“PFIC”). However, the determination as to whether we are a PFIC for any taxable year is based on the application of complex U.S. federal income tax rules that are subject to differing interpretations. If we are a PFIC for any taxable year during which a U.S. Holder (as defined under “Material U.S. Federal Income Tax Considerations”) holds the ordinary shares and Warrants, it would likely result in adverse U.S. federal income tax consequences for such U.S. Holder. U.S. Holders should carefully read “Material U.S. Federal Income Tax Considerations for United States Holders” for more information and consult their own tax advisors regarding the likelihood and consequences if we are treated as a PFIC for U.S. federal income tax purposes.

Insiders have substantial control over us which could delay or prevent a change in corporate control or result in the entrenchment of management or the board of directors.

After this offering, our directors, executive officers and principal shareholders, together with their affiliates and related persons, will beneficially own, in the aggregate, approximately 29.7% of our outstanding ordinary shares. As a result, these shareholders, if acting together, may have the ability to determine the outcome of matters submitted to our shareholders for approval, including the election and removal of directors and any merger, or sale of all or substantially all of our assets. In addition, these persons, acting together, may have the ability to control the management and affairs of the Company. Accordingly, this concentration of ownership may harm the market price of our ordinary shares by:

●	delaying, deferring, or preventing a change in control;

●	entrenching our management or the board of directors;

●	impeding a merger, takeover, or other business combination involving us; or

●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Risks Related to Our Warrants

Our warrants have no prior trading history and an active market may not develop, which may limit the ability of our investors to sell warrants.

There is no public market for our warrants . Although we have applied to have the Warrants listed on Nasdaq, an active trading market for the Warrants may never develop or may not be sustained if one develops. If an active market for the Warrants does not develop, it may be difficult to sell your Warrants.

Holders of Warrants purchased in this offering will have no rights as ordinary share shareholders until such holders exercise their Warrants and acquire our ordinary shares, except as set forth in the Warrants.

Until holders of Warrants acquire our ordinary shares upon exercise of the Warrants, such holders will have no rights with respect to the ordinary shares underlying the Warrants, except as set forth in the Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of an ordinary shareholder only as to matters for which the record date occurs after the exercise date. Accordingly, the Warrants do not confer any rights of ordinary share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our ordinary shares at a fixed price for a limited period of time.

The Warrants are speculative in nature.

Holders of the Warrants may exercise their right to acquire the ordinary shares and pay an exercise price of $                 per ordinary share, subject to certain adjustments, commencing immediately upon issuance for a                -year period, after which period any unexercised Warrants will expire and have no further value. Moreover, following this offering, the market value of the Warrants, if any, is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their imputed offering price. The Warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the ordinary shares will ever equal or exceed the exercise price of the Warrants, and consequently, it may not ever be profitable for holders of the Warrants to exercise the Warrants.

Our Warrants will designate the courts of the State of New York sitting in the City and County of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our Warrants, which could limit the ability of Warrant holders to obtain a favorable judicial forum for disputes with our company.

Our Warrants will provide that all questions concerning the construction, validity, enforcement and interpretation of the Warrants shall be governed by and construed and enforced in accordance with the law of the State of New York. Each party to the Warrant will agree that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by the Warrants (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City and County of New York. In addition, each party will irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York, for the adjudication of any dispute under or in connection with or with any transaction contemplated by or discussed in the Warrant, and each party will irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

Notwithstanding the foregoing, this exclusive forum provision shall not apply to suits brought to enforce a duty or liability created by the Exchange Act, any other claim for which the federal courts have exclusive jurisdiction or any complaint asserting a cause of action arising under the Securities Act against us or any of our directors, officers, other employees or agents. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

This choice-of-forum provision may limit a Warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Warrant inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

We may not receive any additional funds upon the exercise of the Warrants.

Each Warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of our ordinary shares determined according to the formula set forth in the Warrant. Accordingly, we may not receive any additional funds upon the exercise of the Warrants.

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USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $_____ million, excluding the proceeds, if any, from the exercise of the Warrants, or $_____ million if the underwriters exercise their option to purchase additional securities in full, from the sale of the Units offered by us, based upon the assumed initial public offering price of $_____ per Unit (the midpoint of the price range set forth on the cover page of this prospectus), after deducting underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the Warrants. An increase (decrease) of $1.00 in the assumed initial public offering price of $___ per Unit would increase (decrease) the net proceeds to us from this offering by $___ million, assuming the number of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The principal purposes of this offering are to increase our capitalization and financial flexibility, create a market for our ordinary shares, and facilitate future access to the public equity markets for us and our shareholders. We currently intend to use the net proceeds of this offering to accelerate the commercialization of our existing technology, continue to innovate by enhancing and developing alternative applications of the technology, reduce debt to strengthen our balance sheet, and execute potential strategic acquisitions, as well as for working capital and other general corporate purposes.

The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. We will have broad discretion in the application of the net proceeds in the category of “for general corporate purposes,” and investors will be relying on our judgment regarding the application of the proceeds of this offering. Depending on the outcome of our business activities and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different proportions than we currently anticipate.

Pending use of the net proceeds from this offering as described above, we intend to invest the net proceeds of this offering in term deposits and short-term, interest-bearing, investment-grade securities or certificates of deposit.

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DIVIDEND POLICY

We have never declared or paid any dividends on our ordinary shares or any of our other securities. We currently intend to retain any future earnings to finance the growth and development of our business, and we do not anticipate that we will declare or pay any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, restrictions under any future indebtedness and other factors the board of directors deems relevant.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2021 derived from our Q2 YTD Unaudited Financial Statements prepared in accordance IFRS:

●	On an actual basis; and

●	On an “as adjusted” basis to give effect to our issuance and sale of the Units in this offering at an assumed initial public offering price of US$ (A$ ) per Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

This table should be read in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes thereto appearing elsewhere in this prospectus.

	As of December 31, 2021
	Actual		As adjusted (1)

Cash and cash equivalents	A$	762,739

Liabilities:
ASX Convertible Notes		405,600
NASDAQ Convertible Notes		1,777,000
Total current debt		2,182,600

Equity:
Issued capital		35,505,073
Reserves		3,778,099
Accumulated losses		(41,510,312)
Total deficiency		(2,227,140)
Total Capitalization	A$	(576,402)

(1) Assumes the option to purchase additional securities is not exercised by the underwriters and no value is attributed to the Warrants included in the Units.

Each $1.00 increase (decrease) in the assumed initial public offering price of $___ per Unit, the midpoint of the range set forth on the cover page of this prospectus, would increase (decrease) each of as adjusted additional paid-in capital, total deficiency and total capitalization by approximately $______million (A$       ), assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of Units we are offering. An increase (decrease) of one million in the number of Units we are offering would increase (decrease) each of as adjusted additional paid-in capital, total deficiency and total capitalization by approximately US$______ million (A$       ), based upon the assumed initial public offering price per Unit remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing.

The outstanding share information in the table above excludes the following:

●	1,312,750 ordinary shares issuable upon the settlement of certain unvested and contingent performance rights outstanding as of December 31, 2021;

●	ordinary shares issuable upon the exercise of the Warrants at an exercise price of $ per share; and

●	ordinary shares issuable upon the exercise of the representative’s warrants (or ordinary shares issuable upon the exercise of the representative’s warrants if the underwriters’ option to purchase additional securities is exercised in full) at an exercise price of $ ___ per ordinary share.

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DILUTION

If you invest in our Units in this offering, your interest will be diluted to the extent of the difference between the initial public offering price per Unit and the as adjusted, net tangible book value per ordinary share immediately after this offering, assuming no value is attributed to the Warrants included in the Units. The historical net tangible book value (deficit) of our ordinary shares as of December 31, 2021 was $(2,825,911), or $(0.15) per share, based upon 18,598,414 ordinary shares outstanding as of such date. Net tangible book value (deficit) per ordinary share represents our total tangible assets less our total liabilities, divided by the number of ordinary shares outstanding at December 31, 2021.

After giving effect to the receipt of the net proceeds from our sale of          Units in this offering at an initial public offering price of $           per Unit, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, as adjusted net tangible book value as of December 31, 2021 would have been  $         million, or $            per ordinary share. This represents an immediate increase in as adjusted net tangible book value of $          per ordinary share to existing shareholders and an immediate dilution of $          per ordinary share, assuming no value is attributed to the Warrants included in the Units, to new investors purchasing Units in this offering.

The following table illustrates this dilution on a per ordinary share basis to new investors (unaudited):

Assumed initial public offering price per Unit		$
Historical net tangible book value per ordinary share at December 31, 2021			(0.15)

Increase in as adjusted net tangible book value per ordinary share attributable to the offering of Units	$
As adjusted net tangible book value per ordinary share after giving effect to the offering of Units		$
Dilution per ordinary share to new investors purchasing Units in this offering		$

A $1.00 increase (decrease) in the assumed initial public offering price of $_____ per Unit, which is the midpoint of the range set forth on the cover page of this prospectus, would increase (decrease) the as adjusted net tangible book value, as adjusted to give effect to this offering, by approximately $___ million or $_____ per ordinary share and would increase (decrease) the dilution to new investors by approximately $____ per ordinary share, assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We may also increase or decrease the number of Units we are offering. An increase of 1,000,000 in the number of Units offered by us would increase our as adjusted net tangible book value by approximately $___ million or $______ per share, and decrease the dilution per ordinary share to investors participating in this offering by $_______ per share, assuming no value is attributed to the Warrants and the assumed initial public offering price per Unit remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Similarly, a decrease of 1,000,000 in the number of Units offered by us would decrease our as adjusted net tangible book value by approximately $______ million or $_____ per ordinary share, and increase the dilution per ordinary share to investors participating in this offering by $______ per ordinary share, assuming no value is attributed to the Warrants and the assumed initial public offering price per Unit remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional securities in full, the net tangible book value per ordinary share, as adjusted to give effect to this offering, would be $______ per ordinary share, and the dilution in net tangible book value per ordinary share to new investors in this offering would be $____ per ordinary share, assuming no value is attributed to the Warrants included in the Units.

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If the underwriters exercise option to purchase additional securities in full, the as adjusted net tangible book value per ordinary share after the offering would be $        , the increase in as adjusted net tangible book value per ordinary share to existing shareholders would be $____ and the immediate dilution in net tangible book value per ordinary share to new investors in this offering would be $____, assuming no value is attributed to the Warrants.

The following table summarizes, as of December 31, 2021, on an as adjusted basis as described above, the aggregate number of ordinary shares, as well as the total consideration and the average price per ordinary share paid to us by existing shareholders and to be paid by new investors acquiring shares in this offering, assuming no value is attributed to the Warrants.

	Shares Purchased		Total Consideration			Average Price Per
	Number	%	Amount		%	Share
Existing shareholders before this offering	18,598,414			$25,776,683		$1.38
Investors participating in this offering, assuming no value is attributed to the Warrants
Total			$			$

The table above assumes no exercise of the underwriters’ option to purchase additional ordinary shares and/or Warrants. If the underwriters’ option to purchase additional ordinary shares and/or Warrants is exercised in full, the number of ordinary shares held by the existing shareholders after this offering would be reduced to          % of the total number of ordinary shares outstanding after this offering, and the number of ordinary shares held by new investors would increase to                    ordinary shares, or          % of the total number of ordinary shares outstanding after this offering.

The outstanding share information in the table above excludes the following:

●	1,312,750 ordinary shares issuable upon the settlement of certain unvested and contingent performance rights outstanding as of December 31, 2021;

●	ordinary shares issuable upon the exercise of the Warrants at an exercise price of US$ _____ per share; and

●	ordinary shares issuable upon the exercise of the representative’s warrants (or ordinary shares issuable upon the exercise of the representative’s warrants if the underwriters’ option to purchase additional securities is exercised in full) at an exercise price of $ ___ per ordinary share.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read together with our consolidated financial statements, prepared in accordance with IFRS, and the related notes and the other financial information included elsewhere in this prospectus. Amounts for subtotal, totals and percentage variances included in tables may not sum or calculate using the numbers as they appear in the tables due to rounding. This discussion contains forward-looking statements that involve significant risks and uncertainties. Our actual results, performance and achievements could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are an Australian company currently focused on commercializing our Software as a Service (SaaS) online publishing technology platform. Key aspects of our platform are patented in the United States. Central to our platform is the ability to publish almost any type of content to almost any device that uses a web browser to display web content. Further to that, our platform programmatically optimizes the published content for local search. Once data is integrated with our platform, the production of pages is largely automated. This enables the publication of large volumes of landing pages optimized for customer relevant search queries for local products and services in target locations.

“Local search” is one of the strongest emerging trends in search engine optimization, with consumers increasingly searching for products and services in close proximity to their immediate location. Approximately 46% of all online search is “local”. We provide businesses an automated and cost-effective solution to increase their online visibility. The objective is to increase the likelihood that local consumers will find our customer’s business online when searching for local products and services, regardless of search method. Regardless of whether the consumer is searching using more traditional means, such as by typing, or by using more modern methods such as voice search (e.g., Google Home, Alexa, Siri), a recent emergent trend, the landing pages are designed to be found for relevant search terms, locally. This is achieved through the automated attribution of schema and speakable codes to published content, which ensures that content and the context in which it is used is understood by all device types, including voice assistants.

The landing pages produced by our platform contain features that would otherwise require significant manual effort to achieve, or the application of additional and more expensive solutions. Our technology results in fast page load speed and the seamless delivery of content to all device types due to the platform’s adaptive nature of publishing content, and the automated attribution of security. We believe the results recently achieved in multiple markets, including North America, Australia and the UK, demonstrate the capability of our technology. Across 21,960 landing pages published up to November 28, 2021, more than 50% of these pages appeared in page one search results for the target keyword and location, while more than 33% of pages appeared in either the first, second and third positions on Page 1.

The importance of Page 1 results is exemplified by consumer behavior studies that found more than 95% of consumers were more likely to enter a new search query than to proceed to page 2 of a search result.

Specifically, our technology is able to process structured data provided in standard technical formats (for example XML, JSON, CSV and XLS) of any quantity, to be published to any web browser and made accessible on any viewing device that uses a browser to display content, including smart phones, tablets, laptops, desktops and wearables (in so far as the content from data feeds can be published on a myriad of devices). Data may be transmitted via Web API, FTP or local upload. In March 2016, we were granted a patent in the United States (Patent Number US 9286274) relating to this process.

Impact of COVID-19

We have been largely unaffected by COVID-19. Our existing larger international customers appeared to have withstood any financial impact caused by COVID-19 on their business. Our smaller customers are predominantly based in Australia, where COVID-19 generally had a relatively minor disruption to businesses.

Key Components of Our Results of Operations

Revenue. We derive substantially all of our revenue from license subscription fees earned from customers using our technology as well as from data and advertising fees earned from customers publishing their content on our digital property network.

We derived license subscription fees from 996 direct customers for the year ended June 30, 2021, as compared to license subscription fees from 297 direct customers for the year ended June 30, 2020. This increase was largely due to the acquisition of the PinkPages directory in November 2020. We derived license subscription fees from 17 channel partners that acquired 1,306 end user licenses for the year ended June 30, 2021, as compared to 7 channel partners that acquired 513 end user licenses for the year ended June 30, 2020. We derived data revenues from 8 data partners representing approximately 2.7 million end users for the year ended June 30, 2021, as compared to 8 data partners representing approximately 1.9 million end users for the year ended June 30, 2020.

Historically, we have not experienced any significant recoverability issues with respect to our accounts receivable. We offer tiered, volume-based discounts to our largest customers and in some cases, customers are contracted to some level of minimum revenue commitment.

Cost of Revenue and Gross Margin. Cost of revenue consists primarily costs of bandwidth purchased from cloud providers and third-party software resold individually or as part of a bundled solution. Gross profit is equal to our total revenues less cost of revenues. Gross profit as a percentage of our total revenue is referred to as gross margin. Our gross margin has been and will continue to be affected by a number of factors, including the timing and extent of our investments in our operation, our ability to manage server costs, our ability to manage the usage of third-party software and the extent to which we periodically choose to pass on the cost savings from lower pricing and higher utilization to our customers in the form or lower prices as well as our efforts to drive greater usage of our products through attractive pricing.

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Operating Expenses. The most significant components of operating expenses are personnel costs, which consist of salaries, benefits, bonuses and commissions. We also incur other non-personnel costs related to our general overhead expenses. We plan to continue investing in sales and marketing by increasing our sales and marketing headcount, expanding our sales channels and building our brand awareness. We expect our sales and marketing expenses to continue to increase in absolute dollars for the foreseeable future as we expand our sales and marketing efforts, although these expenses may fluctuate as a percentage of our total revenue from period to period depending on the timing of these expenses and, over the longer term, we expect them to decline as a percentage of revenue as we scale our business. Following the completion of this offering, we expect to incur additional expenses as a result of operating as a public company, including costs to comply with the rules and regulations applicable to companies listed on a national securities exchange, costs related to compliance and reporting obligations pursuant to the rules and regulations of the SEC and increased expenses for insurance, investor relations and professional services.

Operating Results

Comparison of the Six Months Ended December 31, 2021 and 2020

We have based the following discussion of our financial condition and results of operations on our Q2 YTD Unaudited Financial Statements and the notes thereto, included elsewhere in this prospectus.

The following table sets forth information concerning our operating results for the six months ended December 31, 2021 and 2020:

	Six Months Ended December 31,
	2021 A$ (unaudited)	2020 A$ (unaudited)
Revenue	1,795,821	916,380
Other income	386,245	775,058
Technology expense	(776,023)	(263,831)
Employee benefits expense	(2,098,756)	(1,083,559)
Occupancy expense	(23,167)	(31,673)
Advertising expense	(39,379)	(40,529)
Consultancy expense	(352,609)	(159,283)
Depreciation and amortization expense	(200,544)	(194,297)
Other expenses	(40,670)	(5,732)
Impairment of financial assets	-	(10,726)
Operating loss	(1,349,082)	(98,192)
Financial cost	(24,530)	(35,993)
Loss before income tax	(1,373,612)	(134,185)
Income tax expense	-	-
Loss for the year	(1,373,612)	(134,185)
Other comprehensive income	(18,050)	21,411
Total comprehensive loss for the year	(1,391,662)	(112,774)

Revenue

	Six Months Ended December 31,		Change
	2021 A$ (unaudited)	2020 A$ (unaudited)	A$	%
Revenue	1,795,821	916,380	879,441	+95.9%
Other income	386,245	775,058	(388,813)	-50.1%

There was a A$879,441 increase in overall revenue for the six month period ended December 31, 2021 compared to the six month period ended December 31, 2020. Of this increase, A$220,432 is attributed to our acquisition of PinkPages in November 2020 and primarily results from the recognition of revenue from July to December 2021 as compared to November and December 2020, the only two months for which we included results from PinkPages for the same period in 2020. Subscription revenues (excluding those derived from PinkPages) increased by A$594,795 for the six month period ended December 31, 2021 compared to the six month period ended December 31, 2020, an increase of 169%. This increase is primarily due to the commercial release of our Landing Page and “proximity” products.

During the six month period ended December 31, 2020, other income included A$277,700 in COVID-19 related government subsidies. We did not receive any equivalent government subsidies during the six months ended December 31, 2021. Research and development grants, comprising an “R&D Tax Incentive” comprised A$386,245 for the six month period ended December 31, 2021, compared to A$497,358 for the six month period ended December 31, 2020.

Operating Expenses

	Six Months Ended December 31,		Change
	2021 A$ (unaudited)	2020 A$ (unaudited)	A$	%
Technology expense	(776,023)	(263,831)	(512,192)	194.1%
Employee benefits expense	(2,098,756)	(1,083,559)	(1,015,197)	93.6%
Occupancy expense	(23,167)	(31,673)	8,506	(26.8)%
Advertising expense	(39,379)	(40,529)	1,150	(2.8)%
Consultancy expense	(352,609)	(159,283)	(193,326)	121.3%
Depreciation and amortization expense	(200,544)	(194,297)	(6,247)	3.2%
Other expenses	(40,670)	(5,732)	(34,938)	609.5%
Impairment of financial assets	-	(10,726)	10,726	(100)%
Total Operating Expenses	(3,531,148)	(1,789,630)	(1,741,518)	97.3%

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Total Operating Expenses increased to A$3,531,148 for the six months ended December 31, 2021 from A$1,789,630 for the six months ended December 31, 2020, an increase of 97.3%. This increase was primarily due to the scaling up of our sales activities, increasing operational and technical resources as a result of our existing and anticipated growth, and establishing systems to support and enable further growth.

Technology expense. Technology expense includes the software and hosting services required to operate and maintain our platform, software that we use in the management of our broader operations, and third-party solutions that we may offer for resale, typically as part of a bundled solution. The increase in technology expense for the six months ended December 31, 2021 compared to the six months ended December 31, 2020 is mainly attributed to the increase in the sales of bundled “proximity” solutions, which incorporates an element of third-party software.

Employee benefits expense. Employee benefits expense relates to our engagement of employees and contractors, together with associated expenses including recruitment, payroll taxes and insurances. Total costs increased by A$1,015,197 for the six months ended December 31, 2021 compared to the six months ended December 31, 2020, as we increased sales and operational resources in our key markets (Australia, North America and Europe).

Occupancy expense. The decrease in occupancy expenses for the six months ended December 31, 2021 compared to the six months ended December 31, 2020 was primarily due to the non-renewal of certain leased premises.

Advertising expense. Advertising expenses include the engagement of corporate marketing consultants and the purchase of third-party online advertising as required in specific customer engagements. These expenses were largely unchanged during the six months ended December 31, 2021 compared to the six months ended December 31, 2020.

Consultancy expense. Consultancy expenses include tax, corporate and general advisory services provided by third-party consultants. The increase in consultancy expenses during the six months ended December 31, 2021 compared to the six months ended December 31, 2020 was primarily due to the costs associated in preparing this offering.

Depreciation and amortization expense. The six month periods ended December 31, 2021 and 2020 include the amortization of acquired database assets together with the depreciation of right-of-use assets with respect to the lease of office space in Perth, Australia.

Other expenses. Other expenses are sundry costs incurred that relate to business operations, which include insurance policies, legal and travel costs. Other expenses for the six months ended December 31, 2020 included a net gain of A$38,580 in realized foreign exchange which largely accounts for the difference in other expenses incurred during the six months ended December 31, 2021.

Comparison of the Years Ended June 30, 2021 and 2020

The following table sets forth information concerning our operating results for the years ended June 30, 2021 and 2020:

	Year Ended June 30,
	2021 A$	2020 A$
Revenue	2,191,425	1,985,362
Other income	788,258	615,356
Technology expense	(651,644)	(979,161)
Employee benefits expense	(2,359,459)	(2,389,185)
Occupancy expense	(52,219)	(104,419)
Advertising expense	(67,575)	(265,996)
Consultancy expense	(240,928)	(273,978)
Depreciation and amortization expense	(397,506)	(362,917)
Other expenses	(132,515)	(438,418)
Impairment of financial assets	(14,690)	-
Operating loss	(936,853)	(2,213,356)
Financial cost	(58,913)	(108,471)
Loss before income tax	(995,766)	(2,321,827)
Income tax expense	-	-
Loss for the year	(995,766)	(2,321,827)
Other comprehensive income	(1,653)	(4,205)
Total comprehensive loss for the year	(997,419)	(2,326,032)

Revenue

	Year Ended June 30,		Change
	2021 A$	2020 A$	A$	%
Revenue	2,191,425	1,985,362	206,063	+10.4%
Other income	788,258	615,356	172,902	+28.1%

While there was a 10.4% increase in overall revenue, of particular significance was the change in the mix of underlying revenue from a declining print business (resulting from our acquisition of SuperMedia in 2018) to a largely recurring subscription-based revenue. The strategic rationale for the SuperMedia acquisition was to gain access to their customer list and online directory asset, however, a requirement for the acquisition was to also acquire its print business. The print operations were never intended to be a continued business and were incidental to the acquisition. Hence, FY20 included A$310,349 print directory revenues, which in FY21 was a discontinued product line with no attributed revenue. Overall revenues from subscriptions were A$1,362,110 for the year ended June 30, 2021, as compared to A$831,733 for the year ended June 30, 2020, or an increase of A$530,377. This increase in subscription revenues included A$467,702 in additional subscription revenues, attributable to our acquisition of PinkPages in November 2020. Other income included government subsidies, which was A$290,900 for the year ended June 30, 2021 compared to A$116,000 for the year ended June 30, 2020, comprising “Jobkeeper” and “COVID-19 Cashflow Boost subsidies,” and research and development grants, which was A$497,358 for the year ended June 30, 2021 compared to A$494,577 for the year ended June 30, 2020, which comprised “R&D Tax Incentive.”

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Operating Expenses

	Year Ended June 30,		Change
	2021 A$	2020 A$	A$	%
Technology expense	(651,644)	(979,161)	327,517	(33.4)%
Employee benefits expense	(2,359,459)	(2,389,185)	29,726	(1.2)%
Occupancy expense	(52,219)	(104,419)	52,200	(50.0)%
Advertising expense	(67,575)	(265,996)	198,421	(74.6)%
Consultancy expense	(240,928)	(273,978)	33,050	(12.1)%
Depreciation and amortization expense	(397,506)	(362,917)	(34,589)	9.5%
Other expenses	(132,515)	(438,418)	305,903	(69.8)%
Impairment of financial assets	(14,690)	-	(14,690)	N/A
Total Operating Expenses	(3,916,536)	(4,814,074)	(897,538)	(18.6)%

Total Operating Expenses decreased to A$3,916,536 for the year ended June 30, 2021 from A$4,814,074 for the year ended June 30, 2021, a decrease of 18.6%. This decrease was primarily due to the changes discussed below.

Technology expense. Technology expense includes the software and hosting services required to operate and maintaining our platform, software that we use in the management of our broader operations and third-party solutions that we may offer for resale, typically as part of a bundled solution. The decline in technology expense for the year ended June 30, 2021 compared to the year ended June 30, 2020 is mainly attributed to the reduction in the sale of third-party solutions, primarily as a result of a change in product mix.

Employee benefits expense. Employee benefits expense relates to our engagement of employees and contractors together with associated expenses including recruitment, payroll taxes and insurances. While the total costs were relatively unchanged for the year ended June 30, 2021 compared to the year ended June 30, 2020, we made significant changes in the reallocation of resources. Costs attributed to the now discontinued print business were redeployed to bolster sales and services related to our channel reseller target market.

Occupancy expense. From July 1, 2019 we have adopted IFRS 16 Leases which has resulted in changes in the classification, measurement and recognition of leases. The new standard, among other things, requires recognition of a right-of-use asset (the leased item) and a financial liability (lease payments) with expenses being recognized as depreciation costs. In applying IFRS 16 for the first time, as permitted by the standard, we have elected not to apply the new standard to existing short-term leases, but have applied the new standard to the lease of our head office in Perth, Australia. As a result, the financial impact from our application of the new standard is a comparative decrease in occupancy expenses and an increase in depreciation expenses. The decrease in occupancy expenses for the year ended June 30, 2021 compared to the year ended June 30, 2020 was also due to the non-renewal of certain leased premises.

Advertising expense. Advertising expenses during the year ended June 30, 2020 included print directory production costs, which was discontinued for the year ended June 30, 2021, representing a cost decrease of A$82,389. Further expense reductions of A$60,939 resulted from the decrease in the resale of third-party online advertising solutions as we continue to assist customers acquired through SuperMedia transition to use our technology.

Consultancy expense. Consultancy expenses include tax, corporate and general advisory services provided by third-party consultants.

Depreciation and amortization expense. During the years ended June 30, 2021 and 2020, we continued to amortize the acquired database assets for Hotfrog and SuperPages. Amortization expense commenced for the PinkPages database asset acquired during the year ended June 30, 2021. The depreciation of right -of -use assets was A$34,819 for the year ended June 30, 2021 and A$23,213 for the year ended June 30, 2020.

Other expenses. Other expenses are sundry costs incurred that relate to business operations which includes insurances, legal and travel costs. The decrease in other expenses for the year ended June 30, 2021 compared to the year ended June 30, 2020 is mainly attributed to the reduction in legal expenses to A$93,801 for the year ended June 30, 2021, from A$249,316 for the year ended June 30, 2020, primarily as a result of legal work undertaken in connection with a possible offering in Australia in the year ended June 30, 2020, with no corresponding work in the year ended June 30, 2021, as well as to the decrease in travel & related expenses to A$7,558 for the year ended June 30, 2021, from A$56,290 for the year ended June 30, 2020, and in business expenses to A$4,958 for the year ended June 30, 2021, from A$31,531 for the year ended June 30, 2020, as well as to a one-time share based payment of A$30,800 that occurred in the year ended June 30, 2020.

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Liquidity and Capital Resources

Overview

Since our inception and through December 31, 2021, we have financed our operations and capital expenditures primarily through cash flows generated by operations and private sales of our equity securities. From our inception in 2009 through to December 31, 2021, we have raised in excess of A$35 million of equity capital, in connection with such financings.

Comparison of the Six Months ended December 31, 2021 and 2020

	As at December 31,
	2021 A$ (unaudited)	2020 A$ (unaudited)

Cash and cash equivalents	762,739	399,571
Accounts receivable, net	850,825	462,242
Current Liabilities	4,200,510	2,525,532
Working capital (1)	(2,284,161)	(1,518,665)

(1) Working capital is defined as current assets less current liabilities.

The table below presents our cash flows for the periods indicated:

	Six Months Ended December 31,
	2021 A$ (unaudited)	2020 A$ (unaudited)
Net cash used by operating activities	(1,320,522)	276,545
Net cash used by investing activities	(295,564)	(418,965)
Net cash from financing activities	1,728,094	380,800
Net increase/(decrease) in cash and cash equivalents	112,008	238,380

Operating Activities

For the six months ended December 31, 2021, net cash used by operating activities was A$1,320,522, attributable to a net loss of A$1,373,612. For the six months ended December 31, 2020, net cash used by operating activities was A$276,545, attributable to a net loss of A$134,185. The increase in net cash expenditure for the six month period ended December 31, 2021 is indicative of the increase in sales and commercial activities compared to December 31, 2020 as well as a decrease in government subsidies due to COVID-19.

Investing Activities

For the six months ended December 31, 2021 and 2020, net cash used by investing activities was A$295,564 and A$418,965, respectively, attributable to A$261,737 and A$418,965 respectively, in cash payments for the purchase of intellectual property. Further cash payments of A$33,827 were made for the purchase of property, plant and equipment during the six month period ended December 31, 2021.

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Financing Activities

For the six months ended December 31, 2021, net cash from financing activities was A$1,728,094, of which A$1,747,000 was from the issuance of convertible loan notes which would convert to ordinary shares upon Nasdaq listing (the “NASDAQ Convertible Notes”) and offset by a A$18,906 reduction in leasing liabilities.

For the six months ended December 31, 2020, net cash from financing activities was A$380,800, of which A$699,850 was from the issuance of shares, partially offset by A$314,070 from the net repayment of borrowings and A$4,980 reduction in leasing liabilities.

Comparison of the Years ended June 30, 2021 and 2020

The following table shows our cash, accounts receivable and working capital as of the dates indicated:

	As at June 30,
	2021 A$	2020 A$

Cash and cash equivalents	650,731	161,191
Accounts receivable, net	391,016	232,017
Current liabilities	2,402,068	2,683,588
Working capital (1)	(1,126,033)	(2,171,930)

(1) Working capital is defined as current assets less current liabilities.

The table below presents our cash flows for the periods indicated:

	Years Ended June 30,
	2021 A$	2020 A$
Net cash used by operating activities	(496,031)	(1,484,589)
Net cash used by investing activities	(442,423)	(54,137)
Net cash from financing activities	1,427,994	1,397,961
Net increase/(decrease) in cash and cash equivalents	489,540	(140,765)

Operating Activities

For the year ended June 30, 2021, net cash used by operating activities was A$496,031, attributable to a net loss of A$995,766 adjusted for A$410,543 in operating cash flows before movements in working capital as well as a net cash inflow from cash generated from operations of A$89,192. Operating cash flows before movements in working capital of A$410,543 consisted of A$397,506 in depreciation and amortization expenses, A$14,690 from expected credit losses and A$1,653 of foreign exchange loss.

For the year ended June 30, 2020, net cash used by operating activities was A$1,484,589, attributable to a net loss of A$2,321,827 adjusted for A$397,442 in operating cash flows before movements in working capital as well as a net cash inflow from cash generated from operations of A$439,796. Operating cash flows before movements in working capital of A$397,442 consisted of A$370,847 in depreciation and amortization expenses, A$30,800 in share-based payments and A$4,205 of foreign exchange loss.

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Investing Activities

For the years ended June 30, 2021 and 2020, net cash used by investing activities was A$442,423 and A$54,137, respectively, attributable to A$433,639 and A$52,656 respectively, in cash payments for the purchase of intellectual property and further cash payments of A$8,784 and A$1,481, respectively, for the purchase of property, plant and equipment.

Financing Activities

For the year ended June 30, 2021, net cash from financing activities was A$1,427,994, of which A$1,739,999 was from the issuance of shares, partially offset by A$284,070 from the net repayment of borrowings and A$17,785 reduction in leasing liabilities.

For the year ended June 30, 2020, net cash from financing activities was A$1,397,961, of which A$2,301,050 was from the issuance of shares, partially offset by A$800,000 for payment for cancellation of shares, A$87,412 from net repayment of borrowings and A$13,235 reduction in leasing liabilities.

We intend to increase our capital expenditures to support the growth in our business and operations. Together with our existing cash and cash equivalents, funds raised in the offering will be sufficient to meet our anticipated cash needs for at least the next 12 months. However, our liquidity assumptions may prove to be incorrect, and we could exhaust our available financial resources sooner than we currently expect. We may seek additional funds at any time through equity, equity linked or debt financing arrangements. Our future capital requirements and the adequacy of available funds will depend on many factors, including those described in the section of this prospectus captioned “Risk Factors”. We may not be able to secure additional financing to meet our operating requirements on acceptable terms, or at all.

Off-Balance Sheet Arrangements

We have not engaged in any off-balance sheet financing arrangements and do not have any holdings in variable interest entities. We do not have any contingent assets or liabilities.

Recently Issued Accounting Pronouncements

We have adopted all of the new and revised Standards and Interpretations issued by IASB that are relevant to our operations and effective for the current year.

New and revised Standards and amendments thereof and Interpretations effective for the current year that are relevant to us include:

●	IFRS 16 “Leases”; and

●	Interpretation 23 “Uncertainty over Income Tax Treatments”.

IFRS 16 Leases

We applied IFRS 16 Leases from July 1, 2019, which has resulted in changes in the classification, measurement and recognition of leases. The new standard introduces significant changes to lessee accounting by removing the distinction between operating and finance leases and requiring the recognition of a right-of-use asset and a lease liability at commencement for all leases, except for short-term leases and leases of low value assets.

In applying IFRS 16 for the first time, as permitted by the standard, we have not elected to reassess whether a contract is, or contains, a lease at the date of initial application Instead, for contracts entered before the transition date we based our assessment by applying AASB 17 Leases and Interpretation 4 Determining whether an Arrangement contains a Lease. Further, the remaining terms of leases commencing before 1 July 2019 was less than 12 months. We started to apply IFRS 16 towards long term leases commencing during the year ended June 30, 2020. This has resulted in a comparative decrease in rent expenses and an increase in depreciation expenses.

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Interpretation 23 Uncertainty over Income Tax Treatments

We have significant tax losses carried forward but have assessed that they are not yet to be recognized in the accounts until such time that we are in a position to utilize those losses.

Impact of standards issued but not yet effective

The new Standards and Interpretations that have been issued but are not yet effective are not expected to have a material impact on the amounts recognized or disclosure included in our consolidated financial statements.

Contractual Obligations

Our future minimum payments under non-cancelable contracts were as follows as of December 31, 2021:

Contractual Obligations					Payment due by period
	Total		Less than 1 year		1–3 years		3–5 years		More than 5 years
Short-Term Debt Obligations (1)	A$	405,600	A$	405,600	A$	-	A$	-	A$	-
Convertible Notes (2)		1,777,000		1,777,000		-		-		-
Lease Payments(3)		570,324		53,338		226,673		290,313		-
Purchase Obligations (4)		114,466		114,466		-		-		-
Total	A$	2,867,390	A$	2,350,404	A$	226,673	A$	290,313	A$	-

(1)	Relate to unsecured convertible notes which we would seek to repay.
(2)	Relate to unsecured debt which would convert to ordinary shares upon Nasdaq listing.
(3)	We lease our corporate head office in Perth, Australia under an operating lease arrangement that expires November 20, 2026. The terms of the lease agreement provide for rental payments on a graduated basis. We recognize rent expense on a straight-line basis over the lease periods.
(4)	Amounts consist of purchase obligations with certain vendors to provide products and services for operating purposes.

The commitment amounts in the table above are associated with contracts that are enforceable and legally binding and that specify all significant terms, including fixed or minimum services to be used, fixed, minimum or variable price provisions, and the approximate timing of the actions under the contracts. The table does not include obligations under agreements that we can cancel without a significant penalty. We do not have any capital lease obligations and all of our property, equipment and software have been purchased with cash.

We enter into agreements in the normal course of business with vendors for products and services for operating purposes which are cancellable at any time by us. These payments are not included in this table of contractual obligations.

Quantitative and Qualitative Disclosure about Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in interest rates and foreign currency exchange rate risk.

Interest Rate Risk

As of December 31, 2021, we had cash and cash equivalents of A$762,739 (year ended June 30, 2021: A$650,731). We have limited exposure to interest rate risk. Our exposure to market interest rates relates primarily to short-term deposits. Our cash and cash equivalents are not locked into long-term deposits at fixed rates so as to mitigate the risk of earning interest below the current floating rate. We do not have any credit facilities bearing variable interest rates or that allow lenders to reset the interest rate or the basis for the interest rate.

Foreign Currency Exchange Rate Risk

As a result of services provided by third parties in the United States, Canada and Europe, we incur financial assets and liabilities in foreign currency denominated transactions that are affected by movements in the applicable exchange rate. We do not enter into any hedging transactions, although trade receivables and cash at banks held in foreign currency denominations provide a partial natural hedge against liabilities to be settled in foreign currencies. We are primarily exposed to foreign exchange risk inherent in U.S. dollar-denominated contracts related to our commercialization and acquisition activities. As of December 31, 2021 and December 31, 2020, we had a decline of A$30,736 and an increase of A$228,063, respectively, in net exposure to the U.S. dollar, primarily in payables. An appreciation of the Australian dollar against the U.S. dollar by 10% would have decreased our operating loss for the period ended December 31, 2021 by A$2,794 and increased our operating loss for the period ended December 31, 2020 by A$20,733, while a depreciation would have increased our operating loss for the period ended December 31, 2021 by A$3,073 and would have decreased our operating loss by A$22,806 for the period ended December 31, 2020. As we continue our commercialization and acquisition activities, we expect to face continued exposure to exchange rate risk from the U.S. dollar. There was minimal or insignificant exposure to the euro, Great British Pound or to the Canadian dollar during the periods ended December 31, 2021 and 2020.

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BUSINESS

History and Development of the Company

We were incorporated on April 23, 2009 in Australia under the name Gumiyo Australia Pty Ltd. On January 14, 2021 we changed our name to Locafy Limited. On May 31, 2012, we established Moboom USA Inc. as a wholly owned subsidiary in the state of Delaware in the United States. As of the date hereof, Moboom USA Inc. has ceased operations, and we intend to formally close the company. Our principal executive offices are located at 246A Churchill Avenue, Subiaco Western Australia 6008, Australia and our telephone number is +61 409 999 339. Our website address is www.locafy.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Overview

We are an Australian company currently focused on commercializing our Software as a Service (SaaS) online publishing technology platform. Key aspects of our platform are patented in the United States. Central to our platform is the ability to publish almost any type of content to almost any device that uses a web browser to display web content. Further to that, our platform programmatically optimizes the published content for local search. Once data is integrated with our platform, the production of pages is largely automated. This enables the publication of large volumes of landing pages optimized for customer-relevant search queries for local products and services in target locations.

“Local search” is one of the strongest emerging trends in search engine optimization, with consumers increasingly searching for products and services in close proximity to their immediate location. Approximately 46% of all online search is “local”. We provide businesses an automated and cost-effective solution to increase their online visibility. The objective is to increase the likelihood that local consumers will find our customer’s business online when searching for local products and services, regardless of search method. Regardless of whether the consumer is searching using more traditional means, such as by typing, or by using more modern methods such as voice search (e.g., Google Home, Alexa, Siri), a recent emergent trend, the landing pages are designed to be found for relevant search terms, locally. This is achieved through the automated attribution of schema and speakable codes to published content, which ensures that content and the context in which it is used is understood by all device types, including voice assistants.

The landing pages produced by our platform contain features that would otherwise require significant manual effort to achieve, or the application of additional and more expensive solutions. Our technology results in fast page load speed and the seamless delivery of content to all device types due to the platform’s adaptive nature of publishing content, and the automated attribution of security. We believe the results recently achieved in multiple markets, including North America, Australia and the UK, demonstrate the capability of our technology. Across 21,960 landing pages published up to November 28, 2021, more than 50% of these pages appeared in page one search results for the target keyword and location, while more than 33% of pages appeared in either the first, second and third positions on Page 1.

The importance of Page 1 results is exemplified by consumer behavior studies that found more than 95% of consumers were more likely to enter a new search query than to proceed to page 2 of a search result. Specifically, our technology is able to process structured data provided in standard technical formats (for example, XML, JSON, CSV and XLS) of any quantity, to be published to any web browser and made accessible on any viewing device that uses a browser to display content, including smart phones, tablets, laptops, desktops and wearables (in so far as the content from data feeds can be published on a myriad of devices). Data may be transmitted via Web API, FTP or local upload. In March 2016, we were granted a patent in the United States (Patent Number US 9286274) relating to this process.

We believe that our technology is able to provide a number of products and services that are of value to our customers and are capable of generating revenue for us. We believe our technology has several key competitive advantages, including:

●	Page speed: the very fast loading speed of web pages produced using our technology;
●	Automated security features: the automated attribution of security certificates (SSL) to published web pages;

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●	Seamless display of content across all devices: using the adaptive delivery of content we initially detect the device accessing a page published by Locafy. We produce the web page in accordance with the device profile in near-real time, which displays in the correct format on any device with an Internet browser;
●	Automated schema deployment: the automated attribution of a schema and speakable to content published on a web page to enhance search engine optimization for both traditional and voice search. “Speakable” is a type of schema developed by Google that translates longer-form website content from text-to-speech allowing for audible playback);
●	Scale: the substantial scale at which our platform is able to ingest and automatically publish structured data to produce individual, content-specific web pages;
●	State of the art page structures: the ability to increase the organic search engine ranking results by publishing content onto proprietary designed page structures (automated “search engine optimization” or “SEO”);
●	Synchronized publication of content: acting as a publishing “end point” for third -data providers (for example, citation management companies and Google My Business), who maintain control of their client’s data in their own database; and
●	Centralized maintenance: the ability for us to maintain and implement technology improvements centrally for all published pages is a unique feature of our platform that reduces maintenance costs.

To continue our research into the deployment of large-scale web page production from structured data, in November 2016 we acquired the business assets relating to Hotfrog, a global online business directory. This acquisition allowed us to apply our technology to Hotfrog’s large customer database by repurposing Hotfrog’s business listing data to produce individual web pages. Additionally, the acquisition demonstrated a live use-case for our technology. We have undertaken several years of research since the acquisition to streamline the delivery of product, improve usability and flexibility for customers, and improve the performance of the products in the market.

As an example, voice search has recently been trending in the market. Today, all web products deployed using our technology have voice search optimization automatically attributed to content as it is published online. The majority of business listing information is not voice search enabled, which would impact the likelihood of appearing in voice search results. We intend to keep abreast of market trends and changes and to seek further channels and applications for our technology.

Our Industry

For the approximate 213 million small-to-medium businesses (“SMBs”) in the world that may be seeking to get found online for the products and services they offer, there are two main alternatives. The first is to pay for digital advertising and the alternative is to buy search engine optimization (“SEO”) services to enhance their own online presence. Both markets are substantial, with annual spend on digital advertising anticipated to be around $571 billion in 2021 and spend on SEO predicted to reach $773 billion globally in 2022.

Before the advent of search engines such as Google, Yahoo! and Bing, one method for finding information online was through web directories. A web directory is a searchable catalogue of links to external websites. The links are typically organized according to categories, for example “professional services > bookkeeping.” A person searching for information can also browse by category or type a query in a search box. Many of these early web directories were built by companies that owned print directories, and they tended to employ the same commercial strategies online as they did in print. That business model has been superseded by search engine tactics that favor results for the most relevant service in the nearest proximity to the search user. Search engines now effectively operate in competition to traditional directory business models.

Search engines are programs that create a catalogue of information by, amongst other things, scanning the Internet to assess the structure of websites and the content within websites. Internet users utilize search engines through the use of keyword(s) search terms. The search engine analyzes those keyword(s) and returns SERP, with a list of websites it deems relevant or connected to the searched keyword(s) and, in regards to local search, the nearest in proximity. In addition to the technology factors that impact SERP, in terms of content, we believe relevance and proximity are two of the three major determining factors in generating local search results. The third factor, prominence, is achieved by publishing a customer’s business profile onto many online properties.

As new technologies are developed, the manner in which users access the Internet to conduct search queries has changed and continues to quickly evolve. In June 2007, the first Apple iPhone was released to the market, and in May 2015, Google announced that for the first time more Google searches were conducted on mobile devices than desktop computers.

Notwithstanding this evolution, while the overall trend for Internet searching appears to have shifted from desktop to mobile devices and may now be moving towards searching by voice, the underlying website technologies used to publish content predominantly suit desktop and increasingly mobile searches.

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The other major emerging trend is local search. According to research, 46% of all Google searches are for local information (in other words, consumers looking for products and services in their immediate proximity). Taken together, these two trends are challenging for existing technologies to cater for and would typically require a substantial re-write or rebuild to meet these needs. Most existing web and search technologies have not yet evolved to fully contemplate voice search enabled devices, and many of those technologies are not local search friendly. By way of example, in 2019, Uberall published their Voice Search Readiness Report, which observed that from a survey size of 73,000 businesses, only 4% were “voice search ready”. “Voice search ready” means a website whose content is capable of being searched by the entering of search terms by voice, which is predicted to be the majority of search in coming years. We believe that, similarly to when mobile sites were first deployed, clients would prefer that web pages they deploy can be viewed on any device and be found by search engines regardless of how the user conducts a search - by typing or using voice.

Due to the increasing number of Internet users engaged in voice search and the relatively low number of businesses that are voice search ready, we believe there is currently a significant market opportunity to provide businesses (and other content publishers) with pages that are also voice search enabled. In addition, businesses need to appear in local search queries in order to remain relevant to consumers. In short, we believe we are helping to solve the global problem for businesses wishing to engage with their local customers regardless of how they are searching and what they are searching for.

Our Strategy

We are focused on local search solutions and believe that our technology is well-positioned to provide a solution to the issues faced by Internet users and content publishers in their use of the Internet, which we believe can increase their SERP position for searches conducted within a certain proximity of their business’s core operating location. One of the challenges faced by SMBs is that around 81% of local searches are unbranded, which means that consumers are looking for a product or service but do not have a specific brand in mind, thus making highly ranked local products and services important. It is anticipated that mobile searches will influence around US $1.4 trillion in sales by 2021.

The goal for many content publishers (i.e., business owners) is for their own website or other online presence solutions to appear in the first SERP for related keyword searches. For example, a plumber may want to feature in searches where the keywords are “hot water systems” or “leaking tap.” Accordingly, a website’s keyword ranking is very important because the higher a website ranks in the SERP, the more likely Internet users will view the website. Given that more than 90% of all websites receive zero organic traffic and a further 5% receive less than 10 visits a month, the value of having an online presence optimized for search engines is self-evident. Where a business can achieve more than one result in a SERP this is likely to lead to more calls, map views, requests for directions or form fills. This means the business can be expected to acquire more leads, which could generate more revenue. The importance of ranking well in an organic search is emphasized by the fact that around 97% of consumers that search online will search for local business.

Search engines, like Google, have developed a series of algorithms to determine what content is best served for a particular keyword search. While search engines do not publish specific details about how their search algorithms operate, SEO is the method used to increase the likelihood of obtaining a high ranking (ideally first page) for relevant keyword searches. One market example that demonstrates performance was when a Yellow Pages online directory company provided Locafy with listing data for a services business in a major US region. Locafy utilized the same data as the Yellow Pages business listing and within less than 30 days, the Locafy powered landing pages were ranking higher than the Yellow Pages listing using specific service and location keywords.

A common SEO strategy involves paying an advertising fee to a search engine to appear in keyword search results. Google Ads (formerly Adwords) is an example of such a program. The major disadvantages to a business of implementing such a strategy are cost, complexity and a behavioral phenomenon coined “banner blindness,” which describes the phenomenon of users having learned to ignore content that resembles ads, is located in close proximity to ads, or that appears in locations traditionally dedicated to ads.

Given the challenges with paid advertising, there are a number of widely accepted SEO principles that can be applied to websites to positively influence search results. We have determined that there are eight key factors, what we call the “8S Factors,” which, when implemented collectively, we believe create a compelling local search solution. The “8S Factors” can be broken down into three core categories, in each of which we believe we have a competitive advantage in the market:

●	Core technology advantages
●	Automated SEO features
●	Commercial scale and agility

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Core Technology Advantages

At the core of our technology is a platform that is able to publish any type of content on any device, for which we hold a patent. The pages produced are fast loading across all device types and securely hosted. Based on typical load times, Locafy-powered landing pages load around two times faster than 99% of all websites.

Factor 1: Speed - page load speed is widely recognized as one of the top -ranking factors.

There are a number of studies that suggest page loading speed times is a major factor that determines search ranking results. Our technology fundamentally changes the way web pages load on the Internet.

Generally, other website development platforms utilize the web browser on a user’s device to interpret the website’s code (instructions on what to display and how). The web browser then loads that content in a sequential manner (for example, header followed by image, followed by text block, followed by another text block). Accordingly, the page loading speed is the sum of the time to load each individual page element.

We have invented and developed an alternative page loading process whereby each page element loads simultaneously in its own micro server, resulting in page load speed being equal to the slowest loading element.

The overall result is that websites built on our technology theoretically load significantly faster compared to an equivalent website built on other technologies. In summary, our page load speed is the slowest page element versus platforms using traditional methodology where page load speed is the sum of loading individual page elements.

Factor 2: Seamless - content needs to be ubiquitously displayed across all devices.

Since 2015, Google has preferentially ranked mobile-friendly web pages (that is, ones that employ responsive display techniques). Traditional methods of delivering content to mobile devices have led to two streams of website development: responsive and adaptive web design. As both methods address the issue of rendering websites on various screen sizes, the term “responsive web design” is commonly used to refer to either method, however, there are key technology differences between the two. Responsive web design relies on a flexible grid that responds to any screen or device size by changing a website’s layout to suit the viewing device. In contrast, under adaptive web design the viewing device is detected and the website’s layout adapts to predefined content and style based on the specific device’s screen size.

Our technology delivers content in an “adaptive” fashion; meaning our technology detects the type of device accessing the website and only transmits content specifically for that type of device based on a predetermined set of layouts. The page elements are rendered on our servers, which removes the need for the device browsers to interpret the HTML. This also allows specific content to be served to specific devices. For example, a particular image can be selected to be shown on desktop browsers, versus a different image on a Samsung Galaxy phone or on an Apple iPad; this allows for very targeted marketing.

Factor 3: Security - a website must have security features to protect consumers.

Our technology is hosted on AWS and we automate the application of SSL security certificates for the pages published by our technology.

Automated SEO Features

Factor 4: Schema - universal coding language that provides context to content.

In 2011, Schema.org was founded in collaboration between Google, Bing, Yahoo! and, later, Yandex with the aim of creating a universal “search engine language” – essentially a form of software code that is included in webpages to “label” or “mark” specific content in order to make it easier for search engines to “read.” Adding schema markup to a website adds structure to content, which assists search engines to identify different content that might be relevant to a search query, such as events, prices and opening hours.

In April 2019, we determined a method to programmatically apply schema markup to content published in websites produced from our technology. This is an alternative solution to the current practice of website developers manually coding schema into individual websites (both new and existing).

Regardless of the volume of structured data synchronized with our technology, provided there is a unique identifier for each client in a data set, the technology can automate the production of web pages for each client in the data set and apply schema markup to every piece of content. This includes all types of schema including, but not limited to, website, organization, local business and breadcrumbs.

Factor 5: Speakable - applying code to assist rapidly growing voice search.

Currently in beta testing, “Speakable,” developed by Google, is a type of schema which translates longer-form website content from text-to-speech, allowing for audible playback. In April 2019, we developed a method to programmatically apply both schema markup and speakable code to websites produced from our platform. This is an alternative solution to the current practice of website developers manually coding schema and speakable into individual websites (both new and existing).

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Factor 6: Page structure - optimized page structure helps search algorithms better understand content.

We understand the importance of page layout and URL structure when deploying a page that is aiming to rank for products and services in a defined geographical area. Content synchronized with our technology is published to a pre-built design template which automates the production of the page, attribution of the schema and speakable code and generation of optimal headers and URL structure.

Commercial Scale and Agility

Factor 7: Synchronize - consistency of commercial content strengthens confidence in data.

Our technology can integrate with any structured data set via any standard data transfer methods including, but not limited to: API, CSV, and XML. Examples of datasets that are already integrated with us include Google My Business (GMB) profiles, citation management solutions and digital solutions marketplaces. The benefit of synchronization is that the client can maintain a trusted source of truth as the primary data source while being able to publish that content to our generated web products.

Factor 8: Scale - automated web page production at scale from synchronized data sets.

We believe our technology allows any volume and type of structured data to be published to any device with a browser that is connected to the Internet. As an extension of that, our technology can ingest very large quantities of data, from which it can produce a separate website for each entity contained in the data feed. Each website can have schema markup applied to all its content published online via the platform.

Our Products and Services

We provide an integrated suite of solutions with the objective of helping maximize the local online presence for business owners. The products can be broadly categorized as:

1.	Listings
2.	Landing pages
3.	Locators
4.	Marketplace

Listings

We own and operate several online directories. An important component of an online presence for a business owner is to publish a business profile on various online directories, also referred to as “citation management.” Business owners or digital agencies on behalf of business owners publish business profiles (providing search relevancy) on many business directories in markets in which the business operates (providing search prominence in their proximity). While many smaller business owners do this manually, there are service providers that manage large volumes of business profiles through technology platforms. It is more efficient for these citation management services to be managed via an API that can synchronize with and publish to third-party directories, such as those we own.

We have several commercial agreements with citation management companies that pay a fee to connect to our directories via API to publish citations for their clients. The attraction for citation management companies is that our directory network attracts high volumes of Internet traffic and clicks as a result of consumers searching for local products and services.

We intend to upgrade the directory network over the next 12 to 18 months to further increase traffic and also to enable the automated production of web products from the data published to the directories. We aim to extend our commercial agreements with our current customers to also include licensing or reselling agreements.

We also intend to continue to seek out additional commercial citation management opportunities and to add to our publishing network through the production of additional niche directories or acquisition of relevant directories, databases and complementary technologies in our main target markets of Australia, the United States, Canada and Europe.

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Landing Pages

Landing page products can range from a single optimized web page for a business seeking a simple digital presence through to hundreds of interconnected landing pages that target multiple products and services across several regions. The primary function of the landing page product is to provide a cost-effective online presence that enables a business to rank high (search prominence) in organic search for local products and services (search relevance) in the regions they service (search proximity).

Proximity Page

We market our single page landing page product as Proximity Page, primarily due to its capability to provide a customer with an online presence that enables their business to be found for a specific product or service in a target location. Each proximity Page is published with all 8S Factors applied which assists in search rankings. Visually, a Proximity Page appears as a normal website and typically closely represents the customer’s brand. Proximity Page can be produced individually either manually via a form fill process or programmatically at scale from a dataset into a pre-built template. There are automated features that enable the Proximity Page to align the site look and feel with client branding, including through automated color schemes based on the colors of the provided logo.

Proximity Network

Proximity Network is a collection of interlinked Proximity Pages that promote a number of products and services in a targeted geographical region for a single business operation. The primary purpose of our technology-powered Proximity Pages is to create a prominent and relevant online presence in a business’s immediate proximity in order to deliver more sales leads at a lower cost of acquisition than alternative methods. Typical calls to action include chat-bots, click-to-call, click-to-book, request directions and request-a-quote (via basic form fill). The power of the Proximity Page combined with the interlinking of related pages within a single solution provides additional SEO benefits that generally result in improved page ranking for the desired keywords. The Proximity Network complements a customer’s existing online marketing presence and does not require any adjustment to their existing website.

Locators

Our Locator product is a combination of location-specific Lead Pages interlinked for multi-location businesses that have common corporate branding, products and services. The solution can be expanded from a small regional size solution, through to state, national and even global deployments.

The Locators can be programmatically produced from any structured data sets including citation management platforms, proprietary databases and Google My Business profiles. The Locators can be set to be controlled centrally, or their data management can be distributed to the individual region or business, depending on the client’s business requirements.

The Locators can incorporate custom widgets that deliver specific outcomes for the client. For example, if the client has an existing booking engine, this can be incorporated seamlessly into each Proximity Page within the Locator. Developers can also produce custom widgets that will render to any Proximity Page without having to undertake traditional coding work related to device detection and responsive design.

A unique aspect of our technology is that it is coding language agnostic which means that developers can use any coding language they choose and even have traditionally incompatible coding languages render on the same web page. This allows developers to choose solutions that offer the best desired outcome without being limited by coding language incompatibility.

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Marketplace

The “Locafy Marketplace” is an emerging solution that enables third-party developers to make available for consumption by our users three types of products:

1.	Themes: website designs that can be cloned, altered and published.
2.	Widgets: tools that make a website function better, for example: payment gateways, booking engines, appointment scheduling, job quoting and lead generation tools.
3.	Modules: typically, integrations to third-party systems that enable content to be published to third parties, for example, CRM, citation management, GMB management and accounting systems.

Currently, we offer some third-party products and solutions as part of product bundles, including citation management, GMB optimization, GMB posting and proximity boosting solutions.

Our Competitive Strengths

We automate many SEO tasks that would otherwise take considerable time, cost and manual effort to undertake. Our key technology advantages are the adaptive delivery of content to the web (which is patented), resulting in fast page load time combined with device specific content publishing. The nature of the adaptive platform has enabled further competitive advantages with the capability to undertake client-wide maintenance and upgrades centrally. By way of example, we created and centrally deployed a widget that applied schema to published content across all client implementations.

The typical providers of local search solutions could be broadly classified into three categories: enterprise level organizations, digital media agencies and SEO freelancers. We believe that Locafy has a competitive advantage over alternative local search solutions in regards to:

1.	Scale;
2.	Set-up time;
3.	Set-up costs;
4.	Monthly costs; and
5.	Time to effect.

Locafy’s ability to scale is substantial through its patented platform that enables very high volumes of page publishing through automation. Our self-serve capability provides an unlimited number channel partners and customers capability to create and publish landing pages. Enterprise customers would typically service tens of thousands of customers using their own technology solutions, while digital agencies would typically service dozens to hundreds of clients while SEO freelancers would typically service a handful of customers. The labor required to deploy alternative local search solutions is a limiting factor in their ability to scale.

The typical set up time for Locafy solutions is minutes compared to potentially weeks or months for alternative solutions, which leads to the next advantage of set up costs. Given that Locafy is automated, we typically charge no set-up fee. In comparison, digital agencies and SEO freelancers generally charge a few thousand dollars through to tens of thousands of dollars in set up fees. Enterprise solution providers would generally not charge a set-up fee.

In Australia, Locafy’s entry-level local search product has a recommended retail price of $375 per month, which compares favorably to enterprise solutions that typically range from $500 to $2,000 per month. Where digital agencies are engaged typical monthly packages range from $1,000 per month through to tens of thousands per month and SEO freelancers would generally charge from $500 per month for their services.

Locafy deployed solutions have consistently demonstrated impact in local search results within 30 days of deployment, compared to enterprise, digital agencies and SEO freelancers all of whom typically set expectations with customers of achieving results in 6 to 12 months from deployment.

Revenue Model and Commercial Overview

Our technology can be thought of as a scalable publishing engine that automates the conversion of structured business data into highly optimized, search-friendly landing pages at scale. The pages are primarily monetized primarily through subscriptions. In some cases, professional service fees may be charged for customized projects.

Locafy solutions are sold direct to customers and also via a reseller channel that comprises digital agencies and SEO freelancers. The company’s major focus is on assisting existing channel partners to sell to more of their clients and to add more resellers to the channel.

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Channel partners receive Locafy solutions at a discount to the recommended retail price. Resellers on sell the solution to their customers at a price solely determined by the reseller. In some markets, Locafy engages master resellers that have the rights to appoint resellers within their own network. In these cases, the master reseller appoints customers both directly and via their reseller network. The diagram below demonstrates the impact of having a master reseller in a market:

We currently have three operating segments: the Publishing segment, the Direct sale segment and the Channel sales segment.

Recently, we have migrated the customers we acquired through our corporate acquisitions from traditional advertising solutions, such as print and pay-per-click, to our own solutions. This has resulted in a shift from Publishing revenues to Direct sales revenues. Our Publishing revenue for the year ended June 30, 2021 was A$779,430, or 35.6% of our overall revenue, as compared with A$1,101,720, or 55.5% of our overall revenue, for the year ended June 30, 2020. Of that decrease, A$310,349, or 96%, was attributable to a project we undertook to migrate our print directory customers to digital products.

Our Direct revenue for the year ended June 30, 2021 was A$1,183,025, or 53.9% of our overall revenue, as compared with A$604,703, or 30.5% of our overall revenue, for the year ended June 30, 2020. Our acquisition of PinkPages in November 2020 accounted for an increase of A$530,377, or 91.7%, in our Direct revenue for the year ended June 30, 2021.

Our Channel revenue for the year ended June 30, 2021 was A$278,939, or 10.4% of our overall revenue, as compared with A$616,873, or 14.0% of our overall revenue, for the year ended June 30, 2020. Despite these historically low percentages, we expect Channel revenues to increase at a faster rate in the near term compared to our Publishing and Direct revenue segments. This expectation is based on our sales strategy to increase our network of reseller partners who are better positioned to sell to and provide continued support to their customer base. We anticipate that the combination of growing resellers and in turn their end-user customers will result in a multiplier effect which we expect will lead to an increase in channel sales revenues.

Revenue Model

Our business model is focused on securing long-term, recurring revenue contracts for advertising and subscription licenses via both direct and channel sales. The delivery of these contracts may incorporate professional services, however, these services tend to be limited in scope as most implementations are highly automated.

Service Fees

We may enter into commercial contracts with clients to produce various online publishing solutions in exchange for service fees. These solutions range from the production of custom Proximity Page, Proximity Network or Locators to the replacement of an entire online directory. Under these contracts, we may also charge ongoing service fees to maintain and support the solution in a managed services arrangement.

Advertising

We generate advertising revenue from our Listing Products, which are available through our Publishing Network. We enter into commercial contracts with owners or managers of online business databases, including citation management companies that seek to advertise their client’s business profile on our Publishing Network of online directories under bulk publishing deals. We have existing commercial agreements with citation management companies and digital agencies. The fees charged are typically based on the volume of business profiles being published. The contracts are either fixed price for an agreed term or variable based on the volume of profiles being published. To facilitate the bulk publishing the citation management company will connect to our API, which enables automated publishing to one or more of our directories in our network.

We own several online directories, including the global directory network Hotfrog, which has a presence in more than 40 countries and a number of Australian directories including AussieWeb.com.au, PinkPages.com.au and SuperPages.com.au.

From each directory, additional advertising revenue is generated, for instance, from Google Ads (formerly Adsense), which is variable and based on a number of factors, including site traffic. In some cases, business owners also pay a premium advertising rate to appear higher within a specific directory’s search results pages.

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Subscription Fees

We charge recurring subscription fees for our Proximity Page, Proximity Network, Locator and Marketplace Products. Proximity Page products can be acquired on a singular basis; however, the sales emphasis is on securing Proximity Network solutions that enable customers to promote multiple products and services within multiple locations. Locators are inherently an aggregated collection of Proximity Network solutions.

Proximity Page, Proximity Network Locator licenses are acquired by direct clients and resellers. Direct clients are typically charged our recommended retail price (“RRP”) and can also qualify for volume discounts. Resellers are typically charged wholesale prices which are a discount to RRP. The sales focus is to maximize the local search presence for our clients by utilizing Proximity Pages within a Proximity Network to promote a niche (i.e., a single product or service in a specific location). The number of Proximity Pages acquired by a client would therefore be the aggregate of products and services they promote multiplied by the total locations in which they promote. As an example, a client promoting 7 products in 20 locations would require 140 landing pages. The landing pages can be sold on a standalone basis or as part of a bundled solution that might include third party solutions (for example, citation management, GMB optimization, GMB posts and proximity boosting technology).

Locator solutions are akin to a micro-directory for a single business that has multiple physical locations or service providers that operate in several service areas. We generate recurring subscription fees based on the volume of business locations or service providers in a network.

Our subscription fee revenue model can be summarized as follows:

Revenue = Keywords (i.e., products and services) x Locations (i.e., proximity) x Price (per page per month)

Commercial Overview

Our business has two core aspects - data acquisition and data publishing.

Data Acquisition

An important aspect of search engine optimization and proximity marketing for a business owner is to have their business profile advertised consistently across multiple online directories, search engines, applications and maps (collectively, “endpoints”). The business owner can do this manually for free, which is time consuming and difficult to maintain, or they can engage a citation management company to distribute their profile to these endpoints via an API feed for a fee. We engage with and are also engaged by citation management companies to secure bulk publishing agreements that enable these publishers to advertise their client’s business profiles on one or more of our online directories in our publishing network.

Citation management companies currently collectively publish more than 2.5 million business profiles on the Hotfrog properties, and we anticipate this will increase further and some will soon commence publishing on our Australian Publishing Network. Hotfrog publishes more than 50 million business profiles, and each of the Australian directories publishes approximately 1 million business profiles.

We expect small business owners and SEO agencies will also manually add business profiles to each directory in our network. This represents a largely untapped market opportunity for us to provide an upgrade path for advertising and subscription-based products.

Data acquisition is monetized through advertising agreements.

Data Publishing

Data Publishing relates to the production of Proximity Pages, Proximity Networks and Locators as either standalone products or as part of a bundled solution.

The Proximity Page products can be produced either manually or programmatically at scale. Manual production of Proximity Pages requires an online form to be completed to produce a single Proximity Page or a Proximity Network, which are multiple, interlinked Proximity Pages within a design template. We can also produce high volumes of such pages through the synchronization of data held by third parties.

Our business model is primarily based on creating a sales network by leveraging channel partners who supply our products and services to their end-user client base. Our resellers would typically manage many business profiles, ranging from a few dozen for smaller agencies, to several thousand for mid-sized agencies, to hundreds-of-thousands or even millions for larger enterprises. By initially engaging with these types of channel partners, we reduce upfront sales and marketing costs and gain access to large client bases where there is a strong existing client relationship with a trusted service provider.

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Our resellers obtain pricing which is typically at a discount to suggested retail pricing. We invoice the reseller and support them through our customer success team. Our resellers are responsible for invoicing their end user clients and maintaining those relationships. Under this model, we believe we can achieve revenue growth without a proportionate increase in costs since our solutions are generally digital in nature and highly scalable with minimal marginal production cost.

We have agreements with data providers where we monetize data received through the publication of business profiles on online directories and on-page advertising.

Growth Strategy

Upon completion of this offering, our main objectives are to rapidly expand our channel network in multiple markets, and through automation, expand their uptake. We also intend to accelerate our data acquisition activities and data synchronization projects to maximize the addressable market within our ecosystem to which we can apply our technology. We plan to accomplish these objectives by way of the following:

●	Invest in our sales and marketing team to escalate the velocity at which we appoint resellers in key target markets, primarily the United States, Australia, Canada and Europe and to enter into direct commercial deals with multi-location businesses;
●	Invest in our operations team to help maintain and grow the customer base of our channel partners in each market;
●	Increase the velocity of data synchronization projects with database owners, online directories, SEO agencies and citation management companies to enable more resellers to market and sell our products directly from the resellers’ own administration dashboards;
●	Undertake acquisitions of relevant digital agencies, online directories and databases to grow the number of business profiles within our network and marketing control, which has the potential to increase the number of direct clients that subscribe to our products;
●	Undertake a major data migration project to unify all current business profiles across our disparate online publishing network, thereby enabling streamlined customer management, sales and marketing;
●	Increase the production of niche business directories utilizing our own technology to target high value business categories to generate advertising and subscription revenues;
●	Enhance the scale of our existing commercial partners;
●	Further develop our technology and its capabilities, including the expansion of our existing Locafy Marketplace;
●	Boost the operations team to ensure customer success and retention, with customer retention rates measured by various factors, including but not limited to, customer satisfaction and customer effort scores; customer churn rates and product churn rates; and
●	Upgrade and implement new internal systems and reporting to support our anticipated growth and any increased commercial activities.

We intend to seek additional staffing and resources as needed to assist in implementing these key objectives, secure new commercial contracts and service our existing client base.

Initially, our regions of focus for expansion will be the United States, Australia and Canada. We plan to generate increased revenues through existing partnerships and also through securing new commercial partnerships. We also plan to explore new acquisitions and business initiatives, which expand both our client base and the capabilities of our technology and solutions in both existing and new markets.

We plan to target clients who own or manage large online databases and are seeking to reduce their operating costs, increase their organic traffic and increase revenues from advertising and lead generation solutions. Accordingly, the type of commercial partners that we are targeting include online directory publishers, data management companies, digital agencies, domain registrars and industry associations.

We intend to acquire additional resources in management, engineering, marketing and design to help grow the business and facilitate this commercialization strategy.

We will continue our ongoing maintenance, development and enhancement of our technology to ensure it meets consumer demand and remains compliant with new and emerging technologies and data protection laws.

Competition

We compete against various companies to attract and engage users, some of which are larger and have greater brand name recognition, longer operating histories, larger marketing budgets and established customer relationships, access to larger customer bases and significantly greater resources for the development of their solutions. In addition, we may face potential competition from participants in adjacent markets that may enter our markets by leveraging related technologies and partnering with or acquiring other companies or providing alternative approaches to provide similar results.

Furthermore, rival product offerings by existing and new competitors as well as technology developments by competitors may have an adverse impact on our business operations, financial performance and prospects as well as on the value and market price of our ordinary shares. This risk may influence our customer acquisition cost and customer lifetime value.

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Intellectual Property

Our ability to establish and protect our core technology and intellectual property, including our software source code and copyright, is critical to our success. We rely on a combination of patents, trade secrets, including know-how, and contractual rights to establish and protect our proprietary rights in our technology. A component of the underlying technology on which our technology is built is patented in the United States (Patent Number US 9286274), which will remain in effect until January 27, 2035. In addition, we enter into confidentiality and non-disclosure agreements with our employees and business partners. The agreements we entered into with our employees also provide that all software, inventions, developments, works of authorship and trade secrets created by them during the course of their employment are our property.

See “Risk Factors—Risks Relating to our Business and Industry—If we fail to adequately protect our proprietary rights, our competitive position could be impaired and we may lose valuable assets, generate reduced revenue, and incur costly litigation to protect our rights.”

Property and Facilities

We are headquartered in Perth, Australia where we lease and occupy for office space approximately 603 square meters (approximately 6,490 square feet) as of the date of this prospectus. We believe that our existing facilities are generally adequate to meet our current of future needs, but we expect to seek additional space as needed to accommodate future growth.

Employees

As of January 20, 2022, we had 39 full time employees located in Australia, Canada, Europe and the United States. These employees are engaged in technical development, sales and marketing, customer support, finance, legal, human resources and general management. We rely upon and engage consultants on a contract basis to provide services, management and personnel who assist us to carry on our technical development, administrative, shareholder communication and marketing activities.

Legal Proceedings

From time to time, we may be involved in various claims and legal proceedings relating to claims arising out of our operations. We are not currently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth the name, age and position of each of our directors and executive officers as of the date of this prospectus. The address for our directors and executive officers is c/o Locafy Limited., 246A Churchill Avenue, Subiaco, Western Australia 6008, Australia.

Name	Age	Position(s)
Gavin Burnett	52	Chief Executive Officer and Managing Director
Melvin Tan	44	Chief Financial Officer and Executive Director
Collin Visaggio	60	Chairman and Non-Executive Director

There are no family relationships between any of our directors or members of senior management. There are no arrangements or understandings with major shareholders, customers, suppliers or others pursuant to which any of our directors or members of senior management were selected to be a director or member of senior management.

Senior Management and Key Employees

Gavin Burnett, Chief Executive Officer and Managing Director

Mr. Burnett has been a director of public companies for more than 13 years and has 20 years’ experience in technology, both as an entrepreneur and as a senior executive of a large, publicly listed Australian media organization. Mr. Burnett has received considerable commercial recognition including dual Ernst and Young Entrepreneur of the Year Finalist, BRW Fastest Growing companies (10th), twice in Deloitte’s technology Fast 50 Companies (3rd and 5th), Western Australia’s fastest growing company (1st) and Western Australia’s Technology Product of the Year (2004), with BigRedSky Pty Ltd. Mr. Burnett founded technology company BigRedSky Pty Ltd in 1999, taking the business from concept to a national business in a few years, winning numerous government and corporate contracts. The business was ultimately purchased by the international media group, Thomson Reuters. Mr. Burnett was appointed West Australian Newspapers’ (now Seven West Media) first General Manager of Digital in 2006. Mr. Burnett founded Locafy (formerly, Moboom Limited) in 2009 and, as the Chief Executive Officer, has been instrumental in raising in excess of A$35,000,000 to develop, trial and commence marketing and implementing the patented web-building platform that we have today. He holds a Bachelor of Commerce degree from Curtin University.

Melvin Tan, Chief Financial Officer and Executive Director

Mr. Tan has held senior finance roles in technology companies for the majority of his career, and has experience in growing businesses organically and through strategic acquisitions. Prior to joining us in 2012, Mr. Tan worked as a finance executive in both public and private companies. Most recently, he served as the Australasia Financial Controller for Gemcom Software International (“Gemcom”) for more than seven years, helping to make Gemcom (now named Geovia) into the world-leading mine management software company it is today. He was responsible for all regional financial and legal matters and played a key role in Gemcom’s expansion throughout Asia. Prior to Gemcom, Mr. Tan worked as a Management Accountant for Schlumberger and as a Business Recovery Accountant at RSM Bird Cameron. He is a Fellow Certified Practicing Accountant (FCPA), Fellow Governance Institute Australia (FGIA/FCIS) and holds bachelor’s degrees in law and commerce from The University of Western Australia (LLB, BCom).

Non-Employee Directors

Collin Visaggio, Chairman and Non-Executive Director

Mr. Visaggio has 39 years of experience in corporate leadership, strategy, financing and governance. Mr. Visaggio was formerly the CFO of InterOil Corporation, a company that attained listing on the New York Stock Exchange on March 31, 2009. As CFO, he had overall responsibility for the financial, information technology, investor relations and supply chain functions of a fully integrated oil and gas company. During his tenure at Interoil, the company grew to be valued at over $3 billion with over 1000 employees.

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Mr. Visaggio is a Fellow of the Australian Society of Certified Practicing Accountants and is a member of the Australian Institute of Company Directors. He has a Bachelor of Business Degree from Curtin University, Bentley, Western Australia and a Master of Business Administration (MBA) degree from Murdoch University, Murdoch, Western Australia. While completing his MBA, he won the Alcoa Australia prize for top student in Strategic Management and he has also attended the Stanford Senior Executive Program (SEP) in Management at Stanford University, Stanford, California.

Mr. Visaggio has had experience in senior business positions within Woodside Petroleum and BP Australia. Mr. Visaggio was at Woodside Petroleum from March 1988 until July 2005, with his final position being Manager, Compliance and Business for the Africa Business Unit, and prior position as Manager, Commercial and Planning for the Gas Business Unit. Prior to this and during his 17 years with Woodside, he was Deputy Chief Financial Officer, and Financial Analyst and Planning Manager within the Corporate Finance Unit.

Mr. Visaggio has been our Chairman since August 2017. He also served on the board of Santa Maria Ladies College from 2004 to March 2010, including as Chairman for four of those years. He was on the Woodside Superannuation Board for a period of three years representing employees’ interests and he was a Board Director on 26 subsidiary boards of Interoil Corporation, covering the United States, Singapore, Australia, Papua New Guinea, Cayman Islands, Bahamas and Barbados.

The board of directors continually assesses its composition and skills matrix to consider the addition of board and management resources as the Company and its business develops and grows.

We are aware of the need to have sufficient management to properly supervise its operations. As the Company’s activities require an increased level of involvement, the board of directors will look to appoint additional management, consultants or other contractors when and where appropriate to ensure proper management of the Company’s activities.

Corporate Governance

We are incorporated under the laws of Australia. Our governing documents consist of our Constitution and we have implemented a corporate governance framework that is guided by The Corporate Governance Principles and Recommendations (4th Edition) as published by the Australian Securities Exchange’s Corporate Governance Council.

We qualify as a “foreign private issuer” as defined in Section 405 of the Securities Act. As a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose disclosure requirements as well as procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, the members of our board of directors and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules, to the extent applicable.

The foreign private issuer exemption will also permit us to follow home country corporate governance practices or requirements instead of certain Nasdaq listing requirements, including the following:

●	We expect to rely on an exemption from the requirement that our independent directors meet regularly in executive sessions under Nasdaq listing rules. The Corporations Act do not require the independent directors of an Australian company to have such executive sessions, accordingly, we plan to claim this exemption.

●	We expect to rely on an exemption from the quorum requirements applicable to meetings of shareholders under Nasdaq listing rules. In compliance with Australian law, our Constitution provides that two shareholders present, in person or by proxy, attorney or a representative, shall constitute a quorum for a general meeting. Nasdaq listing rules require that an issuer provide for a quorum as specified in its by-laws for any meeting of the holders of ordinary shares, which quorum may not be less than 33 1/3% of the outstanding voting ordinary shares. Accordingly, because applicable Australian law and rules governing quorums at shareholder meetings differ from Nasdaq’s quorum requirements, we plan to claim this exemption.

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●	We expect to follow applicable Australian law regarding prior shareholder approval in lieu of the requirement prescribed by Nasdaq listing rules that issuers obtain shareholder approval prior to the issuance of securities in connection with certain acquisitions, private placements of securities, or the establishment or amendment of certain stock option, purchase or other compensation plans. Applicable Australian law differs from Nasdaq requirements, with the ASX Listing Rules requiring prior shareholder approval for issuance of equity securities in a number of circumstances, including (i) issuance of equity securities over any 12 month period exceeding 15% of our issued ordinary share capital on issue at the start of that period (subject to securities issued under certain exceptions to the rule or with shareholder approval which are excluded from the calculation of the 15% limit), (ii) subject to certain exceptions, issuance of equity securities to related parties (as defined in the ASX Listing Rules), including issuances of securities to directors or their associates under an employee incentive plan. Due to differences between Australian law and rules and the Nasdaq shareholder approval requirements, we plan to claim this exemption.

●	We expect to rely on an exemption from the requirement to disclose third-party director and director nominee compensation under Nasdaq listing rules. The Corporations Act does not have a similar requirement, accordingly, we plan to claim this exemption.

●	We expect to rely on an exemption from the independence requirements for a majority of our board of directors as prescribed by Nasdaq listing rules. The Corporations Act does not require us to have a majority of independent directors although ASX Corporate Governance Principles and Recommendations do recommend a majority of independent directors. During fiscal 2021, we did not have a majority of directors who were “independent” as defined in the ASX Corporate Governance Principles and Recommendations, which definition differs from Nasdaq’s definition. Accordingly, because Australian law regarding director independence differ to the independence requirements under Nasdaq listing rules, we plan to claim this exemption.

Board Composition and Election of Directors

Our board of directors currently consists of three directors. Our board of directors will facilitate its exercise of independent supervision over management by ensuring that a majority of its members are “independent” following this offering. Under our Constitution, at each annual general meeting one-third of the directors, other than the Managing Director, or if their number is not a multiple of three, then the number nearest to one-third (rounded upwards in case of doubt) of the directors must retire.

Notwithstanding the above, no director, other than the Managing Director, shall hold office for a period in excess of 3 years, or until the third annual general meeting following his or her appointment, whichever is the longer, without submitting himself for re-election.

A retiring director remains in office until the relevant shareholder meeting and will be eligible for re-election at that meeting.

A director who has a material interest in a matter before our board of directors or any committee on which he or she serves is required to disclose such interest as soon as the director becomes aware of it. In situations where a director has a material interest in a matter to be considered by our board of directors or any committee on which he or she serves, such director may be required to remove himself or herself from the meeting while discussions and voting with respect to the matter are taking place.

Meetings of Directors

Our board of directors is responsible for the stewardship of the Company and providing oversight as to the management of our business and affairs, including providing guidance and strategic oversight to management by, among other things:

●	appointing our Chief Executive Officer;

●	developing the corporate goals and objectives that our Chief Executive Officer is responsible for meeting, and reviewing the performance of our Chief Executive Officer against such corporate goals and objectives;

●	taking steps to satisfy itself as to the integrity of our Chief Executive Officer and other executive officers and that our Chief Executive Officer and other executive officers create a culture of integrity throughout the organization;

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●	reviewing and approving our Code of Business Conduct and Ethics and reviewing and monitoring compliance with the Code of Conduct and our enterprise risk management processes;

●	adopting a strategic planning process to establish objectives and goals for our business and reviewing, approving, and modifying, as appropriate, the strategies proposed by management to achieve such objectives and goals; and

●	reviewing and approving material transactions not in the ordinary course of business.

Foreign Private Issuer Status

We are a “foreign private issuer” under SEC and Nasdaq rules, which also exempts us, as well as our directors, executive officers and 10% shareholders, from certain requirements that apply to U.S. public companies and their directors, executive officers and 10% shareholders. See “Risk Factors — We are a “foreign private issuer” and may have disclosure obligations that are different from those of U.S. domestic reporting companies. As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which could limit the information publicly available to our shareholders.”

Board Committees

In light of the Company’s size and nature, we believe that the current size of the board of directors is a cost effective and practical method of directing and managing the Company. As our activities develop in size, nature and scope, the size of the board, the formation of board committees and the implementation of additional corporate governance policies and structures will be reviewed.

To assist with the effective discharge of its duties, our board of directors intend to establish an Audit and Risk Committee prior to the closing of the offering. The Audit and Risk Committee will operate under a charter approved by our board of directors, which will set forth the purposes and responsibilities of the Audit and Risk Committee as well as qualifications for committee membership, committee structure and operations and committee reporting to our board of directors.

Audit and Risk Committee

The members of our Audit and Risk Committee, which we intend to establish prior to the closing of the offering, are expected to be Gavin Burnett, Melvin Tan and Collin Visaggio. Our board of directors has determined that Mr. Visaggio will satisfy the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of our Audit and Risk Committee is expected to be Colin Visaggio. Our board of directors has determined that Collin Visaggio is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit and Risk Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each member’s scope of experience and the nature of his or her employment.

The Audit and Risk Committee’s duties will be specified in our Audit and Risk Committee Charter, and will include, but not be limited to:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance

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Compensation Committee

We intend to rely upon the exemption available to foreign private issuers under the Nasdaq listing rules with respect to the determination of the compensation of our Chief Executive Officer and other executive officers in lieu of forming a compensation committee consisting entirely of independent directors (or the determination of such compensation solely by the independent members of our board of directors). In lieu of a compensation committee, the remuneration of an executive director will be decided by our board of directors, without the affected executive director participating in that decision-making process.

The total maximum remuneration of non-executive directors is initially set by the Constitution and subsequent variation is by ordinary resolution of shareholders in general meeting in accordance with the Constitution and the Corporations Act, as applicable. The determination of non-executive directors’ remuneration within that maximum will be made by the board of directors having regard to the inputs and value to the Company of the respective contributions by each non-executive director. The current amount has been set at an amount not to exceed A$300,000 per annum.

Where agreed by the board of directors, directors are also entitled to be paid reasonable travel, hotel and other expenses incurred by them respectively in or about the performance of their duties as directors.

Our board of directors reviews and approves the remuneration policy to enable the Company to attract and retain executives and directors who will create value for shareholders having consideration to the amount considered to be commensurate for a company of its size and level of activity as well as the relevant directors’ time, commitment and responsibility. Our board of directors is also responsible for reviewing any employee incentive and equity-based plans including the appropriateness of performance hurdles and total payments proposed.

Nominating Committee

Our board of directors does not currently have a nominating committee, as director nominees are presented by our board of directors to our shareholders based upon the nominations made by the board of directors itself. We intend to rely upon the exemption available to foreign private issuers under the Nasdaq listing rules related to independent director oversight of nominations to our board of directors and the adoption of a formal written charter or board resolution addressing the nominations process.

Code of Conduct

We have adopted a Code of Conduct applicable to all of our directors, officers and employees. We post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Conduct. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of, this prospectus.

Monitoring Compliance with the Code of Business Conduct and Ethics

Our board of directors is responsible for reviewing and evaluating the Code of Conduct periodically and will make any necessary changes thereto. Our board of directors is also charged with the monitoring of compliance with the Code of Conduct and will be responsible for considering any waivers of the Code of Conduct.

Interests of Directors

A director who has a material interest in a matter before our board of directors or any committee on which he or she serves is required to disclose such interest as soon as the director becomes aware of it. In situations where a director has a material interest in a matter to be considered by our board of directors or any committee on which he or she serves, such director may be required to excuse himself or herself from the meeting while discussions and voting with respect to the matter are taking place. Directors will also be required to comply with the relevant provisions of the Corporations Act regarding conflicts of interest and any material personal interest in a matter that relates to the affairs of the Company.

Complaint Reporting and Whistleblower Policy

In order to foster a climate of openness and honesty in which any concern or complaint pertaining to a suspected violation of the law, our Code of Conduct or any of our policies or any unethical or questionable act or behavior, the board of directors will adopt a whistleblower policy that requires that our employees promptly report such violation or suspected violation. In order to ensure that violations or suspected violations can be reported without fear of retaliation, harassment or an adverse employment consequence, our whistleblower policy will contain procedures that are aimed to facilitate confidential, anonymous submissions by our employees.

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EXECUTIVE AND DIRECTOR COMPENSATION

Introduction

The following section describes the significant elements of our executive and director compensation programs.

Overview

Compensation Philosophy

The goal of our compensation program is to attract, retain and motivate our employees and executives. Our board of directors is responsible for setting our executive compensation and establishing corporate performance objectives. In considering executive compensation, the board strives to ensure that our total compensation is competitive within the industry in which we operate and supports our overall strategy and corporate objectives. The combination of base salary, annual incentives and long-term incentives that we provide our executive officers is designed to accomplish this. Our board of directors considers the implications of the risks associated with our compensation policies and practices. For additional details regarding the relevant education and experience of our board of directors see “Management—Executive Officers and Directors.”

Components of Compensation Package

There are two major components of our executive compensation program:

●	Base salary; and

●	Variable-performance based compensation, consisting of:

●	annual, discretionary cash bonuses based on a comparison of individual and corporate performance to pre-set goals and objectives; and

●	long-term incentives, consisting of grants of long-term stock performance rights.

Executive Compensation Practices

The objective of the board of directors when determining compensation to be paid to our senior executives is to ensure that the level and form of compensation: (a) attracts and retains talented, qualified, experienced and effective executives consistent with the general sector; (b) motivates the short and long-term performance of these executives; (c) reflects our current state of development; (d) reflects our performance and financial status; (e) reflects individual performance, and (f) aligns the interests of the executives with our overall business objectives and the interests of our shareholders. As there are no formal policies and compensation decisions are generally subjective, we do not tie any significant element of compensation to specific performance criteria or goals.

In addition to industry trends, the board of directors considers a variety of other factors it considers relevant and appropriate when assessing compensation policies and practices for director and executive compensation levels. These factors include the long-range interests of the Company and our shareholders, the implications of the risks associated with our compensation policies and practices in light of our financial performance, our overall financial and operating performance and the board of director’s assessment of each executive’s individual achievements, performance and contribution toward meeting corporate objectives.

Assessments to determine executive compensation are made through board discussion without formal objectives, criteria and analysis. To ensure our executive compensation is appropriate and competitive, the board of directors will typically review the compensation practices on an annual basis but may also conduct reviews on an ad hoc basis as the need arises. We have not retained any third-party advisors to conduct compensation reviews of its pay levels and practices. We aim to provide compensation that is competitive with companies at a similar stage of development; however, no formal benchmark group of companies is established.

We have adopted both short-term and long-term incentive plans. These plans are available to directors, key employees, including officers, and consultants of the Company, as determined by our board of directors.

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Non-Employee Director Compensation Practices

Following this offering, we expect to pay non-employee directors a fixed fee annually and performance-based awards with the same performance targets as those currently issued.

Base Salary

Base salaries for our named executive officers (“NEOs”) are evaluated and established to provide a reasonable amount of non-contingent remuneration in order to retain executives with experience and skills required to achieve our strategic and organizational goals. In determining base salaries, the board of directors reference salary levels in the industry and location in which we operate, the individual’s experience level, the scope and complexity of the position held, and the level of expertise and capabilities demonstrated by and expected by the executive officers.

Bonus

The board of directors considers, on an annual basis, discretionary cash bonuses to reward extraordinary performance during the preceding fiscal year which has led to our milestones, strategic transactions, or capital raising achievements. The discretionary bonuses are intended to provide a short-term incentive for executive officers to meet our goals, as well as to remain competitive within the industry. In determining whether a bonus will be awarded, the board of directors considers such factors as the executive’s performance over the past year, our achievements in the past year and the executive’s role in effecting such achievements, after taking into account our financial and operating performance.

The board of directors determines performance bonus payments based on the results achieved as compared to targets established for a particular fiscal year.

Variable-Performance Based Compensation

The board of directors considers long-term performance incentive awards and stock performance rights to be an important component of executive compensation. Under our Incentive Performance Rights Plan (the “Performance Rights Plan”) adopted by the Company, executive officers may be provided with long-term incentives consisting of grants of long-term stock performance rights. The objective of providing long-term incentives is to encourage our executive officers to acquire an ownership interest in the Company over a period of time, which is intended to align the interests of executive officers with the interests of shareholders while discouraging excessive risk taking. In granting long-term incentives, the board of directors considers past grants offered to executive officers under the Performance Rights Plan as well as other factors. The board of directors retains the discretion to declare who may be eligible to receive long-term stock performance rights and to, by resolution, amend or add to all or any of the provisions of the Performance Rights Plan, or the terms or conditions of any long-term stock performance rights granted under the Performance Rights Plan including giving any amendment retrospective effect, amongst others. Continued service to the Company is attached to the vesting of the long-term stock performance rights, unless otherwise resolved by the board of directors.

Summary of Compensation

The following is the compensation awarded to, earned by or paid to each of our named executive officers for the year ended June 30, 2021.

		Post-employment
Name and Principal Position	Short Term Salary	Superannuation benefits	Total Compensation
Gavin Burnett Chief Executive Officer	$300,000	$28,500	$328,500
Melvin Tan Chief Financial Officer	$200,000	$19,000	$219,000

Executive Employment, Consulting and Management Arrangements and Termination and Change in Control Benefits

Following is a summary description of material terms of compensation awarded to, earned by, paid or payable to our NEOs pursuant to agreements or arrangements.

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Gavin Burnett, Chief Executive Officer and Managing Director

On January 1, 2020, we entered into an Executive Agreement with Gavin Burnett (the “Burnett Agreement”) pursuant to which Mr. Burnett is serving as the Chief Executive Officer and Managing Director of the Company. The Burnett Agreement will continue on an ongoing basis, unless terminated earlier in accordance with its terms. Pursuant to the Burnett Agreement, we will pay Mr. Burnett A$328,500 per annum, inclusive of superannuation and exclusive of any short-term incentives, long term incentives or bonus entitlements. Under the Burnett Agreement, if certain short-term incentive milestones are achieved within the required time frame, Mr. Burnett will be eligible to receive a percentage increase to his base salary. In addition, if 100 to 125 percent of certain Gross Revenue Targets (as defined in the Burnett Agreement) are reached by certain dates, Mr. Burnett will be eligible to receive increases to his base salary, as specified in the Burnett Agreement.

In the event that Mr. Burnett is terminated under certain circumstances, notwithstanding such termination, if targets are ultimately met for the fiscal year during which the termination occurred, Mr. Burnett shall be entitled to receive a cash bonus that is prorated for the number of days Mr. Burnett was employed during that fiscal year.

The Burnett Agreement contains other terms and conditions considered standard for an agreement of this nature.

Melvin Tan, Chief Financial Officer and Executive Director

On January 1, 2020, we entered into an Executive Agreement with Melvin Tan (the “Tan Agreement”) pursuant to which Mr. Tan is serving as the Chief Financial Officer of the Company. The Tan Agreement will continue on an ongoing basis, unless terminated earlier in accordance with its terms. Pursuant to the Tan Agreement, we will pay Mr. Tan A$219,000 per annum, inclusive of superannuation and exclusive of any short-term incentives, long term incentives or bonus entitlements. Under the Tan Agreement, if certain short-term incentive milestones are achieved within the required time frame, Mr. Tan will be eligible to receive a percentage increase to his base salary. In addition, if 100 to 125 percent of certain Gross Revenue Targets (as defined in the Tan Agreement), Mr. Tan will be eligible to receive increases to his base salary, as specified in the Tan Agreement.

In the event that Mr. Tan is terminated in certain circumstances, notwithstanding such termination, if targets are ultimately met for the fiscal year during which the termination occurred, Mr. Tan shall be entitled to receive a cash bonus that is prorated for the number of days Mr. Tan was employed during that fiscal year.

The Tan Agreement contains other terms and conditions considered standard for an agreement of this nature.

Director Compensation

As of June 30, 2021, the following amounts were paid or accrued in directors’ fees to the members of our board of directors:

Name	Fees earned

Collin Visaggio	A$80,000

We expect to pay cash and performance rights (with the same performance hurdles as those currently issued) to non-employee directors following the completion of this offering.

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RELATED PARTY TRANSACTIONS

Agreements with Executive Officers

Director and Senior Management Compensation

For a description of our agreements with our executive officers, please see “Management— Executive and Director Compensation.”

Indemnification Agreements

Our Constitution provides that, except to the extent prohibited by law including under the Corporations Act, we will indemnify every person who is or has been an officer of the Company against any liability (other than conduct involving a lack of good faith on the part of the officer) incurred by that person as an officer. This includes any liability incurred by that person in their capacity as an officer of our subsidiary where we requested that person to accept that appointment.

We have entered into Deeds of Indemnity, Insurance and Access (“Indemnity Deeds”), with Collin Visaggio, Gavin Burnett and Melvin Tan. Under the Indemnity Deeds, we have agreed to indemnify (to the maximum extent permitted by law and our Constitution, subject to certain specified exceptions) each director against certain liabilities incurred in their capacity as our or our subsidiaries’ director and any and all costs and expenses relating to such a claim or to any notified event incurred by such director, including costs and expenses reasonably and necessarily incurred to mitigate any liability for such a claim or any claim which may arise from such a notified event.

Separately, we have obtained insurance for our directors and executive officers, as required by the Indemnity Deeds.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Private Placements

For a description of private placement agreements, please see “Description of Share Capital—History of Securities Issuances.”

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PRINCIPAL SHAREHOLDERS

The following table indicates information as of the date of this prospectus regarding the beneficial ownership of our ordinary shares, after giving effect to the sale of the Units offered in this offering, for:

●	each person who is known by us to beneficially own 5% or more of our ordinary shares;

●	each named executive officer;

●	each of our directors; and

●	all of our directors and executive officers as a group.

The percentage ownership information shown in the column labeled “Percentage of Shares Outstanding” is based upon 18,598,414 ordinary shares outstanding as of the date of this prospectus.

The percentage ownership information shown in the column labeled “Percentage of Shares Outstanding” after the offering assumes that there is no exercise of the Warrants included in the Units nor of the underwriters’ option to purchase additional securities and is based upon ______ ordinary shares to be outstanding immediately after the offering, including the sale of _____ ordinary shares included in the Units in this offering.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include ordinary shares issuable pursuant to the exercise of stock options or warrants or upon conversion of a security that are either exercisable or convertible within 60 days of the date of this prospectus. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. As of the date of this prospectus, we had 525 record holders of our ordinary shares, with 498 record holders in Australia, representing 93.0% of our outstanding ordinary shares, and 3 record holders in the United States, representing 1.2% of our outstanding ordinary shares. The address for our directors and executive officers is c/o Locafy Limited, 246A Churchill Avenue, Subiaco, Western Australia 6008, Australia.

	Prior to the Offering			After the Offering
Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Outstanding	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Named Executive Officers and Directors:
Gavin Burnett	3,530,486	(1)	19.0%	3,530,486
Melvin Tan	1,493,385	(2)	8.0%	1,493,385
Collin Visaggio	507,322	(3)	2.7%	507,322
All Current Executive Officers and Directors as a Group (3 persons)	5,531,193	(1)(2)(3)	29.74%	5,531,193

(1)	Excluding 250,000 ordinary shares underlying certain unvested and contingent performance rights.
(2)	Excluding 150,000 ordinary shares underlying certain unvested and contingent performance rights.
(3)	Excluding 100,000 ordinary shares underlying certain unvested and contingent performance rights.

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DESCRIPTION OF SHARE CAPITAL AND GOVERNING DOCUMENTS

General

Australian law does not limit the authorized share capital that may be issued by a corporation and does not recognize the concept of par value. Subject to our Constitution, the Corporations Act, and the rules governing the listing of our securities on the Nasdaq Capital Market, our directors are entitled to issue shares in our capital, grant options over unissued shares, and settle the manner in which fractions of a share are to be dealt with. The directors may decide the persons to whom, and the terms on which, shares are issued or options are granted as well as the rights and restrictions that attach to those shares or options subject to our Constitution, the Corporations Act and the rules governing the listing of our securities on the Nasdaq Capital Market.

On August 20, 2021, the Company’s shareholders approved the Reverse Share Split. Accordingly, the number of ordinary shares outstanding was consolidated to 18,598,414 (difference due to rounding on individual holdings) and an aggregate of 1,144,000 ordinary shares underlying outstanding performance rights as at June 30, 2021. As at December 31, 2021, there are 18,598,414 ordinary shares outstanding, along with an aggregate of 1,312,750 ordinary shares underlying outstanding performance rights as at such date.

Units

Each Unit consists of one ordinary share and one (1) Warrant to purchase an ordinary share. Each whole warrant entitles the holder thereof to purchase one ordinary share at a price of $                 per share.

Ordinary shares

Voting Rights

Each holder of our ordinary shares is entitled to receive notice of and to be present, to vote and to speak at general meetings. Subject to any rights or restrictions attached to any shares, on a show of hands each holder of ordinary shares present has one vote and, on a poll, one vote for each fully paid share held, and for each partly paid share, a fraction of a vote equivalent to the proportion to which the share has been paid up. Voting may be in person or by proxy, attorney or representative.

No business, the election of a chairman and the adjournment of the meeting, shall be transacted at any general meeting unless a quorum is present comprising two shareholders present in person, by proxy, attorney or representative.

Dividend Rights

Holders of our ordinary shares are entitled to receive such dividends as may be declared by the directors, subject to and in accordance with the Corporations Act, the rights of any preference shareholders and to the rights of the holders of any shares created or raised under any special arrangement as to dividend. If the directors determine that a final or interim dividend is payable, it is (subject to the terms of issue on any shares or class of shares) paid on all shares proportionate to the amount for the time being paid on each share. Dividends may be paid by cash, electronic transfer, or any other method as the board determines.

The directors have the power to capitalize and distribute the whole or part of the amount from time to time standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to shareholders, subject to any rights or restrictions for the time being attached to any class or class of shares. The capitalization and distribution must be in the same proportions which the shareholders would be entitled to receive if distributed by way of a dividend.

Subject to the rules of Nasdaq, the directors may pay a dividend out of any fund or reserve or out of profits derived from any source.

Variation of Class Rights

The Corporations Act provides that if a company has a constitution that sets out the procedure for varying or cancelling rights attached to shares in a class of shares, those rights may be varied or cancelled only in accordance with the procedure.

The rights attached to our ordinary shares may only be varied with the consent in writing of members holding at least three-quarters of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of shares of that class. Any variation of rights will be subject to the Corporations Act.

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Rights of Non-Resident or Foreign Shareholders

There are no specific limitations in the Corporations Act which restrict the acquisition, ownership, or disposal of shares in an Australian company by non-resident or foreign shareholders. The Foreign Acquisitions and Takeovers Act 1975 (Cth) regulates investment in Australian companies and may restrict the acquisition, ownership, and disposal of our ordinary shares by non-resident or foreign shareholders.

Below is a reconciliation of the number of ordinary shares outstanding from June 30, 2020 through June 30, 2021:

Number of Ordinary shares
Ordinary shares outstanding at June 30, 2020	17,389,894
Shares issued from capital raisings	957,500
Shares issued for assets	25,000
Shares issued to suppliers in lieu of cash	186,020
Shares issued to related parties	40,000
Ordinary shares outstanding at June 30, 2021:	18,598,414

History of Share Capital

During the last three years, the following changes have been made to our ordinary share capital:

During the fiscal year ended June 30, 2021, the Company issued the following securities:

Period	Details	No.	Issue Price A$	Total Value A$
July to August 2020	Shares issued from capital raising	10,000	2.00	20,000
October to December 2020	Shares issued from capital raising	690,000	1.00	690,000
October to December 2020	Shares issued to supplier in lieu of cash	84,665	1.00	84,665
February 2021	Shares issued to suppliers in lieu of cash	37,125	2.00	74,250
February 2021	Shares issued to related parties	40,000	2.00	80,000
March 2021	Shares issued from capital raising	257,500	4.00	1,030,000
April 2021	Shares issued for assets	25,000	4.00	100,000
May to June 2021	Shares issued to suppliers in lieu of cash	64,230	4.00	256,918
	Net Change	1,208,520		2,335,832

During the fiscal year ended June 30, 2020, the Company issued the following securities:

Period	Details	No.	Issue Price A$	Total Value A$
July 2019 to March 2020	Shares issued from capital raising	213,917	2.00	427,836
August 2019 to January 2020	Shares issued from capital raising (special placement)	1,543,110	1.11	1,714,568
October 2019	Shares issued to related parties	40,000	2.00	80,000
November 2019	Share buy-back approved by shareholders at the Annual General Meeting of the Company held on November 27, 2019	(2,623,386)	0.30	(800,001)
December 2019	Shares issued from capital raising	100,000	1.00	100,000
January 2020	Shares issued to convertible note holders	27,500	1.12	30,800
February 2020	Shares issued to suppliers in lieu of cash	70,022	1.12	78,647
	Net Change	(628,837)		1,631,850

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During the fiscal year ended June 30, 2019, the Company issued the following securities:

Period	Details	No.	Issue Price A$	Total Value A$
August 2018 to June 2019	Shares issued from capital raisings	309,721	2.00	619,442
June 2019	Shares issued from capital raising	90,000	1.11	100,000
June 2019	Shares issued to a vendor in relation to a business acquisition agreement dated April 23, 2018	50,000	7.00	350,000
	Net Change	449,721		1,069,442

Rights and Restrictions on Classes of Shares

Subject to the Corporations Act, rights attaching to our ordinary shares are detailed in our Constitution. Our Constitution provides that any of our ordinary shares may be issued with preferred, deferred or other special rights or restrictions, whether in relation to dividends, voting, return of share capital, payment of calls or otherwise as the board may determine from time to time. Except as provided by contract or by our Constitution to the contrary, all unissued shares are under the control of the board which may grant options on the ordinary shares, allot or otherwise issue the ordinary shares on the terms and conditions and for the consideration it deems fit. Currently our outstanding share capital consists of only one class of ordinary shares.

Dividend Rights

The board may from time to time determine to pay dividends to shareholders. All unclaimed dividends may be invested or otherwise made use of by the board for our benefit until claimed or otherwise disposed of in accordance with our Constitution, except as otherwise provided by statute.

Voting Rights

Under our Constitution, each holder of our ordinary shares is entitled to receive notice of and to be present, to vote and to speak at general meetings. Subject to any rights or restrictions attached to any shares, on a show of hands each holder of ordinary shares present has one vote and, on a poll, one vote for each fully paid share held, and for each partly paid share, a fraction of a vote equivalent to the proportion to which the share has been paid up.

Under Australian law, shareholders of a public company with more than one member are not permitted to approve corporate matters by written consent. Our Constitution does not provide for cumulative voting.

Pursuant to the Corporations Act, our board of directors must convene a general meeting if requested to do so by shareholders with at least 5% of the votes that may be cast at the general meeting or members with at least 5% of the votes that may be cast at a general meeting may call, and arrange to hold, a general meeting.

Generally, only items of business included in the relevant notice of meeting (or any supplementary notice) would be considered and voted on at general meetings.

Right to Share in our Profits

Subject to the Corporations Act (which contains no overriding provisions as of the date of this prospectus) and pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends. The board may from time to time determine to pay dividends to the shareholders.

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Rights to Share in the Surplus in the Event of Liquidation

Our Constitution provides for the right of shareholders to participate in a surplus in the event of our liquidation. In certain circumstances, any division may be otherwise than in accordance with the legal rights of the contributories, and in particular, our creditors and any other class of security holders may be given preferential or special rights or may be excluded altogether or in part from participation in a surplus in the event of liquidation.

If the Company is wound up, the liquidator may, with the authority of a special resolution, divide among the Shareholders in kind the whole or any part of the property of the Company, and may for that purpose set such value as he considers fair upon any property to be so divided, and may determine how the division is to be carried out as between the Shareholders or different classes of Shareholders.

The liquidator may, with the authority of a special resolution, vest the whole or any part of any such property in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Shareholder is compelled to accept any shares or other securities in respect of which there is any liability.

Redemption Provisions

Under our Constitution and subject to the Corporations Act (which contains no overriding provisions as of the date of this prospectus) we are able to:

●	redeem and cancel ordinary shares, subject to obtaining the necessary and prior shareholder approval; and

●	issue preference shares on the terms that they are, or may at our option be, liable to be redeemed, with or without shareholder approval.

Warrants

General

The following is a summary of the material terms and provisions of the Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of warrant, which has been filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price

Each Unit offered in this offering consists of one ordinary share and one Warrant. Each whole warrant shall be exercisable into one ordinary share at an exercise price equal to $               per ordinary share. The Warrants will be immediately exercisable and will be immediately exercisable for a               -year period after the date of issuance. The exercise prices and numbers of shares of ordinary stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our ordinary shares. The Warrants will be issued in certificated form only.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our ordinary shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 4.895% of our outstanding ordinary shares immediately after exercise.

Cashless Exercise

If, at the time a holder exercises a Warrant, a registration statement registering under the Securities Act either (i) the issuance of the ordinary shares for which the Warrants are exercisable or (ii) the resale of the ordinary shares for which the Warrants are exercisable by the holder is not then effective or available for the issuance or resale, respectively, of such ordinary shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) such number of ordinary shares as determined according to a formula set forth in the Warrant.

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Transferability

A Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional ordinary shares will be issued upon the exercise of the Warrants. Rather, the number of ordinary shares to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for any of the Warrants. Although we have applied to have the Warrants listed on Nasdaq, an active trading market for our Warrants may never develop or may not be sustained if one develops. Without an active trading market, the liquidity of the Warrants will be limited.

Rights as a Shareholder

Except as otherwise provided in the Warrants or by virtue of the holders’ ownership of our ordinary shares, the holders of Warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until such warrant holders exercise their Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding ordinary shares, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Waivers and Amendments

No term of the Warrants may be amended or waived without the written consent of the holder of such Warrant.

Exclusive Forum

We have agreed that any action, proceeding or claim against us arising out of or relating in any way to the Warrants will be brought and enforced in the courts of the State of New York sitting in the City and County of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors”. This exclusive forum provision shall not apply to suits brought to enforce a duty or liability created by the Exchange Act, any other claim for which the federal courts have exclusive jurisdiction or any complaint asserting a cause of action arising under the Securities Act against us or any of our directors, officers, other employees or agents. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Fully Paid and Nonassessable

All of our outstanding ordinary shares are, and the ordinary shares to be issued pursuant to this offering (including the ordinary shares to be issued upon the exercise of the Warrants and the representative’s warrant), when paid for, will be validly issued, fully paid and nonassessable.

Registration Rights

No holders of any of our securities have registration rights.

Corporate Governance

Our Constitution

Our constituent document is a Constitution, which is similar in nature to the by-laws of a company incorporated under the laws of a U.S. state. Our Constitution does not provide for or prescribe any specific objectives or purposes of Locafy. Our Constitution is subject to the terms of the Corporations Act. Our Constitution may be amended or repealed and replaced by special resolution of shareholders, which is a resolution passed by at least 75% of the votes cast by shareholders entitled to vote on the resolution.

Directors

Interested Directors

Except where permitted by the Corporations Act, a director who has a material personal interest in a matter that is being considered at a meeting of directors must not be present while the matter is being considered at the meeting or vote on that matter.

Unless a relevant exception applies under the Corporations Act, our directors are:

●	required to disclose all their and their associates’ holdings of our securities, any and all dealings in any of those securities and certain other interests; and

●	required to obtain prior shareholder approval of any provision of related party benefits to any of those directors or their associates.

Borrowing Powers Exercisable by Directors

Pursuant to our Constitution, the management and control of our business affairs are vested in our board of directors, subject to the Constitution and the Corporations Act. The board of directors has the power to raise or borrow money. The board of directors may also charge any of our property or business or any uncalled capital and may issue debentures or give any other security for any of our debts, liabilities or obligations or of any other person, in each case, in the manner and on terms it deems fit.

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Retirement of Directors

Under our Constitution, at each annual general meeting one-third of the directors, other than the Managing Director, or if their number is not a multiple of three, then the number nearest to one-third (rounded upwards in case of doubt) of the directors must retire.

Notwithstanding the above, no director, other than the Managing Director, shall hold office for a period in excess of 3 years, or until the third annual general meeting following his or her appointment, whichever is the longer, without submitting himself for re-election.

A retiring director remains in office until the relevant shareholder meeting and will be eligible for re-election at that meeting.

Access to and Inspection of Documents

Inspection of our records is governed by our Constitution and the Corporations Act. Any member of the Company has the right to inspect or obtain copies of our share register on the payment of any prescribed fee required by the company. Our books containing the minutes of general meetings will be kept at our registered office and will be open to inspection of members at all times when the office is required to be open to the public. Generally other corporate records, including minutes of directors’ meetings, financial records and other documents, are not open for inspection by shareholders (who are not directors). Where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make an order for inspection of our books.

Foreign Ownership Regulation

There are no limitations on the rights to own securities imposed by our Constitution. However, Australia has a foreign investment approval regime that regulates certain types of acquisitions by ‘foreign persons’ of equity interests in Australian companies and acquisitions and proposed acquisitions of shares and voting power in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975 (Cth) (“FATA”). Generally, the FATA applies to acquisitions or proposed acquisitions of shares and voting power in an entity by a ‘foreign person’ as defined under the FATA of a substantial interest (generally 20% or more) where the target entity is valued above a specified threshold value (which varies by investor type and nature of business and industry).

Where the FATA applies to the acquisition, the acquisition may not occur unless notice of it has been given to the Australian Federal Treasurer and the Australian Federal Treasurer has either notified that there is no objection to the proposed acquisition (with or without conditions) or a statutory period has expired without the Australian Federal Treasurer objecting. The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Australian Federal Treasurer is satisfied that the acquisition would be contrary to the national interest. If a foreign person acquires shares or an interest in shares in an Australian company in contravention of the FATA, the Australian Federal Treasurer may order the divestiture of such person’s shares or interest in shares in such company. The Australian Federal Treasurer may order divestiture pursuant to the FATA if he determines that the acquisition has resulted in that foreign person, either alone or together with other non-associated or associated foreign persons, controlling the company and that such control is contrary to the national interest. Criminal offences and civil penalties can apply to failing to give notification of certain acquisitions, undertaking certain acquisitions without a no objection notification or contravening a condition in a no objection notification.

Listing

We have applied to list our ordinary shares and Warrants on Nasdaq under the symbols “LCFY” and “LCFY-W”, respectively.

Transfer Agent, Registrar and Auditor

Upon the closing of this offering, the transfer agent and registrar for our ordinary shares in the United States will be Computershare Trust Company, N.A. at its principal office in Canton, Massachusetts.

Grant Thornton Audit Pty Ltd, located at Central Park, 152-158 St Georges Terrace, Perth WA 6000, Australia is our independent registered public accounting firm and has been appointed as our independent auditor.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon closing of this offering, assuming an initial public offering price of $          per Unit, the midpoint of the estimated price range set forth on the cover page of this prospectus, we will have outstanding               ordinary shares (assuming no exercise of the Warrants included in the Units and no exercise of the underwriters’ option to purchase additional ordinary shares and/or Warrants). All of the ordinary shares issued in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial numbers of our ordinary shares in the public market could adversely affect prevailing market prices of our ordinary shares. While we expect our ordinary shares will be listed on Nasdaq following this offering, we cannot assure you that a regular trading market will develop in our ordinary shares. Future sales of substantial amounts of our ordinary shares in the public market or the perception that such sales might occur could adversely affect market prices prevailing from time to time.

Rule 144

In general, under Rule 144 of the Securities Act as currently in effect, beginning 90 days after the date of this prospectus, an “affiliate” who has beneficially owned our ordinary shares for a period of at least six months is entitled to sell within any three-month period a number of ordinary shares that does not exceed the greater of either 1% of the then outstanding shares or the average weekly trading volume of our ordinary shares on the Nasdaq during the four calendar weeks preceding the filing with the SEC of a notice on Form 144 with respect to such sale. Such sales under Rule 144 of the Securities Act are also subject to prescribed requirements relating to the manner of sale, notice and availability of current public information about us.

Under Rule 144, a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale, and who has beneficially owned the ordinary shares proposed to be sold for at least six months, including the holding period of any prior holder other than an affiliate, is entitled to sell such shares without restriction, provided we have been in compliance with our reporting requirements under the Exchange Act for 90 days preceding such sale. To the extent that our affiliates sell their shares, other than pursuant to Rule 144 or a registration statement, the purchaser’s holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees or directors who acquire our ordinary shares from us in connection with a compensatory stock plan or other written agreement executed prior to the closing of this offering is eligible to resell such shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is effected in an “offshore transaction” and no “directed selling efforts” are made in the United States (as these terms are defined in Regulation S) and subject to certain other conditions. In general, this means that our ordinary shares may be sold in some manner outside the United States without requiring registration in the United States.

Lock-up Agreements

For a description of the lock-up arrangements that we and our shareholders have entered into in connection with this offering, see “Underwriting.”

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of ordinary shares and Warrants by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase our ordinary shares and Warrants pursuant to this prospectus and hold such ordinary shares and Warrants as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold our ordinary shares and Warrants as part of a “straddle”, “hedge”, “conversion transaction”, “synthetic security” or integrated investment, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power of our ordinary shares, corporations that accumulate earnings to avoid U.S. federal income tax, persons subject to special tax accounting rules under Section 451(b) of the Code, partnerships and other pass-through entities, and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our ordinary shares and Warrants that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (i) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (ii) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our ordinary shares and Warrants, the U.S. federal income tax consequences relating to an investment in our ordinary shares and Warrants will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of our ordinary shares and Warrants. Persons considering an investment in our ordinary shares and Warrants should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our ordinary shares and Warrants, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Consequences

In general, a corporation organized outside the United States will be treated as a passive foreign investment company, or PFIC, for any taxable year in which either (1) at least 75% of its gross income is “passive income”, or the “PFIC income test”, or (2) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income, the “PFIC asset test”. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Section 1298(a)(4) of the Code provides that to the extent provided in regulations, if any person has an option to acquire stock in a PFIC, such stock shall be considered as owned by such person. Certain proposed regulations provide rules for treatment of options to acquire stock in a PFIC. It is not currently known if, when or the extent to which such proposed regulations will be finalized and become effective. The discussion below assumes that regulations relating to options to acquire PFIC stock will become effective and would apply to the Warrants. Each prospective investor is urged to consult with its own tax advisor about the tax consequences of holding Warrants if we are classified as a PFIC.

Although we do not believe that we will be a PFIC for the tax year ending December 31, 2021, our determination is based on an interpretation of complex provisions of the law, which are not addressed in a significant number of administrative pronouncements or rulings by the Internal Revenue Service, or IRS. Accordingly, because PFIC status is determined on an annual basis and generally cannot be determined until the end of the taxable year, there can be no assurance that we will not be a PFIC for the current taxable year. Because we may continue to hold a substantial amount of cash and cash equivalents, and because the calculation of the value of our assets may be based in part on the value of our ordinary shares, which may fluctuate considerably, we may be a PFIC in future taxable years. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion and that the IRS would not successfully challenge our position. Our status as a PFIC is a fact-intensive determination made on an annual basis. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status and also expresses no opinion with regard to our expectations regarding our PFIC status.

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If we are a PFIC in any taxable year during which a U.S. Holder owns our ordinary shares and Warrants, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our ordinary shares and Warrants, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of our ordinary shares and Warrants, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our ordinary shares and Warrants. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our ordinary shares and Warrants, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds our ordinary shares and Warrants, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our ordinary shares and Warrants. If the election is made, the U.S. Holder will be deemed to sell our ordinary shares and Warrants it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s ordinary shares and Warrants would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares and Warrants and one of our non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the ordinary shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our ordinary shares if such U.S. Holder makes a valid “mark-to-market” election for our ordinary shares. A mark-to-market election is available to a U.S. Holder only for “marketable stock”.

Our ordinary shares will be marketable stock as long as they remain listed on the Nasdaq and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our ordinary shares held at the end of such taxable year over the adjusted tax basis of such ordinary shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such our ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our ordinary shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of our ordinary shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.

A mark-to-market election will not apply to our ordinary shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any non-U.S. subsidiaries that we may organize or acquire in the future. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we may organize or acquire in the future notwithstanding the U.S. Holder’s mark-to-market election for our ordinary shares.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund, or QEF, election. Because at this time we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a valid QEF election, prospective investors should assume that a QEF election will not be available.

Each U.S. person that is an investor of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

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The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our ordinary shares and Warrants, the consequences to them of an investment in a PFIC, any elections available with respect to our ordinary shares and Warrants and the IRS information reporting obligations with respect to the purchase, ownership and disposition of the ordinary shares and Warrants of a PFIC.

Distributions

Subject to the discussion above under “Passive Foreign Investment Company Consequences”, a U.S. Holder that receives a distribution with respect to our ordinary shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s ordinary shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s ordinary shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends. Distributions on our ordinary shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

Dividends paid by a “qualified foreign corporation” are eligible for taxation for certain non-corporate U.S. Holders at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided certain requirements are met. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “Passive Foreign Investment Company Consequences”), we will not be treated as a qualified foreign corporation, and therefore the reduced capital gains tax rate described above will not apply. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (b) with respect to any dividend it pays on our ordinary shares that are readily tradable on an established securities market in the United States. We believe that we qualify as a resident of Australia for purposes of, and are eligible for the benefits of, the U.S.-Australia Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Australia Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision. Therefore, subject to the discussion above under “Passive Foreign Investment Company Consequences”, if the U.S.-Australia Treaty is applicable, such dividends will generally be “qualified dividend income” in the hands of individual U.S. Holders, provided that certain conditions are met, including holding period and the absence of certain risk reduction transactions. In addition, it is anticipated that our ordinary shares will qualify for the exception applicable to dividends from stock that is readily tradeable on an established securities market.

Sale, Exchange or Other Disposition of our Ordinary Shares and Warrants

Subject to the discussion above under “Passive Foreign Investment Company Consequences”, a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our ordinary shares and Warrants in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in our ordinary shares and Warrants. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for noncorporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, our ordinary shares and Warrants were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder from the sale or other disposition of our ordinary shares and Warrants generally will be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

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Allocation of Purchase Price and Tax Basis

For United States federal income and other applicable tax purposes, each purchaser of our Units in this offering must allocate its purchase price between each component (i.e. the ordinary shares and Warrants) based on the relative fair market value of each at the time of issuance. These allocated amounts will be the holder’s tax basis in each component. Because each investor must make its own determination of the relative value of each component of the Units, we urge each investor to consult its tax advisor in connection with this analysis.

Exercise or Lapse of a Warrant

Subject to the PFIC rules described above and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss on the exercise of a warrant and related receipt of an ordinary share, except to the extent that cash is received in lieu of the issuance of a fractional ordinary share.

A U.S. Holder’s initial tax basis in the ordinary share received on the exercise of a warrant should be equal to the sum of (i) the U.S. Holder’s tax basis in the warrant plus (ii) the exercise price paid by the U.S. Holder on the exercise of the warrant. A U.S. Holder’s holding period for ordinary shares received on exercise of a warrant will commence on the date following the date of exercise of the warrant and will not include the period during which the U.S. Holder held the warrant.

The U.S. federal income tax treatment of a cashless exercise of warrants into ordinary shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph.

Due to the absence of clear authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance as to the tax treatment that would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of our Warrants.

The exercise of a Warrant for ordinary shares generally will not be a taxable event for the exercising U.S. Holder. A U.S. Holder will have a tax basis in the ordinary shares received on exercise of a Warrant equal to the sum of the U.S. Holder’s tax basis in the Warrant surrendered, reduced by any portion of the basis allocable to a fractional share, plus the exercise price of the Warrant. A U.S. Holder generally will have a holding period in ordinary shares acquired on exercise of a Warrant that commences on the date of exercise of the Warrant.

Tax Basis of each ordinary share and Warrant

The ordinary shares will be sold together with an accompanying Warrant. The initial tax basis of a beneficial owner in each ordinary share will be equal to the amount paid for the ordinary share less the fair market value of their accompanying Warrant. The initial basis in the accompanying Warrant will equal the initial fair market value of the Warrant.

Medicare Tax on Net Investment Income

Certain U.S. Holders who are individuals, estates or trusts are subject to an additional 3.8% U.S. federal income tax on all or a portion of their “net investment income,” which generally includes dividends (and constructive dividends) on the securities and net gains from the disposition of ordinary shares or warrants. U.S. Holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to them.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our ordinary shares and Warrants, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “Passive Foreign Investment Company Consequences”, each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for our ordinary shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our ordinary shares and Warrants may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (1) fails to provide an accurate United States taxpayer identification number or otherwise establish a basis for exemption, or (2) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR UNITS IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

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CERTAIN AUSTRALIAN FEDERAL INCOME TAX CONSIDERATIONS

In this section, we discuss the material Australian income tax, stamp (or transfer) duty and goods and services tax considerations related to the acquisition, ownership and disposal by the absolute beneficial owners of the ordinary shares. It is based upon existing Australian tax law as of the date of this registration statement, which is subject to change, possibly retrospectively. This discussion does not address all aspects of Australian tax law which may be important to particular investors in light of their individual investment circumstances, such as shares held by investors subject to special tax rules (for example, financial institutions, insurance companies or tax-exempt organizations). In addition, this summary does not discuss any non-Australian or state tax considerations, other than transfer duty.

Prospective investors are urged to consult their tax advisors regarding the Australian and non-Australian income and other tax considerations of the acquisition, ownership and disposition of the ordinary shares. This summary is based upon the premise that the holder is not an Australian tax resident and is not carrying on business in Australia through a permanent establishment (referred to as a “Non-Australian Holder” in this summary).

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular shareholder, and no representations with respect to the income tax consequences to any particular shareholder are made. This summary is not exhaustive of all Australian federal income tax considerations. Accordingly, you should consult your own tax advisor with respect to your particular circumstances.

Non-Australian residents may be liable to pay Australian tax on income derived from Australian sources. One mechanism by which that tax is paid (for non-residents who have no permanent establishment or fixed base in Australia or where the income is not connected with a permanent establishment or fixed base) is known as withholding tax. Dividends paid by a resident Australian company to a resident of the United States of America who is entitled to the benefits of the Australia/US double tax treaty and is beneficially entitled to the dividends are subject to withholding tax at the rate of 15% to the extent the dividends are ‘unfranked’. The rate of withholding tax on dividends is normally 30%, but since the United States has concluded a double tax treaty agreement with Australia, the rate is reduced to 15% where the benefits of the treaty apply. It should be noted, however, that under Section 128B(3) of the Income Tax Assessment Act 1936 (Cth), to the extent that dividends paid to non-residents have been franked (generally where a company pays tax itself), such dividends are exempt from withholding tax. “Franked dividends” is the expression given to dividends when the profits out of which those dividends are paid have been taxed at company level and such tax is allocated to the dividend. Accordingly, an Australian company paying fully franked dividends to a non-resident is not required to deduct any withholding tax. Dividends on which withholding tax has been paid are generally not subject to any further Australian tax. In other words, the withholding tax should represent the final Australian tax liability in relation to those dividends.

The pertinent provisions of the double tax treaty between Australia and the United States provide that dividends are primarily liable for tax in the country of residence of the beneficial owner of the dividends. However, the source country, in this case Australia, may also tax them, but in such case the tax will be limited to 15% if the benefits of the treaty apply. Where the beneficial owner is a United States resident corporation that directly holds at least 10% of the voting power in us, the tax will be limited to 5%. The 15% limit does not apply to dividends derived by a resident of the United States of America who has a permanent establishment or fixed base in Australia, if the holding giving rise to the dividends is effectively connected with that establishment or base. Such dividends are taxed on a net assessment basis as business income or independent personal services income as the case may be.

We have not paid any cash dividends since our inception and we do not anticipate the payment of cash dividends in the foreseeable future. See “Item 8.A. Financial Statements and Other Financial Information–Dividend Policy.”

A Non-Australian Holder will not generally be subject to capital gains tax in Australia as the Non-Australian Holder is unlikely to have an indirect interest in Australian real property. An indirect interest in Australian real property will only occur where more than 50% of the market value of our assets are attributable to Australian real property.

Dual Residency

If an investor were a resident of both Australia and the United States under those countries’ domestic taxation laws, that investor may be subject to tax as an Australian resident. If, however, the shareholder is determined to be a United States resident for the purposes of Australia/US double tax treaty, the Australian tax applicable would be limited by the Australia/US double tax treaty. Shareholders should obtain specialist taxation advice in these circumstances.

Transfer Duty

Any transfer of shares through trading on the Nasdaq should not be subject to transfer duty.

Inheritance and Estate Taxes in Australia

Australia does not have estate or death duties. Generally, no capital gains tax liability is realized upon the inheritance of a deceased person’s shares. The disposal of inherited shares by beneficiaries, may, however, give rise to a capital gains tax liability.

Goods and Services Tax

The issue or transfer of shares will not incur Australian goods and services tax and does not require a stockholder to register for Australian goods and services tax purposes.

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UNDERWRITING

H.C. Wainwright & Co., LLC, or H.C. Wainwright, is acting as the book-running manager of the offering and the representative of the underwriters of this offering. We have entered into an underwriting agreement dated the date of this prospectus with H.C. Wainwright as representative of the several underwriters named below, with respect to this offering. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of our securities set forth opposite its name below.

Underwriter	Units
H.C. Wainwright & Co., LLC
Total

The underwriting agreement provides that the obligations of the underwriters to purchase the securities in this offering are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, if any of securities are purchased, other than those ordinary shares covered by the option to purchase additional ordinary shares and warrants described below. If an underwriter defaults, the underwriting agreement provides that, under certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Underwriting Discounts, Commissions and Expenses

The following table shows the initial public offering price, underwriting discounts and commissions and proceeds, before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional ordinary shares.

	Per Unit(1)	Total Without Option Exercise	Total With Full Option Exercise
Initial public offering price	$
Underwriting discounts and commissions(1)	$
Proceeds to us (before expenses)(2)(3)	$

(1) The initial public offering price and underwriting discount corresponds to an initial public offering price per Unit of $             ..

(2) Represents an underwriting discount equal to 8% of the aggregate gross proceeds purchase price paid by the underwriters to us per Unit. In addition, we have agreed to issue to the representative of the underwriters or its designees warrants (the “representative’s warrants”) to purchase a number of ordinary shares equal to 6% of the ordinary shares sold in this offering (including additional ordinary shares sold), at an exercise price of $              per ordinary share, which represents 125% of the initial public offering price per Unit. We have also agreed to reimburse the representative of the underwriters for certain of their expenses.

(3) Does not include proceeds from the exercise of Warrants or representative’s warrants.

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $             and is payable by us. Subject to compliance with FINRA Rule 5110(f), we have agreed to reimburse the representative of the underwriters for its out-of-pocket expenses, including fees and expenses of legal counsel, up to $350,000, and for closing costs in the amount of $15,950. We have paid an advance of $75,000 to the representative, which will be credited against the fees and expenses of legal counsel and other out-of-pocket accountable expenses that will be incurred in connection with this offering. Such advance will be returned to us to the extent such out-of-pocket expenses were not actually incurred, in accordance with FINRA Rule 5110(g)(4)(A) and (g)(5)(A).

Option to Purchase Additional Securities

We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus, to purchase up to               additional ordinary shares and/or warrants to purchase up to             ordinary shares in any combination thereof. Any ordinary shares and warrants so purchased shall be sold at the initial public offering price per ordinary share or initial public offering price per Warrant, less the underwriting discounts and commissions, set forth on the cover page of this prospectus. If any additional ordinary shares or warrants are purchased pursuant to this option, the underwriters will offer these additional ordinary shares and warrants on the same terms as those on which the other ordinary shares are being offered hereby.

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Representative’s Warrant

Upon closing of this offering, we will issue to H.C. Wainwright a warrant entitling H.C. Wainwright or its designees to purchase up to              ordinary shares (or           ordinary shares if the underwriters exercise in full their option to purchase additional ordinary shares) (equal to 6.0% of the aggregate number of ordinary shares sold in this offering) at $           per ordinary share (equal to 125% of the initial public offering price per Unit). The Representative’s Warrants are exercisable immediately upon issuance and will have a termination date of the five-year anniversary of the commencement of the sales pursuant to this offering.

The representative’s warrants and the ordinary shares underlying such warrants are registered on the registration statement of which this prospectus is a part. Pursuant to FINRA Rule 5110(e), the representative’s warrants and any ordinary shares issuable thereunder shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the representative or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration under the Securities Act.

Pricing of the Offering

Prior to this offering, there has been no public market for our ordinary shares or Warrants. The initial public offering price was determined by negotiations between us and the representative. Among the factors considered in determining the initial public offering price were our future prospects and those of our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities, and certain financial and operating information of companies engaged in businesses similar to ours.

We cannot assure you that the initial public offering price will correspond to the price at which our ordinary shares or Warrants will trade in the public market subsequent to this offering or that an active trading market for our ordinary shares or Warrants will develop and continue after this offering.

Right of First Refusal

We have also granted the representative (or any affiliate designated by the representative), subject to certain exceptions, a right of first refusal for a period of twelve (12) months following the closing of this offering to act as sole book-running manager, sole underwriter or sole placement agent for each and every future public offering or private placement of equity or debt securities by us or any of our subsidiaries.

Tail

We have also agreed to pay H.C. Wainwright a “tail” fee equal to the compensation in the offering if any investor which H.C. Wainwright contacted or introduced us to during the term of H.C. Wainwright’s engagement (other than pre-existing investors of ours) provides us with further capital in a public or private offering or capital raising transaction and such offering or transaction is consummated during the 12-month period following termination or expiration of that certain engagement letter, dated March 22, 2021, entered into between us and H.C. Wainwright.

Lock-up Agreements

Our officers, directors and principal shareholders have agreed with the representative of the underwriters to be subject to a lock-up period of 180 days following the date of this prospectus. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any ordinary shares or any securities convertible into, or exercisable or exchangeable for, ordinary shares, subject to certain customary exceptions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for 180 days following the closing of this offering, subject to certain customary exceptions, and a restriction on the issuance of variable priced securities until the warrants issued in this offering are no longer outstanding, subject to an exception, without the consent of the representative. The representative of the underwriters may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in connection with our ordinary shares.

●	Over-allotment transactions involve sales by the underwriter of ordinary shares in excess of the number of ordinary shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of ordinary shares over-allotted by the underwriter is not greater than the number of ordinary shares that it may purchase in the option to purchase additional ordinary shares. In a naked short position, the number of ordinary shares involved is greater than the number of ordinary shares in the option to purchase additional ordinary shares. The underwriter may close out any short position by exercising its option to purchase additional ordinary shares and/or purchasing ordinary shares in the open market.

●	Stabilizing transactions permit bids to purchase ordinary shares so long as the stabilizing bids do not exceed a specified maximum.

●	Syndicate covering transactions involve purchases of ordinary shares in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

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These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our ordinary shares. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Other Relationships

The representative and its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The representative may in the future receive customary fees and commissions for these transactions.

Transfer Agent and Registrar

Upon the closing of this offering, the transfer agent and registrar for our ordinary shares in the United States will be Computershare Trust Company, N.A.. We do not intend to have a transfer agent and registrar for our ordinary shares in Australia.

Nasdaq Listing

Prior to this offering, no public market has existed for our ordinary shares or warrants. We have applied to list our ordinary shares and the Warrants on Nasdaq under the symbols “LCFY” and “LCFY-W”, respectively. Listing will be subject to the fulfilment of all of the applicable listing requirements of Nasdaq.

SELLING RESTRICTIONS

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each member state of the European Economic Area (each a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of any securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In relation to the United Kingdom, no securities have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities that either (i) have been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of the securities may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c) in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),

provided that no such offer of ordinary shares shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

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For the purposes of this provision, the expression an “offer to the public” in relation to any securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, this prospectus is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with, persons who are outside the United Kingdom or persons in the United Kingdom (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the FSMA.

Australia

This document:

●	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

●	has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

●	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors available under section 708 of the Corporations Act (“Exempt Investors”).

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

As any offer of the securities under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

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Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Israel

In the State of Israel, this prospectus shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 – 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 –1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The Company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

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EXPENSES RELATED TO THIS OFFERING

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offer and sale of our ordinary shares in this offering. All amounts listed below are estimates except the SEC registration fee and FINRA filing fee.

Itemized expense	Amount
SEC registration fee		$927.00
Nasdaq listing fee		*
FINRA filing fee		*
Printing and engraving expenses		*
Transfer agent and registrar fees		*
Legal fees and expenses		*
Accounting fees and expenses		*
Public Relations fees	$	*
Miscellaneous fees and expenses
Total		*

*	To be provided by amendment

LEGAL MATTERS

The validity of the ordinary shares and Warrants being offered by this prospectus and other legal matters concerning this offering relating to Australian law will be passed upon for us by Steinepreis Paganin, Perth, Australia. Certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by Haynes and Boone, LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Rimon Law Pty Ltd, with respect to Australian law, and by Lucosky Brookman LLP, with respect to the law of the State of New York and the federal law of the United States of America.

EXPERTS

The audited financial statements of Locafy as of and for the years ended June 30, 2021 and June 30, 2020 appearing in this prospectus and registration statement have been audited by Grant Thornton Audit Pty Ltd, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act, including relevant exhibits and schedules, with respect to the ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement and its exhibits for further information with respect to us and the ordinary shares. Some of these exhibits consist of documents or contracts that are described in this prospectus in summary form. You should read the entire document or contract for the complete terms. You may read and copy the registration statement and its exhibits at the SEC’s Public Reference Room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet website at www.sec.gov, from which you can electronically access the registration statement and its exhibits.

After this offering, we will be subject to the reporting requirements of the Exchange Act applicable to foreign private issuers. As a foreign private issuer, the SEC’s rules do not require us to deliver proxy statements or to file quarterly reports on Form 10-Q, among other things. In addition, our “insiders” are not subject to the SEC’s rules regarding insider reporting and prohibiting short-swing trading under Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. registrants whose securities are registered under the Exchange Act. However, we will be required to file with the SEC an annual report on Form 20-F containing, among other information, our consolidated financial statements audited by an independent registered public accounting firm within 120 days after the end of each fiscal year, or such other time as prescribed by the SEC, and will furnish unaudited quarterly financial information to the SEC on Form 6-K promptly after they are available.

We also maintain a website at www.locafy.com. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Locafy Limited

Opinion on the consolidated financial statements

We have audited the accompanying consolidated statements of financial position of Locafy Limited and its subsidiary (the “Company”) as of June 30, 2021 and June 30, 2020, the related consolidated statements of profit or loss and other comprehensive loss, changes in equity, and cash flows for each of the two years in the period ended June 30, 2021, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2021 and June 30, 2020, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2021, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss of $995,766 and operating cash outflows of $496,031 during the year ended June 30, 2021, and as of that date, the Company’s current liabilities exceeded its current assets by $1,126,033. These events or conditions, along with other matters set forth in Note 3.2, raise substantial doubt about the Company’s ability to continue as a going concern as at June 30, 2021. Management’s plans in regard to these matters are also described in Note 3.2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provides a reasonable basis for our opinion.

/s/ GRANT THORNTON AUDIT PTY LTD

We have served as the Company’s auditor since 2021. Perth, Australia

November 10, 2021

F-2

Locafy Limited

Consolidated statement of profit or loss and other comprehensive income for the years ended 30 June 2021 and 30 June 2020

		Consolidated Group
	Notes	2021 A$	2020 A$

Revenue	5	2,191,425	1,985,362
Other income	6	788,258	615,356
Technology expense		(651,644)	(979,161)
Employee benefits expense		(2,359,459)	(2,389,185)
Occupancy expense		(52,219)	(104,419)
Advertising expense		(67,575)	(265,996)
Consultancy expense		(240,928)	(273,978)
Depreciation and amortisation expense		(397,506)	(362,917)
Other expenses	8	(132,515)	(438,418)
Impairment of financial assets		(14,690)	-
Operating loss		(936,853)	(2,213,356)

Financial cost	8	(58,913)	(108,471)
Loss before income tax		(995,766)	(2,321,827)

Income tax expense	9	-	-
Loss for the year		(995,766)	(2,321,827)

Other comprehensive income:
Items that will be reclassified subsequently to profit and loss
Exchange differences on translating foreign operations		(1,653)	(4,205)

Total Comprehensive Loss for the year		(997,419)	(2,326,032)

Earnings per share
Basic loss per share	25	(0.05)	(0.13)
Diluted loss per share	25	(0.05)	(0.13)

This statement should be read in conjunction with the notes to the financial statements.

F-3

Locafy Limited

Consolidated statement of financial position

As at 30 June 2021

		Consolidated Group
	Notes	2021 A$	2020 A$
Assets
Current assets
Cash and cash equivalents		650,731	161,191
Trade and other receivables	10	391,016	232,017
Other assets	11	234,288	118,450
Total current assets		1,276,035	511,658

Non-current assets
Property, plant and equipment	13	12,392	5,698
Right of use assets	14	95,756	130,575
Intangible assets	15	1,397,397	984,355
Total non-current assets		1,505,545	1,120,628

Total assets		2,781,580	1,632,286

Liabilities
Current liabilities
Trade and other payables	16	1,058,037	1,168,435
Borrowings	17	435,600	719,670
Provisions	18	384,914	288,224
Accrued expenses	19	456,140	457,060
Lease liabilities	14	43,298	17,785
Contract and other liabilities	20	24,079	32,414
Total current liabilities		2,402,068	2,683,588

Non-current liabilities
Lease liabilities	14	87,400	130,698
Provisions	18	10,557	5,693
Accrued expenses	19	1,117,033	976,048
Total non-current liabilities		1,214,990	1,112,439
Total liabilities		3,617,058	3,796,027

Net liabilities		(835,478)	(2,163,741)

Equity
Issued capital	21	35,505,073	33,179,391
Reserves	22	3,796,149	3,797,802
Accumulated losses	23	(40,136,700)	(39,140,934)
Total deficiency		(835,478)	(2,163,741)

This statement should be read in conjunction with the notes to the financial statements.

F-4

Locafy Limited

Consolidated statement of changes in equity

for the years ended 30 June 2021 and 30 June 2020

Consolidated	Issued capital	Foreign currency translation reserve	Share option reserve	Accumulated losses	Total
	A$	A$	A$	A$	A$
Balance at 1 July 2019	31,599,639	198,091	3,603,916	(36,819,107)	(1,417,461)
Loss for the year	-	-	-	(2,321,827)	(2,321,827)
Exchange difference on translation of foreign operations	-	(4,205)	-	-	(4,205)
Total other comprehensive income	-	(4,205)	-	(2,321,827)	(2,326,032)

Issue of ordinary shares	2,431,849	-	-	-	2,431,849
Share issue costs	(52,097)	-	-	-	(52,097)
Shares cancelled during the year	(800,000)	-	-	-	(800,000)
Balance at 30 June 2020	33,179,391	193,886	3,603,916	(39,140,934)	(2,163,741)

Balance at 1 July 2020	33,179,391	193,886	3,603,916	(39,140,934)	(2,163,741)
Loss for the year	-	-	-	(995,766)	(995,766)
Exchange difference on translation of foreign operations	-	(1,653)	-	-	(1,653)
Total other comprehensive income	-	(1,653)	-	(995,766)	(997,419)

Issue of ordinary shares	2,335,832	-	-	-	2,335,832
Share issue costs	(10,150)	-	-	-	(10,150)
Balance at 30 June 2021	35,505,073	192,233	3,603,916	(40,136,700)	(835,478)

This statement should be read in conjunction with the notes to the financial statements.

F-5

Locafy Limited

Consolidated statement of cash flows

for the years ended 30 June 2021 and 30 June 2020

		Consolidated Entity
	Notes	2021 A$	2020 A$
Cash flows from operating activities
Receipts from customers		2,192,798	2,084,018
Payments to suppliers and employees		(3,127,274)	(3,962,643)
R&D Tax Rebate	6	497,358	494,577
Financial Cost		(58,913)	(100,541)
Net cash used by operating activities	24	(496,031)	(1,484,589)

Cash flows from investing activities
Purchase of intellectual property		(433,639)	(52,656)
Purchase of property, plant and equipment		(8,784)	(1,481)
Net cash used by investing activities		(442,423)	(54,137)

Cash flows from financing activities
Proceeds from issue of shares		1,739,999	2,301,050
Payment for share issue costs		(10,150)	(2,432)
Payment for cancellation of shares		-	(800,000)
Repayment of borrowings		(284,070)	(87,412)
Leasing liabilities		(17,785)	(13,235)
Net cash from financing activities		1,427,994	1,397,961

Net increase / (decrease) in cash and cash equivalents		489,540	(140,765)
Cash and cash equivalents at the beginning of the year		161,191	301,956
Cash and cash equivalents at the end of the year		650,731	161,191

This statement should be read in conjunction with the notes to the financial statements.

F-6

Notes to the financial statements

1. General Information

Locafy Limited (the Company) is an unlisted public company incorporated in Australia. The addresses of its registered office and principal places of business are as follows:

Registered Office	Principal places of business
246A Churchill Avenue	246A Churchill Avenue
Subiaco WA 6008	Subiaco WA 6008
Australia	Australia

The entity’s principal activities are the continued development of the Locafy platform and the commercialisation of the Company’s technologies. The Company’s platform has unlimited production capability to produce voice, mobile and web search optimised Listings, Landing Pages, Locators and Lead Sites at large scale.

2. Application of new and revised Accounting Standards

New and revised standards that are effective for these financial statements

Certain new accounting standards and interpretations have been published that are mandatory for 30 June 2021 reporting periods and have not been adopted by the Group. The Group’s assessment of the impact of these new standards do not have a material impact on the entity in the current reporting periods.

Impact of standards issued but not yet applied

The following new accounting standards and interpretations have been published that are not mandatory for 30 June 2021 reporting periods, have not been early adopted by the Group, and are as follows:

i) IAS 38 Intangible Assets - Agenda Decision

The Agenda Decision requires that management capitalise those elements of expenditure that meet the definition of an “Intangible Asset” as defined by IAS 38 Intangible Assets and recognise any additional amounts as an expense as the entity benefits from the expenditure – either by applying IAS 138 or applying another accounting standard. The Agenda Decision then clarified:

●	The nature of expenditure that met the definition of an Intangible Asset;
●	Methods of differentiating between Intangible Assets and expenses; and
●	The pattern in which the entity benefits from expenditure that does not qualify as an Intangible Asset.

When this policy is first adopted for the reporting period ending 31 December 2021, there will be no material impact on the transactions and balances recognised in the financial statements.

The Agenda Decision requires that management capitalise those elements of expenditure that meet the definition of an “Intangible Asset” as defined by IAS 138 Intangible Assets and recognise any additional amounts as an expense as the entity benefits from the expenditure – either by applying IAS 138 or applying another accounting standard.

The Agenda Decision then clarified:

●	The nature of expenditure that met the definition of an Intangible Asset;
●	Methods of differentiating between Intangible Assets and expenses; and
●	The pattern in which the entity benefits from expenditure that does not qualify as an Intangible Asset.

When this policy is first adopted for the reporting period ending 31 December 2021, there will be no material impact on the transactions and balances recognised in the financial statements.

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Impact of standards issued but not yet applied (Cont.)

ii) Amendments to IAS 1: Classification of Liabilities as Current or Non-current

The amendment specify the requirements for classifying liabilities as current or non-current. The amendments clarify:

●	What is meant by a right to defer settlement
●	That a right to defer must exist at the end of the reporting period
●	That classification is unaffected by the likelihood that an entity will exercise its deferral right
●	That only if an embedded derivative in a convertible liability is itself an equity instrument would the terms of a liability not impact its classification.

The amendments are effective for annual reporting periods beginning on or after 1 January 2023 and must be applied retrospectively. The Group’s assessment of the impact of the new standard is not expected to have a material impact on the entity in future reporting periods.

iii) Amendments to IAS 3 Business Combinations - Reference to the Conceptual Framework

The amendments are intended to replace a reference to the Framework for the Preparation and Presentation of Financial Statements, issued in 1989, with a reference to the Conceptual Framework for Financial Reporting issued in March 2018 without significantly changing its requirements.

The Board also added an exception to the recognition principle of IFRS 3 to avoid the issue of potential ‘day 2’ gains or losses arising for liabilities and contingent liabilities that would be within the scope of IAS 37 or IFRIC 21 Levies, if incurred separately. At the same time, the Board decided to clarify existing guidance in IAS 3 for contingent assets that would not be affected by replacing the reference to the Framework for the Preparation and Presentation of Financial Statements.

The amendments are effective for annual reporting periods beginning on or after 1 January 2022 and apply prospectively.

iv) Onerous Contracts - Costs of Fulfilling a Contract - Amendments to IAS 37

The amendments to IAS 37 specific which costs an entity needs to include when assessing whether a contract is onerous or loss-making. The amendments apply a “directly related cost approach”. The costs that relate directly to a contract to provide goods or services include both incremental costs and an allocation of costs directly related to contract activities. General and administrative costs do not relate directly to a contract and are excluded unless they are explicitly chargeable to the counterparty under the contract.

The amendments are effective for annual reporting periods beginning on or after 1 January 2022. The Group will apply these amendments to contracts for which it has not yet fulfilled all its obligations at the beginning of the annual reporting period in which it first applies the amendments.

v) IAS 9 Financial Instruments – Fees in the ‘10 per cent’ test for derecognition of financial liabilities

The amendment clarifies the fees that an entity includes when assessing whether the terms of a new or modified financial liability are substantially different from the terms of the original financial liability. These fees include only those paid or received between the borrower and the lender, including fees paid or received by either the borrower or lender on the other’s behalf. An entity applies the amendment to financial liabilities that are modified or exchanged on or after the beginning of the annual reporting period in which the entity first applies the amendment.

The amendment is effective for annual reporting periods beginning on or after 1 January 2022 with earlier adoption permitted. The Group will apply the amendments to financial liabilities that are modified or exchanged on or after the beginning of the annual reporting period in which the entity first applies the amendment.

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The amendments are not expected to have a material impact on the Group.

3. Significant accounting policies

3.1. Statement of compliance

Theses financial statements comprise the consolidated financial statements of the Group. For the purposes of preparing the consolidated financial statements, the Company is a for-profit entity.

The consolidated financial statements of the Group have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). They have been prepared under the assumption that the Group operates on a going concern basis.

The consolidated financial statements for the year ended 30 June 2021 (including comparatives) were approved and authorised for issue by the board of directors on 10 November 2021.

3.2. Basis of preparation

The Group’s financial statements have been prepared on an accrual basis and under the historical cost convention, modified where applicable, by the measurement at fair value of selected non-current assets, financial assets and financial liabilities. Historical cost is generally based on the fair values of the consideration given in exchange for goods and services. Monetary amounts are expressed in Australian dollars, rounded to the whole dollar, unless otherwise noted.

Going concern basis

The financial report has been prepared on the going concern basis, which assumes continuity of normal business activities and the realisation of assets and the settlement of liabilities in the ordinary course of business.

The Consolidated Entity and Company have incurred a net loss after tax of A$995,766 (2020: A$2,321,827 and experienced net cash outflows from operating activities of A$496,031 (2020: A$1,484,589) for the year ended 30 June 2021.

As at 30 June 2021, the Consolidated Entity and Company had cash assets of A$650,731 (2020: A$161,191) and reported current liabilities exceed its current assets by of A$1,126,033 (2020: A$2,171,930).

The ability of the Consolidated Entity and Company to continue as going concerns and to pay their debts as and when they fall due is dependent on the following:

●	the ability to raise additional funding, including A$880,000 under a “new” convertible note;
●	commercialising Locafy’s technology in line with management’s forecasts;
●	managing all costs in line with management’s forecasts, including the deferred payment of director employment costs and provision except for personal monthly reimbursement approved by the board and deferred repayments of creditors and convertible notes;
●	receipt of Research and Development tax incentive in line with management’s estimates for the amount and expected timing; and
●	obtain necessary deferral of current liabilities to allow the company to manage its cash flow, that includes deferrals from directors salaries and fees.

The Directors have prepared a cash flow forecast which indicates that the Consolidated Entity will have sufficient cash flows to meet minimum operating overheads and committed expenditure requirements for the 12 month period from the date of signing the financial report if they are successful in relation to matters referred to above.

The Directors are confident that they will achieve the matters set out above and therefore the going concern basis of preparation is appropriate. The financial report has therefore been prepared on the going concern basis.

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Should the Consolidated Entity and the Company be unable to achieve successful outcomes in relation to each of the matters referred to above, there is a significant uncertainty whether the Consolidated Entity and the Company will be able to continue as a going concern and, therefore, whether they will realise their assets and discharge their liabilities in the normal course of business.

The financial report does not include adjustments relating to the recoverability and classification of recorded asset amounts, nor to the amounts and classification of liabilities that might be necessary should the Consolidated Entity and the Company not continue as a going concern.

3.3 Basis of consolidation

The consolidated financial statements incorporate the financial statements of the Company and entities (including structured entities) controlled by the Company and its subsidiaries. Control is achieved when the Company:

●	has power over the investee;
●	is exposed, or has rights, to variable returns from its involvement with the investee; and
●	has the ability to use its power to affect its returns.

The Company reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

Consolidation of a subsidiary begins when the Company obtains control over the subsidiary and ceases when the Company loses control of the subsidiary. Specifically, income and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated statement of profit or loss and other comprehensive income from the date the Company gains control until the date when the Company ceases to control the subsidiary.

Profit or loss and each component of other comprehensive income are attributed to the owners of the Company and to the non-controlling interests. Total comprehensive income of subsidiaries is attributed to the owners of the Company and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with the Group’s accounting policies.

All intragroup assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.

3.4 Segment Reporting

The Group has three operating segments: publishing, direct sales and channel sales. In identifying these operating segments, management generally follows the Group’s service lines representing its main products and services (see Note 7).

Each of these operating segments are managed separately as each requires different technologies, marketing approach and other resources.

3.5 Revenue

Overview

Revenue arises mainly from the sale of digital marketing solutions and associated services.

To determine whether to recognise the revenue, the Group follows a 5-step process:

1.	Identifying the contract with a customer
2.	Identifying performance obligations
3.	Determining the transaction price
4.	Allocating the transaction price to the performance obligations
5.	Recognising revenue when/as performance obligations are satisfied

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The Group often enters into transactions involving a range of the Group’s products and services, for example for the delivery software and related after-sales support.

In all cases, the total transaction price for a contract is allocated amongst the various performance obligations based on their relative stand-alone selling prices. The transaction price for a contract excludes any amounts collected on behalf of third parties.

Revenue is recognised either at a point in time or over time, when (or as) the Group satisfies performance obligations by transferring the promised goods or services to its customers.

The Group recognises contract liabilities for consideration received in respect of unsatisfied performance obligations and reports these amounts as contract liabilities in the statement of financial position (see Note 20). Similarly, if the Group satisfies a performance obligation before it receives the consideration, the Group recognises either a contract asset or a receivable in its statement of financial position, depending on whether something other than the passage of time is required before the consideration is due.

●	Publishing: The Group generates revenues from its online properties (websites) through advertisements on a Pay-Per-Impression or similar basis and through publishing business directory listings on a per insertion basis. Advertising revenues are primarily derived through third parties and accordingly recognised on a net basis during the period in which the advertisements or listings are published.
●	Direct: The Group separately identifies end user customers to which we have a direct sales, support and billing relationship. These customers are primarily through the SuperMedia business who acquire a range of digital products and services. Revenue is derived from providing customers access to group platforms and is recognised in accordance with the terms of contracts provided in the subscription agreement. The SaaS and related support revenue (if any) is recognised over time, being the subscription period, as the customer simultaneously receives and consumes the benefit of accessing the platform.

Revenues from the sale of product licences are recognised during the period in which the subscription is made available to our customers for use.

Where the Group provides services which involve developing a customer-specific website design or solution, in such cases, revenue is recognised during the period in which the professional services were delivered or upon the achievement of agreed milestones.

Access to the platforms is not considered distinct from other performance obligations, as access to any platform alone does not allow the customer to obtain substantially all the benefits of the access, and is therefore accounted for as a single performance obligation.

Consideration received can be variable in nature, based upon customer usage in excess of contractually agreed units. The variable consideration is included in the transaction price at the company’s best estimate, using either an expected value or most likely outcome, whichever provides the best estimate and is included in revenue to the extent that it is highly probable that there will be no significant reversal of the cumulative amount of revenue when any price uncertainty is resolved.

●	Channel: The Group separately identifies end user customers to which sales, support and billing relationships are conducted through third party resellers and partners.

Revenues from the sale of product licences are recognised during the period in which the subscription is made available to our reseller for use. Where the Group provides services which involve developing a customer-specific website design or solution, in such cases, revenue is recognised during the period in which the professional services were delivered or upon the achievement of agreed milestones.

3.6 Foreign currencies

The individual financial statements of each group entity are presented in the currency of the primary economic environment in which the entity operates (its functional currency). For the purpose of the consolidated financial statements, the results and financial position of each group entity are expressed in Australian dollars (A$), which is the functional currency of the Company and the presentation currency for the consolidated financial statements.

F-11

In preparing the financial statements of each individual group entity, transactions in currencies other than the entity’s functional currency are recognised at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing at the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

For the purpose of presenting these consolidated financial statements, the assets and liabilities of the Group’s foreign operations are translated into Australian dollars using exchange rates prevailing at the end of the reporting period, unless exchange rates fluctuated significantly during that period, in which case the exchange rates at the dates of the transactions are used. Exchange differences arising, if any, are recognised in other comprehensive income and accumulated in equity.

3.7 Government grants

JobKeeper

The Federal Government’s JobKeeper scheme effectively provided a wage subsidy to entities materially impacted by COVID-19. The JobKeeper scheme ended on 28 March 2021.

This grant is recognised as a receivable when there is reasonable assurance that the entity will comply with the conditions attached to the grant and the grant will be received. The grant is recognised in profit or loss in the period in which the entity recognises the related costs as expenses. Where the employee cost is recognised as an expense, the entity has an accounting policy choice of presenting the grant income as other income, or alternatively deducting the grant from the related expense. The entity has elected to recognise as income on a systematic basis over the periods that the related costs, for which it is intended to compensate, are expenses.

Other government grants

Government grants are recognised where there is reasonable assurance that the grant will be received and all attached conditions will be complied with. When the grant relates to an expense item, it is recognised as income on a systematic basis over the periods that the related costs, for which it is intended to compensate, are expensed.

When the grant relates to an asset, it is recognised as income in equal amounts over the expected useful life of the related asset. When the Group receives grants of non-monetary assets, the asset and the grant are recorded at nominal amounts and released to profit or loss over the expected useful life of the asset, based on the pattern of consumption of the benefits of the underlying asset by equal annual instalments.

3.8 Employee benefits

A liability is recognised for benefits accruing to employees in respect of wages and salaries, annual leave, long service leave, when it is probable that settlement will be required and they are capable of being measured reliably.

Liabilities recognised in respect of short-term employee benefits, are measured at their nominal values using the remuneration rate expected to apply at the time of settlement.

Liabilities recognised in respect of long-term employee benefits are measured as the present value of the estimated future cash outflows to be made by the Group in respect of services provided by employees up to reporting date.

3.9 Share-based payments arrangements

Equity-settled share-based payments to employees and others providing similar services are measured at the fair value of the equity instruments at the grant date.

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Equity-settled share-based payment transactions with parties other than employees are measured at the fair value of the goods or service received, except where that fair value cannot be estimated reliably, in which case they are measured at their fair value of the equity instruments granted, measured at the date the entity obtains the goods or the counterparty renders the service.

The Group measures options issued by reference to the fair value of the equity instrument at the date which they are granted using either the Binomial model or Black-Scholes model, taking into account the terms and conditions upon which the instruments were granted.

For performance rights, the Group makes a judgement around whether performance conditions, linked to activities are more probable to be met at which point the value of the rights are recognised either in full or over any service period. The judgement made is based on management’s knowledge of the performance condition and how the Group is tracking bases on activities as at the report date and with reference to subsequent events. The fair value of performance rights with non-market conditions are measured based on the fair value of the security (usually the last capital raising price of the Group’s securities in an open market). The fair value of performance rights for market conditions is measured at the date at which they are granted and are determined using the one of the Monte Carlo model, Binomial model and Black Scholes model, considering the terms and conditions upon which the instruments were granted.

3.10 Taxation

Income tax expense represents the sum of the tax currently payable and deferred tax.

Current tax

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit before tax as reported in the consolidated statement of profit or loss and other comprehensive income because of items of income or expense that are taxable or deductible in other years, and items that are never taxable or deductible. The Group’s current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax

Deferred tax is recognised on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognised for all taxable temporary differences. Deferred tax assets are generally recognised for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilised. Such deferred tax assets and liabilities are not recognised if the temporary differences arise from the initial recognition of assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realised, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reported period. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

3.11 Property, plant and equipment

Fixtures and equipment are stated at cost less accumulated depreciation and accumulated impairment losses.

Depreciation is recognised so as to write off the cost or valuation of assets less their residual values over their useful lives, using the diminishing value method. The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

F-13

An item of property, plant and equipment is derecognised upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognised in profit or loss.

Depreciation is recognised on a straight-line basis to write down the cost less estimated residual value of buildings, IT equipment and other equipment. The following useful lives are applied:

Class of fixed asset	Depreciation rate
Plant and equipment	10-25%
Office furniture and equipment	20%

In the case of right-of-use assets, expected useful lives are determined by reference to comparable owned assets or the lease term, if shorter. Material residual value estimates and estimates of useful life are updated as required, but at least annually.

Gains or losses arising on the disposal of property, plant and equipment are determined as the difference between the disposal proceeds and the carrying amount of the assets and are recognised in profit or loss within other income or other expenses.

3.12 Intangible assets other than goodwill

Research and development

Expenditure on research activities is recognised as an expense in the period in which it is incurred.

An internally-generated intangible asset arising from development is recognised if, and only if, all of the following have been demonstrated:

●	the technical feasibility of completing the intangible asset so that it will be available for use or sale;

●	the intention to complete the intangible asset and use or sell it;

●	the ability to use or sell the intangible asset;

●	how the intangible asset will generate probable future economic benefits;

●	the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and

●	the ability to measure reliably the expenditure attributable to the intangible asset during its development.

The amount initially recognised for internally-generated intangible assets is the sum of the expenditure incurred from the date when the intangible asset first meets the recognition criteria listed above. Where no internally-generated intangible asset can be recognised, development expenditure is recognised in profit or loss in the period in which it is incurred.

Subsequent to initial recognition, internally-generated intangible assets are reported at cost less accumulated amortisation and accumulated impairment losses.

Patents and trademarks

Patents and trademarks are recognised at cost of acquisition and amortised over their useful lives. They have a finite life and are reported at cost less accumulated amortisation and accumulated impairment losses.

Databases

Databases are recognised at cost of acquisition and amortised over their useful lives. They have a finite life as data becomes dated and are reported at cost less accumulated amortisation and accumulated impairment losses.

The following useful lives are applied:

Class of fixed asset	Amortisation Rate
Database	16.67%
Patents	5%
Trademarks	10%

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3.13 Impairment of tangible and intangible assets other than goodwill

At the end of each reporting period, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). When it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Intangible assets with indefinite useful lives and intangible assets not yet available for use are tested for impairment at least annually, and whenever there is an indication that the asset may be impaired.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. An impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

When an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no loss been recognised for the asset in prior years. A reversal of an impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

3.13. Provisions

Provisions for product warranties, legal disputes, onerous contracts or other claims are recognised when the Group has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of economic resources will be required from the Group and amounts can be estimated reliably. The timing or amount of the outflow may still be uncertain.

Provisions are not recognised for future operating losses.

Provisions are measured at the estimated expenditure required to settle the present obligation, based on the most reliable evidence available at the reporting date, including the risks and uncertainties associated with the present obligation. Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. Provisions are discounted to their present values, where the time value of money is material.

No liability is recognised if an outflow of economic resources as a result of present obligations is not probable. Such situations are disclosed as contingent liabilities unless the outflow of resources is remote.

3.14. Financial instruments

Recognition and derecognition

Financial assets and financial liabilities are recognised when the Group becomes a party to the contractual provisions of the financial instrument.

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Financial assets are derecognised when the contractual rights to the cash flows from the financial asset expire, or when the financial asset and substantially all the risks and rewards are transferred. A financial liability is derecognised when it is extinguished, discharged, cancelled or expires.

Classification and initial measurement of financial assets

All financial assets are initially measured at fair value adjusted for transaction costs (where applicable). Financial assets are classified into one of the following categories:

●	amortised cost

●	fair value through profit or loss (FVTPL), or

●	fair value through other comprehensive income (FVOCI).

In the periods presented the Group does not have any financial assets categorised as FVTPL or FVOCI.

The classification is determined by both:

●	the entity’s business model for managing the financial asset, and

●	the contractual cash flow characteristics of the financial asset.

All revenue and expenses relating to financial assets that are recognised in profit or loss are presented within finance costs, finance income or other financial items.

Subsequent measurement of financial assets

Financial assets are measured at amortised cost if the assets meet the following conditions (and are not designated as FVTPL):

●	they are held within a business model whose objective is to hold the financial assets and collect its contractual cash flows, and

●	the contractual terms of the financial assets give rise to cash flows that are solely payments of principal and interest on the principal amount outstanding.

After initial recognition, these are measured at amortised cost using the effective interest method. Discounting is omitted where the effect of discounting is immaterial.

Impairment of financial assets

IFRS 9’s impairment requirements use forward-looking information to recognise expected credit losses – the ‘expected credit loss (ECL) model’. Instruments within the scope of the requirements included loans and other debt-type financial assets measured at amortised cost and FVOCI, trade receivables, contract assets recognised and measured under IFRS 15 and loan commitments and some financial guarantee contracts (for the issuer) that are not measured at fair value through profit or loss.

The Group considers a broader range of information when assessing credit risk and measuring expected credit losses, including past events, current conditions, reasonable and supportable forecasts that affect the expected collectability of the future cash flows of the instrument.

In applying this forward-looking approach, a distinction is made between:

●	financial instruments that have not deteriorated significantly in credit quality since initial recognition or that have low credit risk (‘Stage 1’) and

●	financial instruments that have deteriorated significantly in credit quality since initial recognition and whose credit risk is not low (‘Stage 2’).

‘Stage 3’ would cover financial assets that have objective evidence of impairment at the reporting date.

‘12-month expected credit losses’ are recognised for the first category (ie Stage 1) while ‘lifetime expected credit losses’ are recognised for the second category (ie Stage 2).

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Trade and other receivables and contract assets

The Group makes use of a simplified approach in accounting for trade and other receivables as well as contract assets and records the loss allowance as lifetime expected credit losses. These are the expected shortfalls in contractual cash flows, considering the potential for default at any point during the life of the financial instrument. In calculating, the Group uses its historical experience, external indicators and forward-looking information to calculate the expected credit losses. The Group assesses impairment of trade receivables on an individual account basis.

Classification and measurement of financial liabilities

The Group’s financial liabilities include borrowings, trade and other payables and derivative financial instruments.

Financial liabilities are initially measured at fair value, and, where applicable, adjusted for transaction costs unless the Group designated a financial liability at fair value through profit or loss.

Subsequently, financial liabilities are measured at amortised cost using the effective interest method except for derivatives and financial liabilities designated at FVTPL, which are carried subsequently at fair value with gains or losses recognised in profit or loss (other than derivative financial instruments that are designated and effective as hedging instruments). All interest-related charges and, if applicable, changes in an instrument’s fair value that are reported in profit or loss are included within finance costs or finance income.

Convertible Notes

The component parts of convertible notes issued by the Group are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument. Conversion options that will be settled by the exchange of a fixed amount of cash or another financial asset for a fixed number of the Company’s own equity instruments is an equity instrument.

At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for similar non-convertible instruments. This amount is recognised as a liability on an amortised cost basis using the effective interest method until extinguished upon conversion or at the instrument’s maturity date.

3.15. Trade and other receivables

The Group makes use of a simplified approach in accounting for trade and other receivables and records the loss allowance as lifetime expected credit losses. These are expected shortfalls in contractual cash flows, considering the potential for default at any point during the lifetime of the financial instrument. In calculating, the Group uses its historical experience, external indicators and forward-looking information to calculate expected credit losses using a provision matrix.

The Group asses impairment of trade receivables on a collective basis as they possess shared credit risk characteristics they have been grouped based on the days past due.

The Group assess impairment of trade receivables on a collective basis as they possess shared credit risk characteristics they have been grouped based on the days past due. Refer to Note 3.14 for a detailed analysis of how the impairment requirements of IAS 9 are applied.

3.16. Goods and services tax

Revenues, expenses and assets are recognised net of the amount of goods and services tax (GST), except:

i.	where the amount of GST incurred is not recoverable from the taxation authority, it is recognised as part of the cost of acquisition of an asset or as part of an item of expense; or

ii.	for receivables and payable which are recognised inclusive of GST.

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The net amount of GST recoverable from, or payable to, the taxation authority is included as part of receivables or payables.

Cash flows are included in the cash flow statement on a gross basis. The GST component of cash flows arising from investing and financing activities which is recoverable from, or payable to, the taxation authority is classified within operating cash flows.

3.17. Classification and measurement of financial liabilities

The Group’s financial liabilities include borrowings, trade payables and other payables.

Financial liabilities are initially measured at fair value, and, where applicable, adjusted for transaction costs unless the Group designated a financial liability at fair value through profit or loss.

Subsequently, financial liabilities are measured at amortised cost using the effective interest method except for financial liabilities designated at FVTPL, which are carried subsequently at fair value with gains or losses recognised in profit or loss.

All interest-related charges and, if applicable, changes in an instrument’s fair value that are reported in profit or loss are included within finance costs or finance income.

3.18. Leases

For any new contracts entered into the Group considers whether a contract is, or contains a lease. A lease is defined as ‘a contract, or part of a contract, that conveys the right to use an asset (the underlying asset) for a period of time in exchange for consideration’. To apply this definition the Group assesses whether the contract meets three key evaluations which are whether:

●	the contract contains an identified asset, which is either explicitly identified in the contract or implicitly specified by being identified at the time the asset is made available to the Group;

●	the Group has the right to obtain substantially all of the economic benefits from use of the identified asset throughout the period of use, considering its rights within the defined scope of the contract;

●	the Group has the right to direct the use of the identified asset throughout the period of use. The Group assess whether it has the right to direct ‘how and for what purpose’ the asset is used throughout the period of use.

At lease commencement date, the Group recognises a right of use asset and a lease liability on the balance sheet. The right of use asset is measured at cost, which is made up of the initial measurement of the lease liability, any initial direct costs incurred by the Group, an estimate of any costs to dismantle and remove the asset at the end of the lease, and any lease payments made in advance of the lease commencement date (net of any incentives received).

The Group depreciates the right of use assets on a straight-line basis from the lease commencement date to the earlier of the end of the useful life of the right of use asset or the end of the lease term. The Group also assesses the right of use asset for impairment when such indicators exist.

At the commencement date, the Group measures the lease liability at the present value of the lease payments unpaid at that date, discounted using the interest rate implicit in the lease if that rate is readily available or the Group’s incremental borrowing rate.

Lease payments included in the measurement of the lease liability are made up of fixed payments (including in substance fixed), variable payments based on an index or rate, amounts expected to be payable under a residual value guarantee and payments arising from options reasonably certain to be exercised.

Subsequent to initial measurement, the liability will be reduced for payments made and increased for interest. It is remeasured to reflect any reassessment or modification, or if there are changes in in-substance fixed payments.

F-18

When the lease liability is remeasured, the corresponding adjustment is reflected in the right of use asset, or profit and loss if the right of use asset is already reduced to zero.

The Group has elected to account for short-term leases and leases of low-value assets using the practical expedients. Instead of recognising a right of use asset and lease liability, the payments in relation to these are recognised as an expense in profit or loss on a straight-line basis over the lease term.

On the statement of financial position, right of use assets have been included in property, plant and equipment and lease liabilities have been included in trade and other payables.

Short-term leases and leases of low value

Short-term leases (lease term of 12 months or less) and leases of low value assets (under 5,000 AUD) are recognised as incurred as an expense in the consolidated income statement. Low value assets comprise office equipment hire.

3.19. Equity, reserves and dividend payments

Share capital represents the nominal (par) value of shares that have been issued.

Share premium includes any premiums received on issue of share capital. Any transaction costs associated with the issuing of shares are deducted from share premium, net of any related income tax benefits.

Other components of equity include the following:

●	share option reserve – comprises equity-settled employee benefits and equity-settled supplier payments (see Note 3.8 and Note 3.9)

●	translation reserve – comprises foreign currency translation differences arising from the translation of financial statements of the Group’s foreign entity into functional currency (see Note 3.6).

Accumulated losses include all current and prior period accumulated losses.

All transactions with owners of the parent are recorded separately within equity.

Dividend distributions payable to equity shareholders are included in other liabilities when the dividends have been approved in a general meeting prior to the reporting date.

4. Significant management judgement in applying accounting policies and estimation uncertainty

The following are the judgements made by management in applying the accounting policies of the Group that have the most significant effect on these consolidated financial statements.

Recognition of revenues due to COVID-19

The extent to which revenue can be recognised is, amongst other criteria, based on an assessment of the impact of COVID-19 on our customers and in particular trade receivables risk.

Capitalisation of internally developed software

Distinguishing the research and development phases of a new customised software project and determining whether the recognition requirements for the capitalisation of development costs are met requires judgement. After capitalisation, management monitors whether the recognition requirements continue to be met and whether there are any indicators that capitalised costs may be impaired (see Note 3.13). Costs relating to maintaining current technology platforms are expensed in the period they are incurred.

F-19

Recognition of deferred tax assets

The extent to which deferred tax assets can be recognised is based on an assessment of the probability that future taxable income will be available against which the deductible temporary differences and tax loss carry-forwards can be utilised. In addition, significant judgement is required in assessing the impact of any legal or economic limits or uncertainties.

Research and development tax offset:

Research and development tax offers are recognised when it is reasonable reliable the costs relating to the project can be determined. Refundable research and development credits received from the research and development tax offset scheme are accounted for as a government grant as per IAS 20. Consequently, a credit has been recognised in the same period necessary to match the benefits of the credit with the costs for which it is intended to compensate. This credit has been presented as other income.

Estimating uncertainty

Impairment of non-financial assets

In assessing impairment, management estimates the recoverable amount of each asset or cash generating unit based on expected future cash flows and uses an interest rate to discount them. Estimation uncertainty relates to assumptions about future operating results and the determination of a suitable discount rate.

Useful lives and residual values of depreciable assets

Management reviews its estimate of the useful lives and residual values of depreciable assets at each reporting date, based on the expected utility of the assets. Uncertainties in these estimates relate to technological obsolescence that may change the utility of certain software and IT equipment.

Leases – determination of the appropriate discount rate to measure lease liabilities

As noted above, the Group enters into leases with third-party landlords and as a consequence the rate implicit in the relevant lease is not readily determinable. Therefore, the Group uses its incremental borrowing rate as the discount rate for determining its lease liabilities at the lease commencement date. The incremental borrowing rate is the rate of interest that the Group would have to pay to borrow over similar terms which requires estimations when no observable rates are available.

F-20

5. Revenue

The following is an analysis of the Group’s revenue for the year from continuing operations. The Group’s revenue disaggregated by primary revenue sources are as follows:

	For the year ended 2021
	Publishing	Direct	Channel	Total
Subscriptions	-	1,153,255	208,855	1,362,110
Advertising	177,126	-	-	177,126
Data	602,304	-	-	602,304
Services	-	29,770	20,115	49,885
Total	779,430	1,183,025	228,970	2,191,425

	For the year ended 2020
	Publishing	Direct	Channel	Total
Subscriptions	-	552,794	278,939	831,733
Advertising	174,498	1,500	-	175,998
Data	616,873	-	-	616,873
Print directory sales	310,349	-	-	310,349
Services	-	50,409	-	50,409
Total	1,101,720	604,703	278,939	1,985,362

The Group’s revenue disaggregated by primary geographical markets is as follows:

	For the year ended 2021
	Publishing	Direct	Channel	Total
Australia	34,741	1,042,621	170,061	1,247,423
Europe	398,406	132,000	-	530,406
United States	315,711	7,772	7,778	331,261
Other countries	30,572	632	51,131	82,335
Total	779,430	1,183,025	228,970	2,191,425

	For the year ended 2020
	Publishing	Direct	Channel	Total
Australia	383,085	602,659	106,478	1,092,223
Europe	433,487	-	152,000	585,487
United States	283,890	-	-	282,890
Other countries	1,257	2,044	20,461	23,762
Total	1,101,720	604,703	616,873	1,985,362

The Group’s revenue disaggregated by pattern of revenue recognition is as follows:

	For the year ended 2021
	Publishing	Direct	Channel	Total
Services transferred at a point in time	177,126	29,770	20,115	227,011
Services transferred over time	602,304	1,153,255	208,855	1,964,414
Total	779,430	1,183,025	228,970	2,191,425

	For the year ended 2020
	Publishing	Direct	Channel	Total
Services transferred at a point in time	174,498	51,909	-	226,407
Services transferred over time	927,720	552,794	278,939	1,758,955
Total	1,101,720	604,703	278,939	1,985,362

F-21

6. Other Income

		Consolidated Group
		2021 A$	2020 A$
Government subsidy	(a)	290,900	116,000
Research and development grants	(b)	497,358	494,577
Other income		-	4,779
Total other income		788,258	615,356

(a)	Comprising Jobkeeper and COVID-19 Cashflow Boost subsidies.
(b)	R&D Tax Incentive.

7. Segment Reporting

Management currently identifies three operating segments (see Note 3.4). Management monitors the performance of these operating segments as well as deciding on the allocation of resources to them. Segmental performance is monitored using adjusted segment operating results.

	For the year ended 2021
	Publishing	Direct	Channel	Total
Revenue
From external customers	779,430	1,183,025	228,970	2,191,425
Segment revenue	779,430	1,183,025	228,970	2,191,425

Technology expense	(225,324)	(12,724)	(376)	(238,424)
Employee benefit expense	(407,876)	(359,082)	(209,251)	(976,209)
Occupancy expense	(1,857)	(15,807)	-	(17,664)
Advertising expense	(659)	(46,734)	-	(47,393)
Depreciation and amortisation	(198,578)	(143,468)	(10,544)	(352,590)
Other expenses	(294)	(625)	(1,379)	(2,298)

Segment operating profit/(loss)	(55,158)	604,585	7,420	556,847
Segment assets	1,654,054	151,460	85,889	1,891,403
Segment liabilities	(382,104)	(212,644)	(43,251)	(637,999)

	For the year ended 2020
	Publishing	Direct	Channel	Total
Revenue
From external customers	1,101,720	604,703	278,939	1,985,362
Segment revenue	1,101,720	604,703	278,939	1,985,362

Technology expense	(251,859)	(10,875)	-	(262,734)
Employee benefit expense	(404,527)	(478,592)	-	(883,119)
Occupancy expense	(2,585)	(72,562)	-	(75,147)
Advertising expense	(128,275)	(98,144)	-	(226,419)
Depreciation and amortisation	(180,146)	(58,345)	(40,259)	(278,750)
Other expenses	(6,609)	(14,305)	(4,180)	(25,094)

Segment operating profit/(loss)	127,719	(128,120)	234,500	234,099
Segment assets	1,218,608	29,210	5,968	1,253,786
Segment liabilities	(101,986)	(157,069)	-	(259,055)

During 30 June 2021, A$292,179 or 10.9% (2020: A$318,843 or 12.8%) of the Group’s revenues depended on a single customer in the publishing segment.

F-22

The totals presented for the Group’s operating segments reconcile to the key financial figures as presented in its financial statements as follows:

7. Segment Reporting (Cont.)

	2021 A$	2020 A$
Revenue
Total reportable segment revenue	2,191,425	1,985,362
Segment operating profit/(loss)	556,847	234,099
Other income not allocated	290,900	120,779
Research and development grants	497,358	494,577
Research and development costs	(761,140)	(1,274,584)
Technology expenses not allocated	(48,750)	(41,604)
Employee benefit expense not allocated	(986,580)	(906,305)
Occupancy expense not allocated	(34,555)	(29,272)
Advertising expense not allocated	(20,182)	(39,577)
Consultancy expense not allocated	(240,928)	(273,978)
Depreciation and amortisation not allocated	(44,916)	(84,167)
Impairment of financial assets not allocated	(14,690)	-
Other expenses not allocated	(130,217)	(413,324)
Group operating loss	(936,853)	(2,213,356)
Finance costs	(58,913)	(108,471)
Group loss before tax	(995,766)	(2,321,827)

	2021 A$	2020 A$
Assets
Total reportable segment assets	1,911,403	1,253,786
Other segment assets	870,177	378,500
Group assets	2,781,580	1,632,286
Liabilities
Total reportable segment liabilities	(657,999)	(259,055)
Other segment liabilities	(2,959,059)	(3,536,972)
Group liabilities	3,617,058	3,796,027

8. Other expenses and financial costs

	Consolidated Group
	2021 A$	2020 A$
Other expenses
Travel & related expenses	(7,558)	(56,290)
Legal expenses	(93,801)	(249,316)
Insurance expenses	(59,685)	(60,733)
Business expenses	(4,958)	(31,531)
Foreign exchange gain / (loss)	33,487	(9,747)
Share based payment	-	(30,800)
Total other expenses	(132,515)	(438,417)

Finance costs
Interest expense	(40,106)	(86,127)
Bank charges	(8,155)	(8,060)
Merchant facility fees	(10,652)	(14,284)
Total finance costs	(58,913)	(108,471)

F-23

9. Tax expense

(a) Tax expense

The major components of tax expense and the reconciliation of the expected tax expense based on the domestic effective tax rate of Locafy Limited at 26% (2020: 27.5%) and the reported tax expense in profit or loss are as follows:

	Consolidated Group
	2021 A$	2020 A$
Loss before income tax	(995,766)	(2,321,827)
Domestic tax rate	26%	27.5%
Expected tax expense/(benefit)	(258,899)	(638,502)
Adjustment for tax-exempt income:
- Decline in value of depreciating assets	(12,401)	(141,285)
- Other deductable expenses	(142,272)	(161,467)
- R&D tax rebate	(136,773)	(136,009)
Adjustment for non-deductible expenses:
- R&D expenses	-	314,422
- Other non-deductable expenses	176,897	252,031
Income tax expense/(benefit)	-	-
Movement in unrecognised deferred tax	373,448	510,810

(b) Deferred tax assets and liabilities

As at 30 June 2021, the Company had accumulated tax losses totalling A$25,825,721 (2020: A$24,847,504). A deferred tax asset in relation to the tax value of losses carried forward has not been recognised in the accounts as, presently, the Company does not expect to be in a position to utilise these losses in the foreseeable future.

10. Trade and other receivables

Trade and other receivables consist of the following:

	Consolidated Group
	2021 A$	2020 A$
Trade receivables	368,285	214,054
Trade receivables	368,285	214,054

Amounts receivable from other parties
Related parties	-	-
Other parties	-	-
GST receivable	22,731	17,963
Trade and other receivables	391,016	232,017

All amounts are short term. The net carrying amount of trade receivables is considered a reasonable approximation of fair value.

F-24

The following table details the Group’s trade receivables exposed to credit risk with ageing analysis and provisions for impairment. Amounts are considered “past due” when the debt has not been settled with the terms and conditions agreed between the Group and the customer. Receivables that are past due are assessed for impairment by ascertaining solvency of the debtor and are provided for where there are specific circumstances indicating that the debt may not be fully repaid to the Group. Allowance for credit losses for 30 June 2021 have been assessed as insignificant, as the credit risk for trade receivables is negligible.

10. Trade and other receivables (Cont.)

	Consolidated Group
	2021 A$	2020 A$
Gross amount	368,285	214,054

Within initial trade terms	217,461	31,629
Past due but not impaired (days overdue)
< 30 days	80,365	40,429
31 – 60 days	19,625	107,160
61 – 90 days	15,728	16,614
> 90 days	35,106	18,222
	368,285	214,054

11. Other assets

	Consolidated Group
	2021 A$	2020 A$
Current
Prepayments	164,346	56,490
Deposits	69,942	61,960
	234,288	118,450

12. Interest in Subsidiaries

The consolidated financial statements incorporate the assets, liabilities and results of the following subsidiaries in accordance with accounting policy described in Note 3:

Name of subsidiary	Principal activity	Place of incorporation and operation	Proportion of ownership interest and voting power held by the Group
			2021	2020
Moboom USA Inc	Dormant	USA	100%	100%

13. Property, plant & equipment

	Consolidated Group
	2021 A$	2020 A$
Carrying amounts of:
Plant & equipment	12,392	5,698
	12,392	5,698

F-25

Movements in carrying amounts between the beginning and end of the financial year.

	Consolidated Group
	2021 A$	2020 A$
Plant & equipment
Opening balance	5,698	5,821
Additions	8,784	1,480
Disposals	-	-
Depreciation expense	(2,090)	(1,603)
Carrying amount of plant & equipment	12,392	5,698

14. Right of use assets and lease liabilities

Right-of-use assets

Buildings A$
Gross carrying amount
Balance as at 1 July 2020	153,788
Additions	-
Disposals	-
Balance as at 30 June 2021	153,788

Depreciation and impairment
Balance as at 1 July 2020	(23,213)
Disposals	-
Depreciation	(34,819)
Balance as at 30 June 2021	(58,032)

Carrying amount as at 30 June 2021	95,756

Lease liabilities

Lease liabilities are presented in the consolidated statement of financial position as follows:

	Consolidated Group
	2021 A$	2020 A$
Current	43,298	17,785
Non-current	87,400	130,698
	130,698	148,483

The Company has a lease for office space. This lease is reflected in the consolidated financial statement of financial position as a right-of-use asset and a lease liability. For the lease over the office space, the Company must keep this property in a good state of repair and return the property in their original condition at the end of lease.

F-26

Right-of-use asset	No of right-of-use assets leased	Range of remaining term	Average remaining lease term	No of leases with extension options	No of leases with options to purchase	No of leases with variable payments linked to an index	No of leases with termination options
Office building	1	2-4 years	2 years	1	0	1	0

The lease liabilities are secured by the related underlying assets. Future minimum lease payments at 30 June 2021 were as follows:

	Within 1 year	1-2 years	2-3 years	Total
Lease payments	51,642	53,018	40,555	145,215
Finance charges	(8,344)	(4,934)	(1,239)	(14,517)
Net present value	43,298	48,084	39,316	130,698

15.	Intangible assets

	Consolidated Group
	2021 A$	2020 A$
Carrying amounts of:
Databases	1,340,179	918,951
Trademarks	22,458	37,754
Patents	34,760	27,650
	1,397,397	984,355

Databases
Opening balance	918,951	1,150,846
Additions	773,638	46,855
Disposals	-	-
Amortisation expense	(352,410)	(278,750)
Carrying amount for databases	1,340,179	918,951

Patents
Opening balance	37,754	94,453
Additions	-	-
Disposals	-	(54,116)
Amortisation expense	(2,994)	(2,583)
Carrying amount for patents	34,760	37,754

Trademarks
Opening balance	27,650	24,500
Additions	-	5,818
Disposals	-	-
Amortisation expense	(5,192)	(2,668)
Carrying amount for trademarks	22,458	27,650

On 1 November 2020, the Company acquired the customer database and intellectual property assets of PinkPages, a long established Australian online business directory. The acquisition was made to enhance the Company’s position in expanding its citation management network as well as providing a customer base to which the Company can cross sell its digital solutions.

The acquisition of PinkPages comprised of an upfront cash payment of A$80,000, followed by 14 equal monthly instalments of A$40,000 each. A further performance component is payable if net sales for 12 months from PinkPages exceed target levels agreed by both parties. The maximum total consideration payable to the vendor is capped at A$980,000. The reported asset value reflects the amount of consideration that has been paid at balance date.

F-27

During FY21, a further A$168,262 was paid with respect to the FY20 acquisition of the intellectual property assets of Aussieweb. This included a A$100,000 share-based payment (refer Note 21).

16. Trade and other payables

	Consolidated Group
	2021 A$	2020 A$
Trade payables	475,069	1,026,622
Sundry payables	342,968	141,813
Deferred consideration	240,000	-
	1,058,037	1,168,435

17. Borrowings

Borrowings include the following financial liabilities:

		Consolidated Group
		2021 A$	2020 A$
Short term loan		-	307,577
Net interest and fees payable on loans		-	6,493
Convertible notes	(a)	435,600	405,600
		435,600	719,670
Balance at the beginning of the period		719,670	807,091
Short term loans		-	440,950
Net interest and fees payable on loans		-	17,743
Repayment of borrowings		(314,070)	(401,114)
Conversion of debt to equity		-	(145,000)
Convertible notes	(b)	30,000	-
		435,600	719,670

(a)	As at 30 June 2021 the convertible notes are due and payable. The Company has on issue A$435,600 in unsecured convertible notes, including accrued interest. A$405,600 of these notes have matured, have a fixed repayment amount and are not accruing further interest. These notes automatically convert to equity upon an ASX listing at a 50% discount to the listing price. In the event an ASX listing does not occur the notes will be redeemed in cash at their face value plus interest. All convertible notes are due and payable as at reporting date.

(b)	The A$30,000 in convertible notes mature in 12 months from the date the funds are received. They are redeemable at 120% of the note’s face value, non-interest bearing and automatically convert to equity upon a NASDAQ listing at a 20% discount to the listing price.

18. Provisions

	Consolidated Group
	2021 A$	2020 A$
Employee benefits
Current	384,914	288,224
Non Current	10,557	5,693
	395,471	293,917

The provision for employee benefits represents accrued annual leave and vested and unvested long service leave entitlements.

19. Accrued expenses

	Consolidated Group
	2021 A$	2020 A$
Current
Accrued expenses	310,835	239,051
Salaries payable	145,305	218,009
	456,140	457,060
Non-Current
Salaries payable	1,117,033	976,048
	1,117,033	976,048

The net increase in the carrying amount of salaries payable for the current year results from benefits payable to employees who have agreed to defer payment 12 months from the date of signing the financial statements to assist the company with managing its cash flow.

20. Contract liabilities

Contract liabilities consist of the following:

	Consolidated Group
	2021 A$	2020 A$
Deferred revenue	24,079	32,414
	24,079	32,414

21. Issued capital

	Note	2021 Number of Shares	2021 Share Capital A$	2020 Number of Shares	2020 Share Capital A$
Balance at 1 July		347,795,378	33,179,391	360,372,075	31,599,639
Shares issued from capital raisings	(a)	19,150,000	1,740,000	37,140,573	2,301,050
Shares issued to convertible note holders		-	-	550,000	30,800
Cancellation of ordinary shares due to buy-back		-	-	(52,467,725)	(800,001)
Share based payments	(b)	3,720,400	415,832	360,000	20,000
Shares issued to related parties	(c)	800,000	80,000	800,000	80,000
Shares issued for assets	(d)	500,000	100,000	-	-
Share issue costs		-	(10,150)	1,040,455	(52,097)
Balance at 30 June	(e)	371,965,778	35,505,073	347,795,378	33,179,391

* Amounts prior to Reverse Share Split of 20 August 2021 (refer Note 32)

(a) The Company issued ordinary shares for cash at an average price of A$0.091 per share (2020: A$0.062).

(b) Share based payments relate to shares issued as payments to suppliers in lieu of cash at an average price of A$0.11 per share.

(c) These shares were issued for director’s fees in lieu of cash payments at an average price of A$0.10 per share.

(d) Shares issued in relation to the acquisition of the Aussieweb business assets at an average price of A$0.20 per share.

(e) The net change in shares issued during the year corresponds to an increase of 6.9% total shares issued (2020: -3.5%).

F-28

22. Reserves

		Consolidated Group
	Notes	2021 A$	2020 A$
Foreign currency translation reserve	(a)
Opening balance at 1 July		193,886	193,886
Exchange differences arising from foreign operations		(1,653)	(4,205)
Closing balance at 30 June		192,233	193,886

Share option reserve	(b)
Opening balance at 1 July		3,603,916	3,603,916
Equity-settled employee benefits		2,615,194	2,615,194
Equity-settled supplier payments		988,722	988,722
Closing balance at 30 June		3,603,916	3,603,916

Total reserves		3,796,149	3,797,802

22. Reserves (Cont.)

(a) Foreign currency translation reserve

Exchange differences relating to the translation of the results and net assets of the Group’s foreign operations from their functional currencies to the Group’s presentation currency (ie Australian dollars) are recognised directly in other comprehensive income and accumulated in the foreign currency translation reserve.

(b) Share option reserve

The Company had issued share options to certain employees and suppliers. While these options have since expired unexercised, the value of the options at the date of issue are accumulated in the share option reserve.

In addition to the above, the Company has issued Performance Rights (refer Note 29). At the date of issuing the Performance Rights, it was assessed that it would be highly probable that the vesting conditions would not be met and the Performance Right would expire unexercised. Accordingly, there has been no change to share option reserve.

23. Accumulated losses

	Consolidated Group
	2021 A$	2020 A$
Balance at beginning of year	(39,140,934)	(36,819,107)
Profit attributable to owners of the Company	(995,766)	(2,321,827)
Balance at end of year	(40,136,700)	(39,140,934)

24. Reconciliation of profit for the year to net cash flows from operating activities

	Consolidated Group
	2021 A$	2020 A$
Loss for the year	(995,766)	(2,321,827)

Adjustments for:
Depreciation of property, plant and equipment	2,090	9,534
Amortisation of intangible assets	360,597	338,100
Depreciation of right of use asset	34,819	23,213
Share based payments	-	30,800
Foreign exchange loss	(1,653)	(4,205)
Expected credit losses	14,690	-
Operating cash flows before movements in working capital	410,543	397,442

Movements in working capital
(Increase)/decrease in trade and other receivables	(173,689)	(22,123)
(Increase)/decrease in prepayments and deposits	(115,838)	14,457
Increase/(decrease) in trade and other payables	65,435	529,419
Increase/(decrease) in provisions and accruals	321,619	160,270
Increase/(decrease) in deferred revenue	(8,335)	(242,227)
Cash generated from operations	89,192	439,796
Net cash generated by operating activities	(496,031)	(1,484,589)

F-29

25.	Earnings per share

Both basic and diluted earnings per share have been calculating the profit attributable to shareholders of the parent company (Locafy Limited) as the numerator, i.e. no adjustments to profit were necessary in 2021 or 2020.

	Consolidated Group
	2021	2020
Net loss attributable to ordinary equity holders of the company	(A$995,766)	(A$2,321,827)
Weighted average number of ordinary shares outstanding during the year used in calculation of basic and diluted loss per share*	18,598,414	17,389,769
Loss per share (cents per share)	(A$0.05)	(A$0.13)

On 20 August 2021, the Company’s shareholders authorised, at an extraordinary general shareholders meeting, a one-for-twenty reverse share split of our issued and outstanding ordinary shares (the “Reverse Share Split”). In accordance with International Financial Reporting Standards the weighted average number of ordinary shares for financial years 2021 and 2020 is adjusted retrospectively. A reconciliation of the adjusted weighted average number of shares on issue is as follows:

	Consolidated Group
	2021 No.	2020 No.
Issued capital as at reporting date	371,965,778	347,795,378

Adjusted issued capital balance as at reporting date including the twenty to one reverse share split	18,598,414	17,389,769

26. Contingent liabilities

There were no contingent liabilities in both 2021 and 2020.

27. Financial risk management and policies

The financial instruments of the Company comprise of (i) cash and cash equivalents; (ii) trade and other receivables; (iii) other financial assets; (iv) trade and other payables and (vi) borrowings (convertible notes).

Risk management is carried out under the policies approved by the Board of Directors. The Board identifies and evaluates the risk and takes appropriate measures to minimise the risk.

The financial instruments expose the Company to certain risks. The nature and extent of such risks, and management’s risk management strategy are noted below.

Fair value of financial instruments	Consolidated Group
	2021 A$	2020 A$
Cash and cash equivalents	650,731	161,192
Trade and other receivables [1]	368,285	214,054
Term deposits with financial institutions [2]	69,942	61,960
Trade and other payables [1]	(1,058,037)	(1,168,435)
Borrowings [3]	-	(314,070)
	30,921	(1,045,299)

F-30

1.	The fair values are a close approximation of the carrying amounts for trade and other receivables and payables on account of the short term maturity cycle.

2.	The fair values are a close approximation of the carrying amounts for term deposits as these deposits are interest bearing and are rolled over at short maturity.

3.	Borrowings relate to short term loan (see Note 17).

27. Financial risk management and policies (Cont.)

Risk management strategies

Credit risk

The Company’s credit risk arises from potential default of trade and other receivables. The receivable balances primarily relate to advertising and data publication sales, which are largely recurring monthly. The credit risk arising from such balances are mitigated by the Company’s ability to terminate the services provided to the debtor. For services engagements, the Company generally requires an upfront deposit prior to commencing the work.

Credit risk also exists in relation to the probable default of the financial institutions in honouring the cash balances at maturity. However, this is considered to be low as the Company transacts with highly reputed financial institutions which are subject to strict prudential norms by legislation/regulations.

Liquidity risk

The Company’s liquidity risks arise from potential inability of the Company to meet its financial obligations as and when they fall due, generally due to a shortage of cleared funds. The Company is exposed to liquidity risk on account of trade and other payables.

The Company manages its liquidity risk through continuously monitoring the cleared funds position and by utilising short term cash budgets and negotiating extended payment terms.

The contractual maturity analysis of the Company’s financial instruments is noted below:

2021	3 months or less A$	Over 3 to 12 months A$	Total A$
Financial liabilities:
Trade and other payables	(1,058,037)	-	(1,058,037)
	(1,058,037)	-	(1,058,037)
Financial assets:
Cash and cash equivalents	650,731	-	650,731
Trade and other receivables	319,016	-	319,016
Term deposit with financial institutions	-	69,942	69,942
	969,747	69,942	1,039,689

2020	3 months or less A$	Over 3 to 12 months A$	Total A$
Financial liabilities:
Trade and other payables	(1,168,435)	-	(1,168,435)
Borrowings	-	(314,070)	(314,070)
	(1,168,435)	(314,070)	(1,168,749)
Financial assets:
Cash and cash equivalents	161,192	-	161,192
Trade and other receivables	266,641	-	266,641
Term deposit with financial institutions	-	61,960	61,960
	427,833	61,960	489,793

F-31

27. Financial risk management and policies (Cont.)

Interest rate risk

Interest rate risk is the risk that fair values and cash flows of the Company’s financial instruments will be affected by changes in the market interest rates.

The Company’s cash and term deposits with financial institutions are impacted by interest rate risks. Other receivables and payables have short maturities and are non-interest bearing. Management believes that the risk of interest rate movement would not have a material impact on the Company’s operations.

The Company is in the business of software development. Earning interest income is not the primary objective of the business. Hence, management does not closely monitor the movements in market interest rates as these do not have a material impact on the Company’s business activities. The cash balances and term deposits are placed at the prevailing short term market interest rates with credit worthy financial institutions.

At the reporting date, the interest rate risk profile of the consolidated entity’s interest-bearing financial instruments was as follows:

		Fixed Interest maturing in:
2021	Floating interest rate	1 year or less	Over 1 to 5 years	More than 5 years	Non-Interest bearing	Total	Weighted average interest rate
Financial Liabilities
Trade and other payables	-	-	-	-	1,058,037	1,058,037	Nil
Borrowings	-	-	-	-	435,600	435,600	Nil
	-	-	-	-	1,493,637	1,493,637

Financial Assets:
Cash and cash equivalents	-	-	-	-	650,731	650,731	Nil
Trade and other receivables	-	-	-	-	319,016	319,016	Nil
Term deposits with financial institutions	-	69,942	-	-	-	69,942	0.28%
	-	69,942	-	-	969,747	1,039,689

		Fixed Interest maturing in:
2020	Floating interest rate	1 year or less	Over 1 to 5 years	More than 5 years	Non-Interest bearing	Total	Weighted average interest rate
Financial Liabilities
Trade and other payables	-	-	-	-	1,168,435	1,168,435	Nil
Borrowings	-	314,070	-	-	405,600	719,670	6.11%
	-	314,070	-	-	1,574,035	1,888,105
Financial assets
Cash and cash equivalents	-	-	-	-	161,192	161,192	Nil
Trade and other receivables	-	-	-	-	266,641	266,641	Nil
Term deposits with financial institutions	-	58,810	-	-	-	58,810	1.42%
Other deposits	-	-	-	-	3,150	3,150	Nil
	-	58,810	-	-	430,983	489,793

F-32

27. Financial risk management and policies (Cont.)

The consolidated entity has performed sensitivity analysis relating to its exposure to interest rate risk, at balance date. The sensitivity analysis demonstrates the effect on the current year results and equity which could result from a change in these risks. At 30 June 2021, the effect on profit and equity as a result in changes in the interest rate, with all other variables remaining constant would be as follows:

	2021 A$	2020 A$
Impact on profit and equity for a +1% movement	(699)	(2,553)
Impact on profit and equity for a -1% movement	699	2,553

Foreign currency risk

Foreign exchange risk arises from future commercial transaction and recognised assets and liabilities dominated in a currency that is not the entity’s functional currency and net investments in foreign operations. The functional and presentation currency of the Company is Australian Dollars.

The Company manages foreign currency risk by continuously monitoring expected cash receipts and payments in their respective currencies together with movements in foreign currency exchange rates. The Company does not currently engage in any hedging activities.

28. Capital management policies and procedures

The Company’s capital management objectives are:

●	To ensure the Company’s ability to continue as a going concern

●	To provide an adequate return to shareholders by pricing products and services in a way that reflects the level of risk involved in providing those goods and services.

Management assesses the Company’s capital requirements in order to maintain an efficient overall financing structure while avoiding excessive leverage. The Company manages the capital structure and makes adjustments to it in the light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital structure, the Company may issue new shares, convert debt to equity or sell assets to reduce debt.

29. Share-based payments

Performance Rights Plan

The Group has a performance-based compensation scheme which allows select employees and consultants the right to acquire ordinary shares in Locafy upon the attainment of certain milestones and performance targets (“Performance Right”). No amounts are paid or payable by the recipient on receipt of the Performance Right or the shares (if issued). The Performance Rights carry neither entitlement to dividends nor voting rights.

F-33

Performance Rights Vesting Conditions

Tranche	Vesting Conditions	Expiry Date
1	Total Group operating revenue greater than A$500,000 for 3 consecutive calendar months.	31 December 2021
2	Total Group operating revenue greater than A$1,000,000 for 3 consecutive calendar months.	31 December 2022
3	Total Group operating revenue greater than A$2,000,000 for 3 consecutive calendar months.	31 December 2023
4	Total Group operating revenue greater than A$2,500,000 for 3 consecutive calendar months.	31 December 2023

29. Share-based payments (Cont.)

Due to the impact of COVID-19 on the Company’s listing and hence its ability to access capital to execute on operational plans, the expiry dates for each vesting conditions were extended by 6 months. On 16 November 2020, when the expiry dates were extended, the Group’s operating revenues were similar to the operating revenues at the time the Performance Rights were initially issued, which was significantly below the vesting conditions thresholds. Accordingly, it was assessed that there was no change in the incremental fair value of the Performance Rights granted and merely affirmed the Company’s initial assessment that it was highly probable that the Performance Rights would expire unexercised. Accordingly, despite the modification to the vesting conditions no incremental change to share-based payments expense has been recognised for these Performance Rights.

Movements in Performance Rights during the year

The following reconciles the Performance Rights outstanding at the beginning and end of the year:

	Tranche 1		Tranche 2
	2021	2020	2021	2020
Balance at beginning of year	245,000	-	367,500	-
Granted during the year	47,800	245,000	123,575	367,500
Forfeited during the year	(75,000)	-	(112,500)	-
Exercised during the year	-	-	-	-
Expired during the year	-	-	-	-
Balance at end of year	217,800	245,000	378,575	367,500

	Tranche 3		Tranche 4
	2021	2020	2021	2020
Balance at beginning of year	612,500	-	-	-
Granted during the year	122,625	612,500	-	-
Forfeited during the year	(187,500)	-	-	-
Exercised during the year	-	-	-	-
Expired during the year	-	-	-	-
Balance at end of year	547,625	612,500	-	-

The number of Performance Rights granted under Tranche 4 will increase by the number of expired Performance Rights granted under Tranches 1 to 3, as and when those Performance Rights expire.

On 20 August 2021, our shareholders authorised, at an extraordinary general shareholders meeting, a one-for-twenty reverse share split of our issued and outstanding ordinary shares (the “Reverse Share Split”). All performance rights issued were also subject to the Reverse Share Split and the amounts following the split are reflected in the table above.

F-34

30. Key management personnel compensation

The aggregate compensation paid or payable to key management personnel of the Group is set out below:

	Consolidated Group
	2021 A$	2020 A$
Short-term employee benefits	617,263	655,640
Post-employment benefits	47,500	49,163
Share-based payment	80,000	80,000

	744,763	784,803

31. Related party transactions

Balance and transactions between the Company and its subsidiaries, which are related parties of the Company, have been eliminated on consolidation and are not disclosed in this note. There are otherwise no transactions between the Group and other related parties requiring disclosure.

32. Post-reporting date events

Between the 30 June reporting date and the date of authorisation, the Company has raised a further A$880,000 under the same convertible note instrument disclosed under Note 17(b), namely these convertible notes will mature in 12 months from the date the funds are received. They are redeemable at 120% of the note’s face value, non-interest bearing and automatically convert to equity upon a Nasdaq listing at a 20% discount to the listing price. The Company has engaged advisers to list on the Nasdaq Capital Markets which will involve raising further capital through an Initial Public Offer. The convertible notes disclosed under Note 17(b) will convert to equity upon Nasdaq listing, however, the Company intends to settle all convertible notes disclosed under Note 17(a) with funds raised from the Nasdaq listing.

On 20 August 2021, our shareholders authorised, at an extraordinary general shareholders meeting, a one-for-twenty reverse share split of our issued and outstanding ordinary shares (the “Reverse Share Split”). No fractional ordinary shares were issued in connection with the Reverse Share Split, and all such fractional interests were rounded to the nearest whole number. Issued and outstanding performance rights were split on the same basis. Unless noted otherwise, all information presented in these financial statements, including the share and per share amounts, reflects the Reverse Share Split.

33. Authorisation of financial statements

The consolidated financial statements for the year ended 30 June 2021 (including comparatives) were approved by the board of directors on 10 November 2021.

Gavin Burnett	Melvin Tan
Chief Executive Officer	Chief Financial Officer

F-35

Locafy Limited

ACN 136 737 767

Unaudited Consolidated Financial Statements For the six months ended 31 December 2021

F-36

Locafy Limited

Consolidated statement of profit or loss and other comprehensive income for the six months ended 31 December 2021

	Note	6 months to 31 Dec 2021 A$ (unaudited)	6 months to 31 Dec 2020 A$ (unaudited)	Year to 30 Jun 2021 A$
Revenue	6	1,795,821	916,380	2,191,425
Other income	7	386,245	775,058	788,258
Technology expense		(776,023)	(263,831)	(651,644)
Employee benefits expense		(2,098,756)	(1,083,559)	(2,359,459)
Occupancy expense		(23,167)	(31,673)	(52,219)
Advertising expense		(39,379)	(40,529)	(67,575)
Consultancy expense		(352,609)	(159,283)	(240,928)
Depreciation and amortisation expense		(200,544)	(194,297)	(397,506)
Other expenses		(40,670)	(5,732)	(132,515)
Impairment of financial assets		-	(10,726)	(14,690)
Operating loss		(1,349,082)	(98,192)	(936,853)

Financial cost		(24,530)	(35,993)	(58,913)
Loss before income tax		(1,373,612)	(134,185)	(995,766)

Income tax expense		-	-	-
Loss for the period		(1,373,612)	(134,185)	(995,766)

Other comprehensive income
Items that will be reclassified subsequently to profit and loss:
Exchange differences on translating foreign operations		(18,050)	21,411	(1,653)

Total Comprehensive Loss for the period		(1,391,662)	(112,774)	(997,419)

Earnings per share
Basic loss per share		(0.07)	(0.01)	(0.05)
Diluted loss per share		(0.07)	(0.01)	(0.05)

This statement should be read in conjunction with the notes to the financial statements.

F-37

Locafy Limited

Consolidated statement of financial position as at 31 December 2021

	Note	31 Dec 2021 A$ (unaudited)	31 Dec 2020 A$ (unaudited)	30 Jun 2021 A$
Assets
Current assets
Cash and cash equivalents		762,739	399,571	650,731
Trade and other receivables		850,825	462,242	391,016
Other assets		302,785	145,054	234,288
Total current assets		1,916,349	1,006,867	1,276,035

Non-current assets
Property, plant and equipment		42,459	5,016	12,392
Right of use assets	9	452,711	113,165	95,756
Intangible assets		1,212,589	1,227,115	1,397,397
Total non-current assets		1,707,759	1,345,296	1,505,545
Total assets		3,624,108	2,352,163	2,781,580

Liabilities
Current liabilities
Trade and other payables		1,322,516	1,274,698	1,058,037
Borrowings	10	2,182,600	405,600	435,600
Provisions		467,156	344,885	384,914
Accrued expenses		185,397	435,779	456,140
Lease liabilities	9	19,507	33,882	43,298
Contract and other liabilities		23,334	30,688	24,079
Total current liabilities		4,200,510	2,525,532	2,402,068

Non-current liabilities
Lease liabilities	9	439,480	109,622	87,400
Provisions		17,413	8,580	10,557
Accrued expenses		1,193,845	1,200,429	1,117,033
Total non-current liabilities		1,650,738	1,318,631	1,214,990
Total liabilities		5,851,248	3,844,163	3,617,058

Net liabilities		(2,227,140)	(1,492,000)	(835,478)

Equity
Issued capital	11	35,505,073	33,963,905	35,505,073
Reserves		3,778,099	3,819,214	3,796,149
Accumulated losses		(41,510,312)	(39,275,119)	(40,136,700)
Total deficiency		(2,227,140)	(1,492,000)	(835,478)

This statement should be read in conjunction with the notes to the financial statements.

F-38

Locafy Limited

Consolidated statement of changes in equity for the six months ended 31 December 2021

Consolidated	Issued capital	Foreign currency translation reserve	Share option reserve	Accumulated losses	Total
	A$ (unaudited)	A$ (unaudited)	A$ (unaudited)	A$ (unaudited)	A$ (unaudited)
Balance at 1 July 2021	35,505,073	192,233	3,603,916	(40,136,700)	(835,478)
Loss for the period	-	-	-	(1,373,612)	(1,373,612)
Exchange difference on translation of foreign operations	-	(18,050)	-	-	(18,050)
Total other comprehensive income	-	(18,050)	-	(1,373,612)	(1,391,662)

Issue of ordinary shares	-	-	-	-	-
Share issue costs	-	-	-	-	-
Balance at 31 December 2021	35,505,073	174,183	3,603,916	(41,510,312)	(2,227,140)

Balance at 1 July 2020	33,179,391	193,886	3,603,916	(39,140,934)	(2,163,741)
Loss for the period	-	-	-	(134,185)	(134,185)
Exchange difference on translation of foreign operations	-	21,411	-	-	21,411
Total other comprehensive income	-	21,411	-	(134,185)	(112,774)

Issue of ordinary shares	794,665	-	-	-	794,665
Share issue costs	(10,150)	-	-	-	(10,150)
Balance at 31 December 2020	33,963,906	215,297	3,603,916	(39,275,119)	(1,492,000)

Balance at 1 July 2020	33,179,391	193,886	3,603,916	(39,140,934)	(2,163,741)
Loss for the year	-	-	-	(995,766)	(995,766)
Exchange difference on translation of foreign operations	-	(1,653)	-	-	(1,653)
Total other comprehensive income	-	(1,653)	-	(995,766)	(997,419)

Issue of ordinary shares	2,335,832	-	-	-	2,335,832
Share issue costs	(10,150)	-	-	-	(10,150)
Balance at 30 June 2021	35,505,073	192,233	3,603,916	(40,136,700)	(835,478)

This statement should be read in conjunction with the notes to the financial statements.

F-39

Locafy Limited

Consolidated statement of cash flows for the six months ended 31 December 2021

	Note	6 months to 31 Dec 2021 A$ (unaudited)	6 months to 31 Dec 2020 A$ (unaudited)	Year to 30 Jun 2021 A$
Operating activities
Receipts from customers		1,267,516	926,525	2,192,798
Payments to suppliers and employees		(2,949,753)	(1,111,345)	(3,127,274)
R&D Tax Rebate	7	386,245	497,358	497,358
Financial Cost		(24,530)	(35,993)	(58,913)
Net cash from operating activities		(1,320,522)	276,545	(496,031)

Investing activities
Purchase of intellectual property		(261,737)	(418,965)	(433,639)
Purchase of property, plant and equipment		(33,827)	-	(8,784)
Net cash used in investing activities		(295,564)	(418,965)	(442,423)

Financing activities
Proceeds from issue of shares		-	710,000	1,739,999
Payment for share issue costs		-	(10,150)	(10,150)
Borrowings		1,747,000	(314,070)	(284,070)
Leasing liabilities		(18,906)	(4,980)	(17,785)
Net cash from financing activities		1,728,094	380,800	1,427,994

Net change in cash and cash equivalents		112,008	238,380	489,540
Cash and cash equivalents, beginning of year		650,731	161,191	161,191
Cash and cash equivalents, end of period		762,739	399,571	650,731

This statement should be read in conjunction with the notes to the financial statements.

F-40

Notes to the financial statements

1. Nature of operations

Locafy Limited (the Company) is an unlisted public company incorporated in Australia. The Company’s principal activities are the continued development of Locafy’s technologies and the commercialisation of the Locafy platform. The Locafy platform has the capability to rapidly produce voice, mobile and web search optimised listings, landing pages, locators and lead sites at large scale. The Company’s activities include selling Locafy’s software-as-a-service products direct to end user and through channel partners, related after-sales service and research and development. The Company also owns and operates a number of online properties from which it derives revenues through publishing content and advertising.

2. General information, basis of preparation and statement of compliance with IFRS

The Financial Statements are for the six months ended 31 December 2021 and are presented in Australian Dollars (A$), which is the functional currency of the parent company. They have been prepared in accordance with the accounting principles generally accepted under International Financial Reporting Standards (“IFRS”). They do not include all of the information required in annual financial statements in accordance with IFRS, and should be read in conjunction with the consolidated financial statements for the year ended 30 June 2021.

3. New Standards adopted at 1 July 2021

There are no accounting pronouncements which have become effective from 1 July 2021 that have a significant impact on the Company’s interim consolidated financial statements.

4. Unaudited interim financial statements

In the opinion of the Company’s management, the financial statements reflect all adjustments, consisting only of a normal recurring nature, necessary to present fairly the Company’s Statements of Financial Position at 31 December 2021, Statements of Financial Performance, Statements of Changes in Equity and Statements of Cash Flows for the six months ended 31 December 2021 and 31 December 2020. Certain notes and other information have been condensed or omitted from the interim financial statements. Therefore, these financial statements should be read in conjunction with the audited consolidated financial statements and the related notes thereto for the fiscal year ended 30 June 2021.

There have been no significant changes in accounting policies during the six months ended 31 December 2021 and 31 December 2020, from those disclosed in the annual consolidated financial statements for the year ended 30 June 2021 and the related notes.

5. Estimates and judgements

When preparing the Financial Statements, management undertakes a number of judgements, estimates and assumptions about recognition and measurement of assets, liabilities, income and expenses. The actual results may differ from the judgements, estimates and assumptions made by management, and will seldom equal the estimated results.

The judgements, estimates and assumptions applied in the Financial Statements, including the key sources of estimation uncertainty, were the same as those applied in the Company’s last annual consolidated financial statements for the year ended 30 June 2021.

6. Revenue

The Group’s revenue disaggregated by primary revenue sources are as follows:

	Six months to 31 December 2021 (unaudited)
	Publishing	Direct	Channel	Total
Subscriptions	-	641,002	639,348	1,280,350
Advertising	161,112	-	-	161,112
Data	304,703	-	-	304,703
Services	-	22515	27141	49,656
Total	465,815	663,517	666,489	1,795,821

F-41

6. Revenue (cont.)

	Six months to 31 December 2020 (unaudited)
	Publishing	Direct	Channel	Total
Subscriptions	-	387,458	77,665	465,123
Advertising	102,701	-	-	102,701
Data	315,405	-	-	315,405
Services	-	17,536	15,615	33,151
Total	418,106	404,994	93,280	916,380

	Year to 30 June 2021
	Publishing	Direct	Channel	Total
Subscriptions	-	1,153,255	208,855	1,362,110
Advertising	177,126	-	-	177,126
Data	602,304	-	-	602,304
Services	-	29,770	20,115	49,885
Total	779,430	1,183,025	228,970	2,191,425

The Group’s revenue disaggregated by primary geographical markets is as follows:

	Six months to 31 December 2021 (unaudited)
	Publishing	Direct	Channel	Total
Australia	23,343	618,455	203,576	845,374
Europe	178,319	17,945	10,942	207,206
United States	252,895	3,890	375,992	632,777
Other countries	11,258	23,227	75,979	110,464
Total	465,815	663,517	666,489	1,795,821

	Six months to 31 December 2020 (unaudited)
	Publishing	Direct	Channel	Total
Australia	19,112	405,688	74,114	498,914
Europe	206,463	-	-	206,463
United States	173,931	-	-	173,931
Other countries	18,600	-	18,472	37,072
Total	418,106	405,688	92,586	916,380

	Year to 30 June 2021
	Publishing	Direct	Channel	Total
Australia	34,741	1,042,621	170,061	1,247,423
Europe	398,406	132,000	-	530,406
United States	315,711	7,772	7,778	331,261
Other countries	30,572	632	51,131	82,335
Total	779,430	1,183,025	228,970	2,191,425

The Group’s revenue disaggregated by pattern of revenue recognition is as follows:

	Six months to 31 December 2021 (unaudited)
	Publishing	Direct	Channel	Total
Services transferred at a point in time	161,113	22,514	27,141	210,768
Services transferred over time	304,702	641,003	639,348	1,585,053
Total	465,815	663,517	666,489	1,795,821

	Six months to 31 December 2020 (unaudited)
	Publishing	Direct	Channel	Total
Services transferred at a point in time	102,701	17,536	15,615	135,852
Services transferred over time	315,405	387,458	77,665	780,528
Total	418,106	404,994	93,280	916,380

F-42

6. Revenue (cont.)

	Year to 30 June 2021
	Publishing	Direct	Channel	Total
Services transferred at a point in time	177,126	29,770	20,115	227,011
Services transferred over time	602,304	1,153,255	208,855	1,964,414
Total	779,430	1,183,025	228,970	2,191,425

7. Other Income

	Note	31 December 2021 A$ (unaudited)	31 December 2020 A$ (unaudited)	30 June 2021 A$
Government subsidy		-	277,700	290,900
Research and development grants	(a)	386,245	497,358	497,358
Total other income		386,245	775,058	788,258

(a) R&D Tax Incentive.

8. Segment Reporting

Management currently identifies three operating segments: publishing, direct sales and channel sales. In identifying these operating segments, management generally follows the Company’s service lines representing its main products and services. These operating segments are monitored by the Company’s chief operating decision maker who is the Company’s chief executive officer and he makes the strategic decisions on the allocation of resources based on segment reporting results.

Each of these operating segments are managed separately as each requires different technologies, marketing approach and other resources.

During the six month period to 31 December 2021, there have been no changes from prior periods in the measurement methods used to determine operating segments and reported segment profit or loss.

The revenues and profit generated by each of the Company’s operating segments and segment assets and liabilities are summarised as follows:

	Six months to 31 December 2021 (unaudited)
	Publishing	Direct	Channel	Total
Revenue
From external customers	465,815	663,517	666,489	1,795,821
Segment revenues	465,815	663,517	666,489	1,795,821

Segment operating profit/(loss)	193,205	278,781	611,888	1,083,874
Segment assets	1,562,363	184,012	395,740	2,142,115
Segment liabilities	(58,192)	(224,046)	(76,957)	(359,195)

	Six months to 31 December 2020 (unaudited)
	Publishing	Direct	Channel	Total
Revenue
From external customers	418,106	404,994	93,280	916,380
Segment revenues	418,106	404,994	93,280	916,380

Segment operating profit/(loss)	(13,458)	201,708	45,302	233,552
Segment assets	1,467,214	116,753	40,207	1,624,174
Segment liabilities	(366,243)	(149,241)	(9,242)	(524,726)

F-43

8. Segment Reporting (cont.)

	Year to 30 June 2021
	Publishing	Direct	Channel	Total
Revenue
From external customers	779,430	1,183,025	228,970	2,191,425
Segment revenues	779,430	1,183,025	228,970	2,191,425

Segment operating profit/(loss)	(55,158)	604,585	7,420	556,847
Segment assets	1,654,054	151,460	85,889	1,891,403
Segment liabilities	(382,104)	(212,644)	(43,251)	(637,999)

The totals presented for the Group’s operating segments reconcile to the key financial figures as presented in its financial statements as follows:

	31 December 2021 A$ (unaudited)	31 December 2020 A$ (unaudited)	30 June 2021 A$
Profit of loss
Segment operating profit/(loss)	1,083,874	233,552	556,847
Other income not allocated	-	277,700	290,900
Research and development grants	386,245	497,358	497,358
Research and development costs	(316,382)	(397,577)	(761,140)
Technology expenses not allocated	(743,703)	(24,537)	(48,750)
Employee benefit expense not allocated	(1,331,013)	(460,532)	(986,580)
Occupancy expense not allocated	(19,218)	(17,443)	(34,555)
Advertising expense not allocated	(22,325)	(13,332)	(20,182)
Consultancy expense not allocated	(352,609)	(159,282)	(240,928)
Depreciation and amortisation not allocated	6,386	(18,092)	(44,916)
Impairment of financial assets not allocated	-	(10,727)	(14,690)
Other expenses not allocated	(40,337)	(5,280)	(130,217)
Group operating loss	(1,349,082)	(98,192)	(936,853)
Finance costs	(24,530)	(35,993)	(58,913)
Group loss before tax	(1,373,612)	(134,185)	(995,766)

9. Right of use assets and lease liabilities

Right-of-use assets

The following tables show the movements in right-of-use assets:

Buildings A$
Gross carrying amount
Balance as at 1 July 2021	153,788
Additions	460,384
Disposals	(153,788)
Balance as at 31 December 2021 (unaudited)	460,384

Amortisation and impairment
Balance as at 1 July 2021	(58,032)
Disposals	72,540
Amortisation	(22,181)
Balance as at 31 December 2021 (unaudited)	(7,673)

Carrying amount as at 31 December 2021 (unaudited)	452,711

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9. Right of use assets and lease liabilities (cont.)

Buildings A$
Gross carrying amount
Balance as at 1 July 2020	153,788
Additions	-
Disposals	-
Balance as at 31 December 2020 (unaudited)	153,788

Amortisation and impairment
Balance as at 1 July 2020	(23,213)
Disposals	-
Amortisation	(17,410)
Balance as at 31 December 2020 (unaudited)	(40,623)

Carrying amount as at 31 December 2020 (unaudited)	113,165

Buildings A$
Gross carrying amount
Balance as at 1 July 2020	153,788
Additions	-
Disposals	-
Balance as at 30 June 2021	153,788

Amortisation and impairment
Balance as at 1 July 2020	(23,213)
Disposals	-
Amortisation	(34,819)
Balance as at 30 June 2021	(58,032)

Carrying amount as at 30 June 2021	95,756

Lease liabilities

Lease liabilities are presented in the consolidated statement of financial position as follows:

	31 December 2021 A$ (unaudited)	31 December 2020 A$ (unaudited)	30 June 2021 A$
Current	19,507	33,882	43,298
Non-current	439,480	109,622	87,400
	458,987	143,504	130,698

The Company has a lease for office space. This lease is reflected in the consolidated financial statement of financial position as a right-of-use asset and a lease liability. For the lease over the office space, the Company must keep this property in a good state of repair and return the property in their original condition at the end of lease.

During the current period, the Company entered into a surrender of lease agreement with respect to the lease of existing office space and a new lease agreement with respect to larger office space in anticipation of business growth. The agreements were signed simultaneously giving the effect of replacing the existing lease with the new lease.

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9. Right of use assets and lease liabilities (cont.)

The lease liabilities are secured by the related underlying assets. Future minimum lease payments at 31 December 2021 were as follows:

	Minimum lease payments due
	Within 1 year	1-2 years	2-3 years	3-4 years	4-5 years	Total
31 December 2021 (unaudited)
Lease payments	53,338	81,152	145,521	149,696	140,617	570,324
Finance charges	(33,832)	(31,459)	(25,234)	(15,679)	(5,133)	(111,337)
Net present values	19,506	49,693	120,287	134,017	135,484	458,987

31 December 2020 (unaudited)
Lease payments	43,710	52,325	53,721	13,518	-	163,274
Finance charges	(9,828)	(6,684)	(3,091)	(167)	-	(19,770)
Net present values	33,882	45,641	50,630	13,351	-	143,504

30 June 2021
Lease payments	51,642	53,018	40,555	-	-	145,215
Finance charges	(8,344)	(4,934)	(1,239)	-	-	(14,517)
Net present values	43,298	48,084	39,316	-	-	130,698

Lease payments not recognised as a liability

The Company has elected not to recognise a lease liability for short term leases (leases with an expected term of 12 months or less). Payments made under such leases are expensed on a straight-line basis.

10. Borrowings

Borrowings include the following financial liabilities:

	Note	31 December 2021 A$ (unaudited)	31 December 2020 A$ (unaudited)	30 June 2021 A$
ASX Convertible notes	(a)	405,600	405,600	405,600
NASDAQ Convertible notes	(b)	1,777,000	-	30,000
		2,182,600	405,600	435,600

(a)	As at 31 December 2021 the convertible notes are due and payable. The Company has on issue A$435,600 in unsecured convertible notes, including accrued interest. A$405,600 of these notes have matured, have a fixed repayment amount and are not accruing further interest. These notes automatically convert to equity upon an ASX listing at a 50% discount to the listing price. In the event an ASX listing does not occur the notes will be redeemed in cash at their face value plus interest. All convertible notes are due and payable as at reporting date.
(b)	The NASDAQ convertible notes mature in 12 months from the date the funds are received. They are redeemable at 120% of the note’s face value, non-interest bearing and automatically convert to equity upon a NASDAQ listing at a 20% discount to the listing price.

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11. Issued capital

	Note	31 December 2021 (unaudited)	31 December 2020 (unaudited)	30 June 2021
Shares issued and fully paid:
- Beginning of the period		371,965,778	347,795,378	347,795,378
- Reduction of ordinary shares due to reverse share split	(a)	(353,367,364)	-	-
- Shares issued from capital raisings		-	14,000,000	19,150,000
- Share based payments to suppliers		-	1,693,300	3,720,400
- Shares issued to related parties		-	-	800,000
- Shares issued for assets			-	500,000
Shares issued and fully paid at the end of the period		18,598,414	363,488,678	371,965,778

(a)	On 20 August 2021, our shareholders authorised, at an extraordinary general shareholders meeting, a one-for-twenty reverse share split of our issued and outstanding ordinary shares (the “Reverse Share Split”). No fractional ordinary shares were issued in connection with the Reverse Share Split, and all such fractional interests were rounded to the nearest whole number. Issued and outstanding performance rights were split on the same basis.

12. Share-based payments

Performance Rights Plan

The Group has a performance-based compensation scheme which allows select employees and consultants the right to acquire ordinary shares in Locafy upon the attainment of certain milestones and performance targets (“Performance Right”). No amounts are paid or payable by the recipient on receipt of the Performance Right or the shares (if issued). The Performance Rights carry neither entitlement to dividends nor voting rights.

Performance Rights Vesting Conditions

Tranche	Vesting Conditions	Expiry Date
1	Total Group operating revenue greater than A$500,000 for 3 consecutive calendar months.	30 June 2024
2	Total Group operating revenue greater than A$1,000,000 for 3 consecutive calendar months.	30 June 2024
3	Total Group operating revenue greater than A$2,000,000 for 3 consecutive calendar months.	30 June 2024

Due to the continued impact of COVID-19 on the Company’s listing and hence its ability to access capital to execute on operational plans, on 16 July 2021, the expiry dates for each vesting condition were extended to 30 June 2024 and the previously issued “Tranche 4” Performance Rights removed altogether. As a consequence of this change, the Company has assessed the fair value of the Performance Rights granted by applying an adjusted Black-Scholes options pricing model as a proxy. Accordingly, the Company has recognised a share-based payment expense in the current financial period. Previously, the Company had assessed that it was highly probable that the Performance Rights would expire unexercised and, hence, no share-based payments expense had been recognised.

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12.	Share-based payments (cont.)

Movements in Performance Rights during the period

The following reconciles the Performance Rights outstanding at the beginning and end of the period:

	Tranche 1		Tranche 2		Tranche 3
	31 December 2021 (unaudited)	30 June 2021	31 December 2021 (unaudited)	30 June 2021	31 December 2021 (unaudited)	30 June 2021
Balance at beginning of period	217,800	245,000	378,575	367,500	547,625	612,500
Granted during the period	38,750	47,800	93,125	123,575	196,875	122,625
Forfeited during the period	(25,000)	(75,000)	(72,500)	(112,500)	(62,500)	(187,500)
Exercised during the period	-	-	-	-	-	-
Balance at end of period	231,550	217,800	399,200	378,575	682,000	547,625

13. Events after the reporting date

No matters or circumstances have arisen since the end of the reporting period, not otherwise disclosed in this report, which significantly affected, or may significantly affect, the operations of the Group, the results of those operations, or the state of affairs of the Group in future financial years.

F-48

_________ Units

each consisting of one ordinary share and

one Warrant to purchase one ordinary share

Locafy Limited

PROSPECTUS

           , 2022

H.C. Wainwright & Co.

Until                     , 2022 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers

Australian law

Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors for liabilities and costs incurred while acting as a director or officer of the company, subject to restrictions imposed under the Corporations Act which provides that a company or a related body corporate of the company must not indemnify an officer or director against any of the following liabilities incurred as an officer or director of the company:

●	a liability owed to the company or a related body corporate of the company;
●	a liability for certain pecuniary penalty orders or compensation orders;
●	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or
●	as to legal costs, legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:
○	in defending or resisting proceedings in which the officer or director is found to have a liability for which they could not be indemnified by reason of the limitations on indemnification set out above;
○	in defending or resisting criminal proceedings in which the officer or director is found guilty;
○	in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); or
○	in connection with proceedings for relief to the officer or director under the Corporations Act, in which the court denies the relief.

Constitution

Our Constitution provides, except to the extent prohibited by law including under the Corporations Act, for the indemnification of every person who is or has been an officer or a director of the Company against any liability (other than conduct involving a lack of good faith on the part of the officer) incurred by that person as an officer or director. This includes any liability incurred by that person in their capacity as an officer or director of a subsidiary of the Company where the Company requested that person to accept that appointment.

Indemnification Agreements

Pursuant to Deeds of Indemnity, Insurance and Access, the form of which is filed as Exhibit 10.3 to this registration statement, we have agreed to indemnify (to the maximum extent permitted by law and our Constitution, subject to certain specified exceptions) our directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director.

SEC Position

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Pursuant to the underwriting agreement for this offering, the form of which is filed as Exhibit 1.1 to this registration statement, the underwriters will agree to indemnify our directors and officers and persons controlling us, within the meaning of the Securities Act, against certain liabilities that might arise out of or are based upon certain information furnished to us by any such underwriter.

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Item 7.	Recent Sales of Unregistered Securities

Set forth below is information regarding all securities issued by us without registration under the Securities Act in the past three years. The information presented below gives effect to our Reverse Share Split.

Period	Details	No.	Issue Price A$	Total Value A$
August 2018 to June 2019	Shares issued from capital raisings	309,721	2.00	619,442
June 2019	Shares issued from capital raisings	90,000	1.11	100,000
June 2019	Shares issued for assets	50,000	7.00	350,000
July 2019 to March 2020	Shares issued from capital raisings	213,917	2.00	427,836
August 2019 to January 2020	Shares issued from capital raising (special placement)	1,543,110	1.11	1,714,568
October 2019	Shares issued to related parties	40,000	2.00	80,000
November 2019	Share cancellation pursuant to legal settlement approved by shareholders at the Annual General Meeting of the Company held on November 29, 2019	(2,623,386)	0.30	(800,001)
December 2019	Shares issued from capital raisings	100,000	1.00	100,000
January 2020	Shares issued to holders of ASX Convertible Notes (as defined below) in relation to maturity date extensions(1)	27,500	1.12	30,800
February 2020	Shares issued to suppliers in lieu of cash	70,022	1.12	78,647
July to August 2020	Shares issued from capital raisings	10,000	2.00	20,000
October to December 2020	Shares issued from capital raisings	690,000	1.00	690,000
October to December 2020	Shares issued to supplier in lieu of cash	84,665	1.00	84,665
February 2021	Shares issued to suppliers in lieu of cash	37,125	2.00	74,250
February 2021	Shares issued to related parties	40,000	2.00	80,000
March 2021	Shares issued from capital raisings	257,500	4.00	1,030,000
April 2021	Shares issued for assets	25,000	4.00	100,000
May to June 2021	Shares issued to suppliers in lieu of cash	64,230	4.00	256,918
May to December 2021	NASDAQ Convertible Notes(2)	N/A	N/A

(1) In 2015 we privately placed certain non-interest bearing convertible notes (the “ASX Convertible Notes”), in each case constituted by a Convertible Note Deed, in the aggregate principal amount of A$405,600 as of December 31, 2021. The ASX Convertible Notes may be converted under their terms upon notice by the holder thereof, on the basis of one ordinary share (pre-reverse share split) for each ASX Convertible Note. Following a successful listing on the ASX, the ASX Convertible Notes are contemplated to be converted mandatorily into ordinary shares of Locafy, in the case of an IPO, or into common equity of an acquiring company, in the case of a reverse merger into a listed company. The description of the ASX Convertible Notes is qualified in its entirety by the full text of the Convertible Note Deed, a copy of which is filed as Exhibit 4.4.

(2) In 2021 we privately placed certain non-interest bearing Nasdaq Convertible Notes, in each case constituted by a Deed Poll Constituting Convertible Loan Notes, in the aggregate principal amount of A$1,777,000 as of December 31, 2021, each with a face value of A$1.00, which may be converted under their terms, upon notice by the holder thereof, on the basis of one ordinary share for each five Nasdaq Convertible Notes. Following a successful IPO, the Nasdaq Convertible Notes are contemplated to be converted mandatorily into that amount of ordinary shares equal to (i)(A) the face value of such notes being converted multiplied by (B) the foreign exchange conversion rate (A$1 = US$0.7726), divided by (ii) the price that is 80% of the price at which the relevant ordinary shares were issued under a prospectus at the time of listing. The description of the Nasdaq Convertible Notes is qualified in its entirety by the full text of the Deed Poll Constituting Convertible Loan Notes, a copy of which is filed as Exhibit 4.1.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions or any public offering. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

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Item 8.	Exhibits and Financial Statement Schedules

The exhibits listed below are filed as part of this Registration Statement.

Exhibit No.	Description

1.1**	Form of Underwriting Agreement.

3.1*	Constitution of the Registrant, as currently in effect.

4.1*	Form of Deed Poll Constituting Convertible Loan Notes.

4.2**	Form of Representative’s Warrant.

4.3**	Form of Warrant.

4.4*	Form of Convertible Note Deed.

5.1**	Opinion of Steinepreis Paganin.

10.1**	Form of Employment Agreement.

10.2#*	Company Performance Rights Plan.

10.3*	Form of Deed of Access, Insurance and Indemnity.

10.4*	Lease Agreement, by and between Landville Pty Ltd and Victor Vlahos as trustee for the Victor Vlahos Family trust and Locafy Limited.

21.1**	List of subsidiaries.

23.1*	Consent of Grant Thornton Australia LLP, an Independent Registered Public Accounting Firm.

23.2**	Consent of Steinepreis Paganin (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature pages of this Registration Statement).

* Filed herewith.

** To be filed by amendment.

# Indicates management contract or compensatory plan.

All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 9.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F (17 CFR § 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Perth, Australia on January 31, 2022.

Locafy LIMITED

By:	/s/ Gavin Burnett
Name:	Gavin Burnett
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gavin Burnett and Melvin Tan as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each action alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Gavin Burnett
Gavin Burnett	Chief Executive Officer, and Managing Director	January 31, 2022

/s/ Melvin Tan
Melvin Tan	Chief Financial Officer, and Executive Director	January 31, 2022

/s/ Collin Visaggio
Collin Visaggio	Chairman and Non-Executive Director	January 31, 2022

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the registrant and has duly caused this Registration Statement on Form F-1 to be signed by the undersigned, thereunto duly authorized, on January 31, 2022.

Puglisi & Associates

(Authorized Representative in the United States)

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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